SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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☐	Soliciting Material Pursuant to Sec. 240.14a-12

FIRST HORIZON NATIONAL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 11, 2019

Dear Fellow Shareholder:

You are cordially invited to attend First Horizon National Corporation’s 2019 annual meeting of shareholders. We will hold the meeting on April 23, 2019 in the Auditorium, First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee 38103, at 10:00 a.m. local time.

2018 was a momentous year for First Horizon. The company wrapped up a year of high returns and growth in deposits and loans in key markets, including Tennessee, the Mid-Atlantic and South Florida, capitalizing on synergies from our merger with Capital Bank. The growth we achieved in 2018 will allow us to continue building from a position of strength in 2019. We retained our No. 1 deposit market share in Tennessee and continued to grow organically in our other markets. First Horizon continued to receive recognition as a great banking organization and a great place to work. Highlights include:

•	Executed merger priorities in connection with our acquisition of Capital Bank, the largest merger in our history.

•	Annual common dividend rate increased in 2018 by 33% to 48 cents per share and increased again early in 2019 by 17% to 56 cents per share.

•	Net charge-offs were 0.06% for 2018, reflecting stable credit quality.

•	Net interest margin in 2018 increased to 3.45% from 3.12%.

•	Net interest income increased 45% in 2018.

•	Deposit growth was up 7% in 2018, driven by momentum in key markets and strategic focus on deposit growth.

As we mark our 155th year, our Firstpower culture, with its emphasis on Accountability, Adaptability, Integrity and Relationships, continues to help us meet the challenges that we face. The strength of our culture and the quality of our people have been reaffirmed with top-employer recognition from Fortune, Forbes, American Banker, the National Association for Female Executives, the Bloomberg Gender-Equality Index, the Dave Thomas Foundation for Adoption, and the Profiles in Diversity Journal.

In 2018, First Horizon reinforced its commitment to the communities we serve through several new initiatives. In April 2018, we unveiled a five-year $3.95 billion community benefit plan to increase access to financial resources within low- and moderate-income communities across the First Tennessee and Capital Bank footprints. In addition, the company celebrated the 25th anniversary of the First Horizon Foundation and introduced the Capital Bank Foundation through its 25 Years of Giving Video Contest, which awarded 35 non-profits grants totaling $275,000. First Horizon also released its inaugural Corporate Social Responsibility report, Here for Good, which highlights the company’s environmental, social and governance initiatives.

Accompanying this letter are the formal notice of the annual meeting, our 2019 proxy statement and our annual report to shareholders, which contains detailed financial information relating to our activities and operating performance during 2018. Though it is being delivered to you with our proxy statement, the annual report to shareholders is not “soliciting material” under SEC Regulation 14A.

At the meeting, we will ask you to elect fourteen directors; to vote on an advisory resolution to approve executive compensation (“say on pay”); and to ratify the appointment of KPMG LLP as our independent auditors for 2019. The accompanying proxy statement contains information about these matters.

Your vote is important. You may vote your proxy by telephone, over the internet or, if you received a paper proxy card by mail, you may also vote by signing, dating, and returning the proxy card by mail (as directed on the proxy card). Even if you plan to attend the meeting, please vote your proxy by telephone or over the internet or return your proxy card as soon as possible.

Thank you for your continued support of First Horizon, and I look forward to seeing you at the annual meeting.

D. Bryan Jordan
Chairman of the Board,
President and Chief Executive Officer

Notice of Annual Shareholders’ Meeting

April 23, 2019
10:00 a.m. Central Time

The annual meeting of the holders of First Horizon National Corporation’s common stock will be held on April 23, 2019, at 10:00 a.m. local time in the Auditorium of the First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee 38103.

The items of business are:

1.	Election of fourteen directors to serve until the 2020 annual meeting of shareholders and until their successors are duly elected and qualified.

2.	Vote on an advisory resolution to approve executive compensation (“say on pay”).

3.	Ratification of the appointment of auditors.

These items are described more fully in the following pages, which are made a part of this notice. The close of business on February 22, 2019 is the record date for the meeting. All holders of record of First Horizon’s common stock as of that time are entitled to vote at the meeting.

Management requests that you vote your proxy by telephone or over the internet or that you sign and return the form of proxy promptly, as applicable, so that if you are unable to attend the meeting your shares can nevertheless be voted. You may revoke a proxy at any time before it is exercised at the annual meeting in the manner described on page 8 of the proxy statement.

CLYDE A. BILLINGS, JR.
Senior Vice President, Assistant General Counsel
and Corporate Secretary

Memphis, Tennessee
March 11, 2019

IMPORTANT NOTICE

Please (1) vote your proxy by telephone (2) vote your proxy over the internet or (3) mark, date, sign and promptly mail the form of proxy, as applicable, so that your shares will be represented at the meeting.

If you hold your shares in street name, it is critical that you instruct your broker or bank how to vote if you want your vote to count in the election of directors and the advisory resolution to approve executive compensation (vote item nos. 1 and 2 of this proxy statement). Under current regulations, if you hold your shares in street name and you do not instruct your broker or bank how to vote in these matters, no votes will be cast on your behalf with respect to these matters. For additional information, see pages 8-9 of the proxy statement.

Proxy Statement for 2019 First Horizon National Corporation Annual Meeting

Proxy Summary

Please read the entire proxy statement before voting. This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information that you should consider. Page references are supplied to help you find further information in the proxy statement.

The Annual Meeting

Time and Date:	10:00 a.m. local time, April 23, 2019
Place:	The Auditorium of the First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee 38103
Record Date:	February 22, 2019
Common Shares Outstanding and Entitled to Vote on Record Date:	317,433,757
Internet Availability:	First Horizon uses the SEC’s “notice and access” rule. Notice of internet availability of proxy materials will be sent on or about March 11, 2019.

Vote Items

	Matter	Board Recommendation	Page Reference
Vote Item 1	Election of directors. We are asking you to elect the 14 nominees named in this proxy statement as directors for a one-year term. Each of our current directors is standing for re-election.	FOR each director nominee	33
Vote Item 2	Advisory resolution on executive compensation. In accordance with SEC rules, we are asking you to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement.	FOR	42
Vote Item 3	Ratification of appointment of auditors. We are asking you to ratify the appointment of KPMG LLP as our auditors for 2019.	FOR	44

Shareholder Engagement and Enhancements to our Compensation and Governance Programs

At our 2018 annual meeting, vote item 3—Advisory Resolution to Approve Executive Compensation, commonly known as “say on pay”—received a For vote of 32% of the shares voted. This contrasts sharply with the vote our say on pay vote item has historically received; in 2017, for instance, our say on pay vote item received the support of 95.2% of our shareholders. Although the say on pay vote is technically advisory, the Committee and the entire Board took the 2018 results very seriously, reached out to our shareholders and listened to their concerns regarding our executive compensation practices. In addition, as part of our usual keeping abreast of corporate governance developments and in the course

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of our interaction with shareholders and proxy advisors during 2018, proxy access and enhancement of our disclosure regarding corporate social responsibility matters came up frequently as topics of interest.

After reviewing recent corporate governance developments and hearing from shareholders and proxy advisors, First Horizon has implemented a number of enhancements to its executive compensation and governance programs. The table below highlights key outcomes of these processes, all of which are discussed in more detail below.

HIGHLIGHTS OF COMPENSATION AND GOVERNANCE ENHANCEMENTS
•	Will not create all-or-nothing designs for special compensation awards
•	Will not pay off-plan cash bonuses to the CEO
•	Executive pay package of president of our fixed income business changed to be a variable percentage of divisional net profit with the percentage dependent on divisional return on equity (ROE)
•	Traditional PSU performance goal will be changed from ROE ranked against our peers to return on tangible common equity (ROTCE), also ranked against our peers, and will include an adjustment, 25% up or down, based on our total shareholder return (TSR) rank against peers; PSUs will comprise 60% of CEO’s 2019 stock awards, up from 50%
•	Adopted proxy access
•	Published our inaugural Corporate Social Responsibility report, Here for Good

2018 Shareholder Engagement

•	Reached out to the holders of over 50% of our outstanding common shares

•	Two directors, Compensation Committee Chair Vicki Palmer and Lead Director Colin Reed, spoke with representatives of those shareholders and with proxy advisory firms

•	Undertook an investor perception survey

•	Held an Investor Day event for shareholders and analysts

•	Engaged in ongoing dialogue with shareholders and proxy advisors in one-on-one conversations as well as via conferences, road shows, and on-site visits conducted by Investor Relations

What we heard	How we responded

All-or-Nothing Special Awards

A special multi-year cash bonus paid to our CEO which more than doubled his “total compensation” reported for 2017 was the source of most of the criticism from shareholders and was, by itself, the driver of most of the negative votes.

The 2017 bonus was awarded to address a 2012 special CEO performance stock unit award whose all-or-nothing design, which paid out zero for a near-miss, was a critical mistake.

We recognize the mistake of designing incentive awards to perform on an all-or-nothing basis. We will refrain from creating all-or-nothing designs for executive incentive awards in the future.

Currently, only one award remains outstanding with an all-or-nothing design: a portion of the CEO’s 2016 special retention award. If the 2016 special award fails to perform, even if only slightly, we will take no action to make up for it.

Off-Plan Discretionary Cash Bonuses

The CEO’s bonus should have been structured as an on-plan award with a service vesting requirement, rather than as an off-plan cash bonus with no ongoing service requirement.	We will not pay our CEO off-plan, discretionary cash bonuses.
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What we heard	How we responded

Compensation Package of President of Fixed Income Business

The Committee should re-examine the compensation package/opportunity of the president of our fixed income business, FTN Financial, in light of changes in the operating environment for the business.

After considering input from several shareholders, we made this executive’s total pay significantly more sensitive to changes in the fixed income business’s profitability.

Starting in 2018, this executive’s total pay package has been changed to be a variable percentage of the managers’ pool for our fixed income business, rather than 15% fixed. The percentage now ranges from 9% to 15%, depending on divisional ROE achieved by the fixed income business.

Performance Metrics for Annual PSUs

If peer-comparison metrics continue to be used for our long-term performance stock unit (PSU) program, a TSR measure should be added.	For the 2019 annual PSUs, executive PSU outcomes will be driven by a peer-rank ROTCE goal (rather than ROE), adjusted by a new peer-rank TSR modifier. The TSR modifier will range from 75% to 125% and be applied to the ROTCE outcome to create a final payout percentage.

Increased Weighting of PSUs for CEO

Some shareholders suggested that a CEO’s pay package should be strongly tied to performance, and that our CEO’s package could be enhanced in that respect.	Starting with 2019, 60% of our CEO’s total annual stock award package will consist of PSUs, up from 50%.

Proxy Access

Shareholders believe that proxy access, which allows shareholders to have their nominees appear in our proxy statement, is a best practice and should be adopted.	We adopted a proxy access bylaw that allows a shareholder or group of up to 20 shareholders that has held at least 3% of our common stock for at least three years to nominate up to the greater of two directors or 20% of the Board and have those nominees appear in our proxy statement, subject to notice, eligibility and other specific requirements in our Bylaws.

Corporate Social Responsibility

Many shareholders today are concerned about the impact of the companies in which they invest on employees, customers and communities and asked First Horizon to address their concerns in a Corporate Social Responsibility report.	We published our inaugural Corporate Social Responsibility (CSR) report, Here for Good, which highlights the company’s impact on and outlines its commitment to its communities, employees, and customers. The report is available on our website and details First Horizon’s initiatives focused on promoting social and environmental responsibility, building stronger communities, and practicing sound corporate governance.

We also announced the establishment of an internal Corporate Social Responsibility Committee, which will review, direct and guide the company’s CSR and environmental, social and governance efforts. The CSR committee will provide the CEO, Board of Directors and Executive Management Committee quarterly and annual reports on CSR activities and ESG initiatives. This committee is composed of senior leaders appointed by the CEO and led by the Chief Communications Officer.
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2018 Performance Highlights

WE ACHIEVED OUR LONG-TERM BONEFISH GOALS. We call our model for long-term financial performance targets the “bonefish.” First developed in 2009 and updated as circumstances change, we strive to achieve bonefish targets using organic expansion and improvement coupled with strategic and tactical acquisitions. At the start of 2018, our “head” goal was to achieve return on tangible common equity (ROTCE) of at least 15%, and a key supporting measure was to achieve return on assets (ROA) of at least 1.10%.

Results for those measures in 2018 are presented below, along with two commonly-followed non-bonefish measures: earnings per share (EPS) and return on equity (ROE).

2018 Financial Highlights

EPS / Adj EPS $1.65 / $1.41	ROA / Adj ROA 1.38% / 1.19% 2018 Bonefish: 1.10% - 1.30%	ROE / Adj ROE 12.1% / 10.5%	ROTCE / Adj ROTCE 20.3% / 17.7% 2018 Bonefish: 15%+

In 2018 we surpassed our goals. Key contributors to this success were the Capital Bank merger in 2017, organic loan and deposit growth, and disciplined lending practices, coupled with improvement in environmental factors, especially corporate tax reform. Increases in short-term interest rates early in the year were beneficial, while continued increases later in the year (coupled with little increase in long-term rates) negatively impacted net interest margins and contributed to a major stock price decline affecting the entire banking sector.

ROTCE and adjusted results differ from results reported using generally accepted accounting principles (GAAP). The impacts of a large capital gain, merger integration expenses, and certain other notable items have been excluded from all adjusted results. Non-GAAP results are reconciled to GAAP items in Appendix B.

Long-Term Financial Results: 2014-2018

Compensation Highlights (detailed discussion begins on page 47)

Our compensation policies and practices are designed to align the interests of our employees with the interests of our shareholders. We seek to attract, retain, incent, and reward individuals who contribute to our long-term success. We strive to link pay to Company performance for all executive officers, including our CEO. Our compensation practices embrace many best practice corporate governance principles.

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Practices We Employ Include	Practices We Avoid or Prohibit Include

Performance-based (at-risk) and stock-based pay emphasized	Tax gross-up features*

Performance measures drive shareholder value	Stock option repricings

Performance measures emphasize controllable outcomes	Discount-priced stock options

Committee use of independent compensation consultant	Single-trigger change in control payouts

Meaningful share ownership requirements require holding 50% of after-tax vested stock awards during career with the company, rising to 75% if multiple-of-salary minimum stock ownership levels are not met	Employment agreements Hedging transactions in First Horizon stock (e.g., trading derivatives, taking short positions, or hedging long positions)

Double-trigger on change in control features and agreements (change-in-control event plus qualifying termination)

Clawbacks if financial results relevant to cash or stock performance awards are restated under various circumstances

*	An excise tax gross-up feature is grandfathered in certain older change-in-control severance agreements, but has not been used in new agreements since 2008.

Governance Highlights (a detailed discussion begins on page 10)

First Horizon is dedicated to operating in accordance with sound corporate governance principles. We believe that these principles not only form the basis for our reputation of integrity in the marketplace but also are essential to our efficiency and overall success. Some of our corporate governance principles, policies and practices are listed below.

Proxy access

Annual director elections

Majority voting

Independent Lead Director

All non-employee directors (12 of 14 directors) are independent

Board refreshment: 7 new directors in the last 7 years

Clawback policy

Stock ownership guidelines for directors and executives

Corporate Social Responsibility report, Here for Good
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Our Awards

First Horizon always strives to be Here for Good. We’re honored by the recognition awarded us for our efforts. We are especially proud of the praise we have received for our community service and family-friendly work environment. Here are some of our honors:

America’s Best Midsize Employers list

Forbes, 2018

Top 50 Companies for Executive Women

National Association for Female Executives in 2009, 2012-2018

2018 Phoenix-Hecht Quality Index™

Excellence in Middle Market Banking

2018 Greenwich Excellence Awards

Received 12 awards in the Small Business Banking category

Received nine awards in the Middle Market Banking category

Received four Best Brand awards

100 Best Companies for Working Mothers

Working Mother magazine’s annual list of the 100 Best Companies, 1995-2017

100 Best Adoption-Friendly Workplaces in America

Dave Thomas Foundation for Adoption since 2009

Best Workplaces for Women

Fortune Magazine, 2017

Best Companies for Multicultural Women

Working Mother magazine, 2017

Bloomberg Gender-Equality Index

Bloomberg, 2018 and 2019

Best bank to work for

American Banker, 2013-2017

Fifth most reputable bank in the U.S.

American Banker, 2017

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2019 ANNUAL MEETING & PROXY STATEMENT—GENERAL MATTERS

2019 Annual Meeting & Proxy Statement—General Matters

Purpose of the Annual Meeting of Common Shareholders

Our Board of Directors is soliciting proxies to be voted at our upcoming annual meeting of the holders of First Horizon’s common stock (and at any adjournment or adjournments of the meeting). At the meeting, our common shareholders will act to elect fourteen directors; to vote on an advisory resolution to approve executive compensation (“say on pay”); and to ratify the appointment of KPMG LLP as our independent auditors for 2019.

Date, Time & Place of the Annual Meeting

The annual meeting of the holders of our common stock will be held on Tuesday, April 23, 2019 at 10:00 a.m. local time in the Auditorium at the First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee 38103. To obtain additional information or directions to be able to attend the meeting and vote in person, contact our Corporate Communications office at 866-365-4313.

Terms Used in this Proxy Statement

In this proxy statement, First Horizon National Corporation is referred to by the use of “we,” “us” or similar pronouns, or simply as “FHN” or “First Horizon,” and First Horizon and its consolidated subsidiaries are referred to collectively as “the company.” The term “shares” means First Horizon’s common stock, and the term “shareholders” means the holders of that common stock, unless otherwise clearly stated. In addition, the notice of the 2019 annual meeting of shareholders, this proxy statement, our annual report to shareholders for the year ended December 31, 2018, and the proxy card are referred to as our “proxy materials.” Though the annual report to shareholders is included in the term “proxy materials,” it is not “soliciting material” under SEC Regulation 14A.

Internet Availability of Proxy Materials

We use the SEC’s “notice and access” rule, which allows us to furnish our proxy materials over the internet to our shareholders instead of mailing paper copies of those materials to each shareholder. As a result, beginning on or about March 11, 2019, we sent to most of our shareholders by mail or e-mail a notice of internet availability of proxy materials, which contains instructions on how to access our proxy materials over the internet and vote online. This notice is not a proxy card, and you cannot use it to vote your shares. If you received only a notice, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice.

If you received a paper copy of the notice, we encourage you to help us save money and reduce the environmental impact of delivering paper notices by signing up to receive all of your future proxy materials electronically.

If you own shares of common stock in more than one account—for example, in a joint account with your spouse and in your individual brokerage account—you may have received more than one notice. To vote all of your shares, please follow each of the separate voting instructions that you received for your shares of common stock held in each of your different accounts.

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2019 ANNUAL MEETING & PROXY STATEMENT—GENERAL MATTERS

Voting by Proxy & Revoking your Proxy

The First Horizon Board of Directors is asking you to give us your proxy. Giving us your proxy means that you authorize another person or persons to vote your shares of our common stock at the annual meeting of shareholders in the manner you direct. Giving us your proxy allows your shares to be voted even if you do not attend the annual meeting in person. You may revoke your proxy at any time before it is exercised by writing to the Corporate Secretary, by timely delivering a properly executed, later-dated proxy (including by telephone or internet) or by voting by ballot at the meeting. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified on the proxy. If you submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the recommendations of our Board of Directors as follows:

FOR:

1.	Election of fourteen directors to serve until the 2020 annual meeting of shareholders and until their successors are duly elected and qualified.

2.	Approval of an advisory resolution to approve executive compensation (“say on pay”).

3.	Ratification of the appointment of auditors.

Solicitation of Proxies

First Horizon will pay the entire cost of soliciting the proxies. In following up the original solicitation of the proxies, we may request brokers and others to send proxy materials to the beneficial owners of the shares and may reimburse them for their expenses in so doing. If we deem it necessary, we may also use several of our employees to solicit proxies from the shareholders, either personally or by telephone, letter or e-mail, for which they will receive no compensation in addition to their normal compensation. We have hired Morrow Sodali LLC, 470 West Ave., Stamford, CT 06902 to aid us in the solicitation of proxies for a fee of $9,000 plus out-of-pocket expenses. An additional charge of $6.50 per holder will be incurred should we choose to have Morrow Sodali LLC solicit individual holders of record.

Quorum & Vote Requirements

Except for our depositary shares (each representing a 1/4000th interest in a share of non-cumulative perpetual preferred stock, Series A, issued by First Horizon on January 31, 2013), which have limited voting rights and no right to vote at the annual meeting, our common stock is our only class of voting securities. There were 317,433,757 shares of common stock outstanding and entitled to vote as of February 22, 2019, the record date for the annual meeting.

Each share is entitled to one vote. A quorum of the shares must be represented at the meeting to take action on any matter at the meeting. A majority of the votes entitled to be cast constitutes a quorum for purposes of the annual meeting. Both “abstentions” and broker “non-votes” will be considered present for quorum purposes, but will not otherwise have any effect on the vote items.

The affirmative vote of a majority of the votes cast is required to elect the nominees as directors, and we have adopted a director resignation policy that requires a director who does not receive the affirmative vote of a majority of the votes cast with respect to his or her election to tender his or her resignation. For additional information on our director resignation policy, see the summary of the policy in the “Corporate Governance & Board Matters” section of this proxy statement beginning on page 10. The policy is also contained in our Corporate Governance Guidelines, which are available on our website at www.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”).

The affirmative vote of a majority of the votes cast is required to approve the advisory resolution on executive compensation and to ratify the appointment of auditors.

Effect of Not Casting Your Vote

Shares Held in Street Name. If you hold your shares in street name it is critical that you instruct your broker or bank how to vote if you want your vote to count in the election of directors and the

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2019 ANNUAL MEETING & PROXY STATEMENT—GENERAL MATTERS

advisory resolution to approve executive compensation (vote items 1 and 2 of this proxy statement). Under current regulations, your broker or bank will not have the ability to vote your uninstructed shares in these matters on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your broker or bank how to vote, no votes will be cast on your behalf with respect to these matters. Your broker or bank will have the ability to vote uninstructed shares on the ratification of the appointment of auditors (vote item 3).

Shareholders of Record. If you are a shareholder of record and you do not vote your proxy, no votes will be cast on your behalf on any of the items of business at the annual meeting unless you attend the annual meeting and vote your shares there.

Duplicate Mailings & Householding

Duplicate mailings in most cases are inconvenient for you and an unnecessary expenditure for us. We encourage you to eliminate them whenever you can as described below.

Multiple Accounts. Some of our shareholders own their shares using multiple accounts registered in variations of the same name. If you have multiple accounts, we encourage you to consolidate your accounts by having all your shares registered in exactly the same name and address. You may do this by contacting our stock transfer agent, Equiniti Trust Company (EQ), by phone toll-free at 1-877-536-3558, or by mail to EQ Shareowner Services, P.O. Box 64854, St. Paul, MN 55164-0854.

Shares Held in Street Name. If you and other members of your household are beneficial owners of shares, meaning that you own shares indirectly through a broker, bank, or other nominee, you may eliminate any duplication of mailings by contacting your broker, bank, or other nominee. If you have eliminated duplicate mailings but for any reason would like to resume them, you must contact your broker, bank, or other nominee.

Shareholders with the Same Address; Requesting Changes. If you are among the shareholders who receive paper copies of our proxy materials, SEC rules allow us to mail a single copy of those materials to all shareholders residing at the same address if certain conditions are met. This practice is referred to as “householding.” (Householding does not apply to either the proxy card or the notice of internet availability of proxy materials.) If your household receives only one copy of the proxy materials and if you wish to start receiving separate copies in your name, apart from others in your household, you must request that action by contacting our stock transfer agent, EQ, by phone toll-free at 1-877-536-3558 or by writing to it at EQ Shareowner Services, Attn: Householding, P.O. Box 64854, St. Paul, MN 55164-0854. That request must be made by each person in the household who desires a separate copy. Within 30 days after your request is received we will start sending you separate mailings. If you and members of your household are receiving multiple copies and you want to eliminate the duplications, please request that action by contacting EQ using the contact information given in this paragraph above. In either case, in your communications, please refer to your account number. Please be aware that if you hold shares both in your own name and as a beneficial owner through a broker, bank or other nominee, it is not possible to eliminate duplications as between these two types of ownership. If your household receives only a single copy of the proxy materials, and if you desire your own separate copies for the 2019 annual meeting, you may pick up copies in person at the meeting in April or download them from our website using the website address listed in the box below. If you would like additional copies mailed, we will mail them promptly if you request them from our Investor Relations department at our website or by mail to Investor Relations, P.O. Box 84, Memphis, TN 38101. You may also request that additional copies be mailed by calling our Corporate Communications department at 1-866-365-4313. However, we cannot guarantee you will receive mailed copies before the 2019 annual meeting.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to Be Held on April 23, 2019.

This proxy statement, our proxy card, and our annual report to shareholders are available at http://ir.fhnc.com.

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CORPORATE GOVERNANCE & BOARD MATTERS

Corporate Governance & Board Matters

In accordance with our Bylaws, First Horizon is managed under the direction of and all corporate powers are exercised by or under the authority of our Board of Directors. Our Board of Directors currently has fourteen members. All of our directors are also directors of First Tennessee Bank National Association (the “Bank” or “FTB”). The Bank is our principal operating subsidiary.

First Horizon is dedicated to operating in accordance with sound corporate governance principles. We believe that these principles not only form the basis for our reputation of integrity in the marketplace but also are essential to our efficiency and overall success. Some of our corporate governance principles, policies and practices are highlighted below.

Corporate Governance Highlights

•	Annual director elections. All our directors are elected by our shareholders every year.

•	Majority voting and director resignation policy. Our directors are elected by a majority of the votes cast in uncontested elections (plurality vote in contested elections), and we have adopted a director resignation policy for directors who do not receive the affirmative vote of a majority of the votes cast.

•	Independence. All current non-employee director nominees are independent under the NYSE listing standards.

•	Proxy access. We adopted a proxy access bylaw that allows a shareholder or group of up to 20 shareholders that has held at least 3% of our common stock for at least three years to nominate up to the greater of two directors or 20% of the Board and have those nominees appear in our proxy statement, subject to notice and other specific requirements in our Bylaws.

•	Board refreshment. Our Board values fresh perspectives. Over the past seven years, we have added seven new directors to our Board. Average tenure on our Board is 8.14 years.

•	Shareholder engagement. Dialogue with our shareholders is a critical part of our company’s success. In 2018 we reached out to the holders of over 50% of our outstanding common shares; two directors, Compensation Committee Chair Vicki Palmer and Lead Director Colin Reed, spoke with representatives of fifty of our largest shareholders as well as with proxy advisory firms. We also held an Investor Day event for shareholders and analysts late in 2018. Our Investor Relations area regularly conducts ongoing dialogue with our shareholders via one-on-one conversations, conferences, road shows, on-site visits and the like and communicates financial and strategic matters through public disclosures such as quarterly earnings presentations, analyst packets and SEC filings.

•	Lead Director. Independent director Colin V. Reed serves as the Lead Director. The principal duties of the Lead Director are specified in the Corporate Governance Guidelines.

•	Other directorships. None of our current directors serves on more than two public company boards other than First Horizon; thirteen of our fourteen current directors serve on one or no other public company boards.

•	Clawback. Our Compensation Recovery Policy (commonly known as a “clawback” policy) makes performance compensation paid based on erroneous financial data recoverable if the recipient caused the error or is responsible for the data’s accuracy. Additional clawback provisions apply to most types of stock awards if certain other misconduct occurs, such as fraud or certain competitive activities, or (starting in 2014) if grant or payment of an award was based on erroneous financial data or if a termination for cause occurs.

•	Stock ownership guidelines. Our guidelines set forth our expectation that non-employee directors own five times their annual cash base retainer in First Horizon stock and executive officers own between two and six times their salary in First Horizon stock, depending on their position. See pages 55-56 for additional details about the guidelines.
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•	Individual director evaluations. Each year, the Nominating & Corporate Governance Committee evaluates the performance of each non-employee director prior to determining whether to recommend him or her to the Board for renomination. At least every three years, in lieu of the evaluation by the Nominating & Corporate Governance Committee, the company engages a third party to conduct individual director assessments and to provide advice and reports on how individual directors and the Board can improve. See page 33 for additional detail on this process.

•	Hedging. Company policy prohibits directors and executive officers from hedging with respect to First Horizon stock.
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Key Corporate Governance Documents

Our Board has adopted the following key corporate governance documents. All of these are available, along with several other governance documents, such as our compensation recovery policy, stock ownership guidelines, and committee charters, on our website at www.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”). Paper copies are also available to shareholders upon request to the Corporate Secretary.

Corporate Governance Guidelines	•	Provide our directors with guidance as to their legal accountabilities, promote the functioning of the Board and its committees, and set forth a common set of expectations as to how the Board should perform its functions.

Code of Business Conduct and Ethics	•	Sets forth the overarching principles that guide the conduct of every aspect of our business.

	•	Any waiver of the Code of Business Conduct and Ethics for an executive officer or director must be promptly disclosed to shareholders in any manner that is acceptable under the NYSE listing standards, including but not limited to distribution of a press release, disclosure on our website, or disclosure on Form 8-K.

Code of Ethics for Senior Financial Officers	•	Promotes honest and ethical conduct, proper disclosure of financial information and compliance with applicable governmental laws, rules and regulations by our senior financial officers and other employees who have financial responsibilities.

	•	We intend to satisfy our disclosure obligations under Item 5.05 of Form 8-K related to amendments or waivers of the Code of Ethics for Senior Financial Officers by posting such information on our website.

We have also adopted a Compliance and Ethics Program Policy, which highlights our commitment to having an effective compliance and ethics program by exercising due diligence to prevent and detect criminal conduct and otherwise by promoting an organizational culture that encourages ethical conduct and a commitment to compliance with the law.

Director Resignation Policy

Our Board has adopted a director resignation policy that requires a director who does not receive the affirmative vote of a majority of the votes cast with respect to his or her election to tender his or her resignation. Under the policy, the Nominating & Corporate Governance Committee must promptly consider the resignation tender and a range of possible responses and make a recommendation to the Board. The Board will act on the Nominating & Corporate Governance Committee’s recommendation within 90 days following certification of the shareholder vote. Thereafter, the Board will promptly disclose its decision regarding whether to accept the director’s resignation tender, including an explanation of the decision (or the reason(s) for rejecting the resignation offer, if applicable), in a Form 8-K (or other appropriate report) filed with or furnished to the Securities and Exchange Commission. If any director’s tender of resignation under the policy is not accepted by the Board, such director will serve until the next annual meeting of shareholders and until his or her successor has been duly elected and qualified. Any director who tenders his or her resignation pursuant to the director resignation policy shall not participate in the Nominating & Corporate Governance Committee recommendation or Board action regarding whether to accept the tender of resignation. If a majority of the members of the Nominating & Corporate Governance Committee

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did not receive the affirmative vote of a majority of the votes cast at the same election, then all the directors who are “independent” under the listing standards of the New York Stock Exchange and who received the affirmative vote of a majority of the votes cast shall appoint a committee amongst themselves to consider the resignation tenders and recommend to the Board whether to accept them.

This committee may, but need not, consist of all of the independent directors who received the affirmative vote of a majority of the votes cast. The director resignation policy is contained in our Corporate Governance Guidelines, which are available on our website at www.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”).

Recent ESG Enhancements

First Horizon made several enhancements to its environmental, social and governance practices during 2018 and early 2019. First, our Board adopted a proxy access bylaw that allows a shareholder or group of up to 20 shareholders that has held at least 3% of our common stock for at least three years to nominate up to the greater of two directors or 20% of the Board and have those nominees appear in our proxy statement, subject to notice and other specific requirements in our Bylaws. In addition, we published our inaugural Corporate Social Responsibility (CSR) report, Here for Good, which highlights the company’s impact on and outlines its commitment to its communities, employees, and customers. The report is available on our website and details First Horizon’s initiatives focused on promoting social and environmental responsibility, building stronger communities, and practicing sound corporate governance. We also announced the establishment of an internal Corporate Social Responsibility Committee, which will review, direct and guide the company’s environmental, social and governance efforts. The CSR committee will provide the CEO, board of

Directors and Executive Management Committee quarterly and annual reports on CSR activities and ESG initiatives. This committee is composed of senior leaders appointed by the CEO and led by the Chief Communications Officer. Furthermore, we amended our individual director evaluation process to provide that at least every three years, in lieu of the regular evaluation of the directors conducted by the Nominating & Corporate Governance Committee, the company will engage a third party to conduct individual director assessments and to provide advice and reports on how individual directors and the Board can improve. Finally, the Board made technical amendments (approved by the shareholders at last year’s annual meeting) to modernize our Charter, made refinements to the Corporate Governance and Stock Ownership Guidelines, amended the director resignation provisions of the Bylaws, and revised the charters of each of the Audit, Compensation, Executive & Risk, Information Technology and Nominating & Corporate Governance Committees to clarify the responsibilities of each committee.

Independence & Categorical Standards

Independence

Our common stock is listed on the New York Stock Exchange. The NYSE listing standards require a majority of our directors and all of the members of the Compensation Committee, the Nominating & Corporate Governance Committee and the Audit Committee of the Board of Directors to be independent as defined in the listing standards. Under these standards, our Board of Directors is required to determine affirmatively that a director has no material relationship with the company for that director to qualify as independent. In order to assist in making independence determinations, the Board, upon the recommendation of the Nominating & Corporate

Governance Committee, has adopted the categorical standards set forth below. In making its independence determinations, each of the Board and the Nominating & Corporate Governance Committee considered the relationships between each director and the company, including those that fall within the categorical standards. In addition, the NYSE listing standards require that the Board specifically consider certain factors in determining the independence of any director who will serve on the Compensation Committee. These factors are described under the heading “The Compensation Committee—In General” below in this proxy statement. Our Board specifically

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considered such factors in making the independence determinations for all of our directors, including those who serve on the Compensation Committee.

Based on its review and the application of the categorical standards, the Board, upon the recommendation of the Nominating & Corporate Governance Committee, determined that all twelve of our current non-employee directors (Messrs. Burdick, Compton, Emkes, Foss, Gilchrist, Niswonger, Reed, Subramaniam and Yancy and Mses. Davidson, Palmer and Stewart) are independent under the NYSE listing standards. The

Nominating & Corporate Governance Committee and the Board determined that all transactions and relationships with each director identified above as independent fell within our categorical standards. Neither Mr. Jordan, as our Chief Executive Officer, nor Mr. Taylor, as our Vice Chairman, is independent.

The categorical standards established by the Board, which were last revised in 2010, are set forth below and are also available on our website at www.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”).

Director Transactions by Category or Type

With respect to each director who is identified above as independent under the NYSE listing standards, the Board considered the following types or categories of transactions, relationships or arrangements in determining the director’s independence under the NYSE standards and our categorical standards.

•	Provision by the company, in the ordinary course of business and on substantially the same terms and conditions as those prevailing at the time for comparable transactions with non-affiliated persons, of the following banking and financial services and services incidental thereto to directors, their immediate family members and/or to entities with which directors or their immediate family members are affiliated: deposit accounts (all independent directors except Mr. Gilchrist and Mses. Davidson and Stewart); treasury management products (Messrs. Compton, Niswonger, Subramaniam, and Yancy); loans (including mortgage loans), letters of credit, guaranties, credit cards and/or other lines of credit (Messrs. Foss, Niswonger, Reed, Subramaniam and Yancy and Ms. Palmer); investment advisory services (Mr. Niswonger); broker/dealer services (Messrs. Emkes, Niswonger, Reed and Yancy); financial planning (Mr. Reed); capital markets (Mr. Subramaniam); trust services (Mr. Compton); insurance brokerage (Messrs. Niswonger, Reed and
Yancy); safe deposit boxes (Mr. Niswonger); purchasing card services (Mr. Niswonger) and currency exchange (Mr. Compton).

•	Provision by an entity affiliated with a director or his or her immediate family member, in the ordinary course of business and on substantially the same terms and conditions as those prevailing at the time for comparable transactions with non-affiliated persons, of the following products and services to the company: package delivery and print services (Mr. Subramaniam); hotel lodging for business travel by employees of the company (Messrs. Niswonger and Reed); venues for business development and for holding seminars and other corporate functions (Mr. Reed); restaurant meals and sundries for business purposes (Mr. Reed).

•	Charitable contributions by the company or the First Horizon Foundation to charitable organizations with which a director or immediate family member is affiliated (Mses. Davidson and Palmer and Messrs. Burdick, Compton, Emkes, Foss, Gilchrist, Niswonger, Subramaniam, and Yancy).

•	Employment by the company in a non-executive position of an immediate family member of a director (Mr. Yancy).

Categorical Standards

Each of the following relationships between the Corporation (as defined below) and its subsidiaries, on the one hand, and a director, an immediate family member of a director, or a company or other entity as to which the director or an immediate family member is a director, executive officer, employee or shareholder (or holds a similar position), on the other hand, will be deemed to be immaterial and therefore will not preclude a determination by the Board of Directors that the director is independent for purposes of the NYSE listing standards:

1.	Depository and other banking and financial services relationships (excluding extensions of credit which are covered in paragraph 2), including transfer agent, registrar, indenture

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trustee, other trust and fiduciary services, personal banking, capital markets, investment banking, equity research, asset management, investment management, custodian, securities brokerage, financial planning, cash management, insurance brokerage, broker/ dealer, express processing, merchant processing, bill payment processing, check clearing, credit card and other similar services, provided that the relationship is in the ordinary course of business and on substantially the same terms and conditions as those prevailing at the time for comparable transactions with non-affiliated persons.

2.	An extension of credit, provided that, at the time of the initial approval of the extension of credit as to (1), (2) and (3), (1) such extension of credit was in the ordinary course of business, (2) such extension of credit was made in compliance with applicable law, including Regulation O of the Federal Reserve, Section 23A and 23B of the Federal Reserve Act and Section 13(k) of the Securities and Exchange Act of 1934, (3) such extension of credit was on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons, and (4) the extension of credit has not been placed on non-accrual status.

3.	Contributions (other than mandatory matching contributions) made by the Corporation or any of its subsidiaries or First Horizon Foundation to a charitable organization as to which the director is an executive officer, director, or trustee or holds a similar position or as to which an immediate family member of the director is an executive officer; provided that the amount of the contributions to the charitable organization in a fiscal year does not exceed the greater of $500,000 or 2% of the charitable organization’s consolidated gross revenue (based on the charitable organization’s latest available income statement).

4.	Vendor or other business relationships (excluding banking and financial services relationships and extensions of credit covered by paragraph 1 or 2 above), provided that the relationship is in the ordinary course of business and on substantially the same terms and conditions as those prevailing at the time for comparable transactions with non-affiliated persons.

5.	All compensation and benefits provided to non-employee directors for service as a director.
6.	All compensation and benefits provided in the ordinary course of business to an immediate family member of a director for services to the Corporation or any of its subsidiaries as long as such immediate family member is compensated comparably to similarly situated employees and is not an executive officer of the Corporation or based on salary and bonus within the top 1,000 most highly compensated employees of the Corporation.

Excluded from relationships considered by the Board is any relationship (except contributions included in category 3) between the Corporation and its subsidiaries, on the one hand, and a company or other entity as to which the director or an immediate family member is a director or, in the case of an immediate family member, an employee (but not an executive officer or significant shareholder), on the other hand.

The fact that a particular relationship or transaction is not addressed by these standards or exceeds the thresholds in these standards does not create a presumption that the director is or is not independent.

The following definitions apply to the categorical standards listed above:

“Corporation” means First Horizon National Corporation and its consolidated subsidiaries.

“Executive Officer” means an entity’s president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice president of the entity in charge of a principal business unit, division or function, any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the entity.

“Immediate family members” of a director means the director’s spouse, parents, children, siblings, mother-in-law, father-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and anyone (other than domestic employees) who shares the director’s home.

“Significant shareholder” means a passive investor [meaning a person who is not in control of the entity] who beneficially owns more than 10% of the outstanding equity, partnership or membership interests of an entity. “Beneficial ownership” will be determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934.

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Board Leadership Structure & Role in Risk Oversight

Leadership Structure

First Horizon’s Board leadership structure has evolved significantly over the years. Prior to 2007, the Chairman of the Board and Chief Executive Officer roles were held by the same individual (except for two transition periods relating to CEO succession). In 2007, the Board made certain governance changes in order to facilitate the implementation of strategic changes it was then initiating, including the appointment of a new CEO and of a separate individual as the Chairman of the Board. Under the Bylaws, the position of Chairman of the Board was at that time an executive officer position, but in 2009, the Board adopted amendments to the Bylaws that made the position of Chairman of the Board a non-officer position. In 2012, the Board elected Mr. Jordan, our President and CEO, as Chairman of the Board as well.

Under First Horizon’s current Bylaws, the Chairman of the Board presides at all meetings of the shareholders and of the Board (except, with respect to meetings of the Board, as the Board may otherwise determine) and has the powers and performs the duties as are normally incident to the position and as may be assigned by the Board. The Chief Executive Officer is responsible for carrying out the orders of and the resolutions and policies adopted by the Board, has general management of the business of the company and exercises general supervision over all of its affairs.

Mr. Reed, who is independent under the listing standards of the NYSE, is currently serving as Lead Director for the Board. The Lead Director’s responsibilities include, among other things, supporting the Chairman of the Board in developing (in conjunction with the Corporate Secretary) the agenda for each Board meeting and in defining the scope, quality, quantity and timeliness of the flow of information between management and the Board; presiding (or, if he cannot be in attendance, designating another independent director to preside) at executive sessions of the Board; taking any actions he deems necessary or appropriate in connection with the Board and committee self-evaluation process (including contacting each director individually to obtain additional input on Board and committee effectiveness, if he deems appropriate); receiving reports from directors who have concerns about another director’s performance pursuant to our process for individual director performance evaluations; and receiving communications from shareholders pursuant to our process for communications with the Board.

We believe that our current board leadership structure, with a combined CEO and Chairman position and with a separate Lead Director who is independent under the NYSE listing standards and has the principal duties specified in the Corporate Governance Guidelines, is most appropriate for our company at this time. We believe that combining the roles of CEO and Chairman facilitates our prudent management of the company. Holding both roles best positions Mr. Jordan as CEO and Chairman to be aware of major issues facing the company on a day-to-day and long-term basis and to identify key risks and developments facing the company that should be brought to the Board’s attention. The combined role also provides a single point of leadership for the company so that the company maintains a unified message and strategic direction.

The combined CEO/Chairman position is counterbalanced by our strong Lead Director position, currently held by Mr. Reed, who is also chair of the Executive & Risk Committee of the Board. The Lead Director, who has the responsibilities described above, provides an independent voice on issues facing the company and ensures that key issues are brought to the Board’s attention. The Board and its committees also regularly hold executive sessions with no members of management present, thereby providing an opportunity for the independent directors to discuss their views freely; the executive sessions of the Board are generally presided over by the Lead Director (or his designee, if he cannot attend). All four regular meetings of the Board in 2018 concluded with such an executive session. The Board itself has a high degree of independence, with all twelve of the non-employee directors qualifying as independent under the NYSE listing standards. In addition, the Board values the fresh perspectives brought by new directors: over the past seven years, we have added seven new directors to our Board.

We recognize that different board leadership structures may be appropriate for First Horizon at different times and in different situations. As part of our Board self-evaluation process, the Board annually evaluates the company’s leadership structure to ensure that it provides the most appropriate structure. As stated in our Corporate Governance Guidelines, the Board is free to select

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its Chairman and First Horizon’s Chief Executive Officer in the manner it considers in the best interests of the company at any given point in time. The Board has separated the roles of

Chairman and CEO in the past and will consider doing so in the future should circumstances arise that make such separation appropriate.

Board Role in Risk Oversight

As stated in our Corporate Governance Guidelines, oversight of risk management is central to the role of the Board. Our risk management processes are reflected in a Board policy on risk management governance and in a Board statement of strategic objectives and risk appetite. The policy delegates primary responsibility for enterprise risk management oversight to the Executive & Risk Committee. The role of that Committee, as well as that of the Audit, Compensation, and Trust Committees, is outlined below. Each of these committees and the full Board receive regular reports from management regarding the company’s risks, and each committee reports regularly to the full Board concerning risk.

Executive & Risk Committee. The Executive & Risk Committee’s charter authorizes and directs the Committee to assist the Board in its oversight of (i) the establishment and operation of our enterprise risk management framework, including policies and procedures establishing risk management governance, risk management procedures, risk control infrastructure, and processes and systems for implementing and monitoring compliance with the framework with respect to the management of credit, market, operational, liquidity, interest rate sensitivity, capital and equity investment risks, including emerging risks, (ii) the adoption, implementation and periodic review of significant risk management and compliance policies and (iii) our risk appetite statement. In fulfilling its risk responsibilities, the Board delegated the following duties to the Committee: to review periodically and recommend to the Board the risk appetite parameters to be employed by management in operating the company; to receive information on our business practices, policies and procedures related to the risks listed above; to monitor results to ensure alignment with First Horizon’s risk appetite; to review periodic risk and compliance reports from the Chief Risk Officer and the Chief Credit Officer, including reports on major risk exposures and steps taken to monitor, mitigate and control such exposures; to review periodically with management regulatory correspondence and actions; to review and approve First Horizon’s stress testing program and results; and to establish (or recommend to the Board the establishment of) risk management and compliance policies and periodically review such policies, as appropriate. The Committee’s charter specifically states that the Committee may meet separately in executive session with the Chief Risk Officer as often as the Committee deems necessary or appropriate.

In connection with its credit risk responsibilities, the Committee oversees First Horizon’s independent Credit Assurance Services department. The Committee charter requires the Committee to advise the Chief Audit Executive (who has responsibility for the Credit Assurance Services department) that he or she is expected to provide the Committee summaries of and, as appropriate, significant reports to management prepared by the Credit Assurance Services department and management’s responses thereto; approve the department’s Annual Review Plan and schedule of activities; is scheduled to meet quarterly with the Chief Audit Executive in separate executive session to discuss any matters that the Committee or the Chief Audit Executive believes should be discussed privately; and review the Annual Credit Assurance Services department Statement of Independence.

Federal Reserve regulations previously required the company to have a risk committee that is chaired by a director who is independent as defined in the regulations and that has at least one member with “experience in identifying, assessing and managing risk exposures of large, complex firms.” The regulations were recently amended and no longer require the company to have a risk committee meeting the requirements outlined above. Nevertheless, the company intends to continue voluntarily to comply with those requirements as a matter of prudent risk management, and the Executive & Risk Committee currently meets those requirements.

Audit Committee. Other Board committees play a role in First Horizon’s risk management processes as well. In accordance with the NYSE listing standards and its charter, the Audit Committee receives reports from the Chief Audit Executive regarding risk governance, risk assessment and risk management, the adequacy of the company’s policies and compliance with legal and regulatory requirements. Pursuant to its charter, the Audit Committee also reviews employee complaints or material reports or inquiries received from regulators or government agencies and management’s responses; meets periodically with

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the company’s Chief Risk Officer to discuss any risk and compliance matters that may have a material effect on the company’s financial statements or internal controls; discusses any significant compliance issues raised in reports or inquiries received from regulators or government agencies; reviews periodic reports regarding the Compliance and Ethics Program on the effectiveness of that program; and discusses with the General Counsel pending and threatened claims that may have a material impact on the financial statements. The Bank’s Trust Audit Committee (whose members are the same as those of the Audit Committee) carries out a risk oversight role with respect to the fiduciary activities of the Bank. The Committee is charged with ensuring that suitable audits (by internal or external auditors) of all significant Bank fiduciary activities are made either annually or on a continuous basis for the purpose of ascertaining whether the Trust Division is being administered in accordance with applicable law, regulation and sound fiduciary principles.

Compensation Committee. The Compensation Committee is chiefly responsible for compensation-related risks. The charter of the Committee requires the Committee to oversee our compliance with all applicable laws and regulations relating to (i) appropriate management of the risks associated with incentive compensation programs or arrangements or (ii) public, regulatory, or other reporting associated with such risks, programs or arrangements. Additional information about the Committee’s role in risk management is included under the heading “The Compensation Committee—Compensation Risk” on pages 24-25.

Trust Committee. The Trust Committee, which is a committee of the Bank’s Board, is responsible for overseeing the fiduciary activities of the Bank, including risks arising in connection with such activities. The Trust Committee receives reports from management of the Trust Division and any other units operating pursuant to the fiduciary powers of the Bank regarding fiduciary account records and the investment and distribution of fiduciary account funds.

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Board Committees

Committee Charters & Committee Composition

The Board has five standing committees: the Audit Committee, the Compensation Committee, the Executive & Risk Committee, the Information Technology Committee and the Nominating & Corporate Governance Committee. The charter of each of these committees is currently available on our website at www.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”). Paper copies are available to shareholders upon request to the Corporate Secretary. The Audit Committee, the Compensation Committee, and the Nominating & Corporate Governance Committee are each composed of directors who are independent, as defined above under the heading “Independence & Categorical Standards” beginning on page 13. The chair of the Executive & Risk Committee is also independent, as defined by the Federal Reserve regulations that govern risk committees. The current membership of each of the Board’s standing committees is set forth in the table below. Membership and chairmanship continued during the entire period from January 1, 2018 until the filing of this proxy statement unless otherwise indicated in the notes following the table.

2018 Committees of the Board

Audit Committee	Compensation Committee	Executive & Risk Committee	Information Technology Committee	Nominating & Corporate Governance Committee
Mr. Burdick(1)	Mr. Burdick(1)	Mr. Compton	Ms. Davidson(1)	Mr. Compton (chair)
Ms. Davidson(1)	Mr. Compton	Mr. Gilchrist	Mr. Emkes	Mr. Foss
Mr. Emkes (chair)	Mr. Emkes(2)	Mr. Jordan	Mr. Gilchrist	Mr. Gilchrist
Mr. Foss	Ms. Palmer (chair)	Mr. Niswonger	Ms. Stewart (chair)	Mr. Niswonger
Ms. Stewart	Mr. Reed	Ms. Palmer	Mr. Subramaniam	Mr. Subramaniam
Mr. Subramaniam		Mr. Reed (chair)
Mr. Yancy		Mr. Taylor

(1)	Mr. Burdick and Ms. Davidson became directors and members of these committees on January 28, 2019.

(2)	Mr. Emkes became a member of the Compensation Committee on January 23, 2018.

Mr. Yancy also serves as chair of the Trust Committee, a standing committee of the Bank on which Ms. Stewart and Mr. Niswonger also serve. Mr. Emkes is the chair of the Trust Audit Committee, a standing committee of the Bank on which all the other members of the Audit Committee listed above also serve. Messrs. Compton and Gilchrist served as members of the Audit Committee until April 24, 2018.

The Audit Committee

Overview

The Audit Committee was established by our Board of Directors and operates under a written charter that was last amended in 2018 to make minor clarifying amendments. In 2018, the Committee met eight times and took action by written consent once for the principal purpose of executing its responsibilities under the Committee’s charter. Five of those meetings concluded with an executive session during which management was not present.

Subject to the limitations and provisions of its charter, the Committee assists our Board in its oversight of our accounting and financial reporting principles and policies, internal controls and procedures, the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the independent auditor and our internal audit function. The Committee is directly responsible for the appointment (subject, if applicable, to shareholder ratification), retention, compensation and termination of the independent auditor as well as for overseeing the work of and

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evaluating the independent auditor and its independence. The members of the Committee are themselves independent, as that term is defined in the NYSE listing standards (described above), and meet the additional independence requirements prescribed by Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the rules of the SEC promulgated thereunder. In addition, the Board of Directors has determined that all the members of the Committee are financially literate as required by the NYSE listing standards. The Audit Committee’s Report is included below.

Audit Committee Financial Expert

The Board of Directors has determined that Mark A. Emkes (chair of the Audit Committee) is an audit committee financial expert, as that term is defined in Item 407(d)(5) of SEC Regulation S-K. Mr. Emkes received his Bachelor of Arts in Economics from DePauw University and his Masters of Business Administration in International Management from the Thunderbird School of Global Management. Over the course of his career, Mr. Emkes served in various positions with Tokyo-based Bridgestone Corporation, including as President and Managing Director of Bridgestone Firestone Mexico and of Bridgestone Firestone Brazil, President of Bridgestone Latin America, and Chairman and CEO of Bridgestone North America.

In each of these positions, he actively supervised the divisional chief financial officer, who reported directly to him, and he reviewed financial results regularly. His service with Bridgestone culminated in his position as Chairman, Chief Executive Officer and President of Bridgestone Americas, Inc., a company with approximately $12 billion in annual revenue, and as a director of its parent company, Bridgestone Corporation. As CEO of Bridgestone Americas, Inc., Mr. Emkes was responsible for the financial statements of the subsidiary, and he actively supervised the CFO, regularly reviewing results in detail and discussing with the CFO issues relating to the subsidiary’s financial statements, including issues relating to its estimates, accruals and reserves. He annually signed a certificate for Bridgestone Corporation in connection with the certification process for Japan’s version of the Sarbanes-Oxley Act and a management representation letter in connection with the audit of the financial results of Bridgestone Corporation (the financial statements of which were audited in accordance with generally accepted accounting principles). For part of Mr. Emkes’s tenure at Bridgestone Americas, the internal audit division reported to him. Most recently, Mr. Emkes served as the Commissioner of the Department of Finance and Administration of the State of Tennessee, a position he retired from in May 2013. Mr. Emkes has served on First Horizon’s Audit Committee since 2008.

Mr. Emkes meets in all respects the independence requirements of the NYSE and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the rules of the SEC promulgated thereunder.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings by reference, including this proxy statement, in whole or in part, the following Audit Committee Report and the statements regarding members of the Committee who are not independent (if any) shall not be incorporated by reference into any such filings.

Audit Committee Report

The roles of the Audit Committee (“Committee”) are (1) to assist First Horizon’s Board of Directors in its oversight of (a) the company’s accounting and financial reporting principles and policies and internal controls and procedures, (b) the integrity of its financial statements, (c) its compliance with legal and regulatory requirements, (d) the independent auditor’s qualifications and independence, and (e) the performance of the independent auditor and internal audit function; and (2) to prepare this report to be included in First Horizon’s annual proxy statement pursuant to the proxy rules of the SEC. The Committee operates pursuant to a charter that was last amended and restated by the Board in 2018. As set forth in the Committee’s charter, management of First Horizon is responsible for preparation, presentation and integrity of the company’s financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures to provide for compliance with accounting standards and applicable laws and regulations, and the internal auditor is responsible for testing such internal controls and procedures. The independent auditor is responsible for planning and carrying out audits of First Horizon’s annual financial statements and effectiveness of internal control over financial reporting, reviews of First Horizon’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q and certain other procedures.

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In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has discussed with the Chief Executive Officer and Chief Financial Officer their respective certifications that were included in First Horizon’s Annual Report on Form 10-K for the year ended December 31, 2018. The Committee has also discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (formerly the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T). Finally, the Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, has adopted an audit and non-audit services pre-approval policy and considered whether the provision of non-audit services by the independent auditors to First Horizon is compatible with maintaining the auditor’s independence and has discussed with the auditors the auditors’ independence. At each of its regular quarterly meetings, the Committee is scheduled to meet, in separate executive sessions with no members of management present, with both the independent auditors and the internal auditor to discuss any matters that the Committee in its discretion deems appropriate.

While the Board of Directors has determined that each member of the Audit Committee has the broad level of general financial experience required to serve on the Committee and that Mr. Emkes is an audit committee financial expert as that term is defined in Item 407(d)(5) of Regulation S-K, none of the members of the Committee currently devotes specific attention to the narrower fields of auditing or accounting or is professionally engaged in the practice of auditing or accounting, nor are they performing the functions of auditors or accountants, nor are they experts in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee’s considerations and discussions referred to above do not assure that the audit of First Horizon’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that First Horizon’s auditors are in fact “independent.”

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Committee’s charter, the Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC.

Submitted by the Audit Committee of our Board of Directors.

Audit Committee

Mark A. Emkes, Chair

Kenneth A. Burdick

Wendy P. Davidson

Peter N. Foss

Cecelia D. Stewart

Rajesh Subramaniam

Luke Yancy III

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The Compensation Committee

In General

The purposes of the Compensation Committee are (1) to discharge the Board’s responsibilities relating to the compensation of our executive officers and members of the CEO’s executive management committee, (2) to produce an annual report on executive compensation for inclusion in our proxy statement, in accordance with the rules and regulations of the SEC [the current report is set forth below], (3) to identify and recommend to the Board individuals for appointment as officers, (4) to evaluate our management, and (5) to carry out certain other duties as set forth in the Committee’s charter.

The Compensation Committee operates under a written charter that was last amended and restated by the Board of Directors in 2018 to

•	provide that the Committee is responsible for the compensation of members of the CEO’s executive management committee (as well as the company’s executive officers),

•	revise the section of the charter dealing with director eligibility to vote on certain items under Section 162(m) of the Internal Revenue Code of 1986,

•	clarify certain matters relating to the operation of the Committee,

•	add the names of the compensation plans adopted by the company in connection with the acquisition of Capital Bank Financial Corp. to the list of plans as to which the Committee acts as the designated Board committee, and

•	provide that the Committee will act as the plan committee for and have authority to make recommendations to the Board regarding compensation plans adopted by the company in connection with future acquisitions.

The Committee charter is attached as Appendix A. The members of the Committee are independent, as that term is defined in the NYSE listing standards (described above), and meet the additional independence requirements that specifically apply to Compensation Committee members as set forth in the listing standards (as prescribed by Section 10C of the Securities Exchange Act of 1934, as amended, and the rules of the SEC promulgated thereunder). In affirmatively determining the independence of all of the directors (other than Messrs. Jordan and Taylor), including those who serve on the Committee, the Board has considered all factors specifically relevant to determining whether any of those directors has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a Committee member, including, but not limited to, the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director, and whether such director is affiliated with First Horizon, a subsidiary of First Horizon, or an affiliate of a subsidiary of First Horizon.

Most of our executive compensation plans specify that they will be administered by a committee. The Committee’s charter provides that the Committee will administer plan-committee functions under our various executive-level compensation plans. Under the charter, at least two members of the Committee must be “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and at least two members of the Committee must be “non-employee directors” for purposes of Section 16 of the Securities Exchange Act of 1934. Many of our plans have similar provisions concerning their respective plan committees. The charter stipulates that if a Committee member is disqualified under one or the other of those tests, then that member must recuse him- or herself from participating in decisions impacted by the relevant test. In that situation, the remaining members would constitute the Committee for that action. On occasion, in connection with a specific action, a Committee member may feel that his or her qualification under one of those tests may be in doubt for some reason; in that case, the member may elect recusal to avoid any risk of possible disqualification.

Processes & Procedures Regarding Executive & Director Compensation

The Committee’s Authority

The charter of the Compensation Committee provides that the Committee has the authority to review and approve corporate goals and objectives relevant to the compensation of the CEO, to evaluate the performance of the CEO in light of those goals and objectives, to set the CEO’s compensation level based on this evaluation, and to fix the compensation, including bonus and other compensation and any severance or similar termination payments, of executive officers and

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members of the CEO’s executive management committee. The Committee also has the authority, pursuant to its charter, to make recommendations to the Board concerning the adoption or amendment of employee benefit plans, management compensation plans, incentive compensation plans and equity-based plans, including plans applicable to executive officers, and to make recommendations to the Board concerning director compensation. The charter also provides that the Committee will oversee the company’s compliance with all applicable laws, regulations and listing standards relating to (1) appropriate management of the risks associated with incentive compensation programs or arrangements, (2) the compensation of the company’s executive officers and (3) any reporting associated with either of the above or with the compensation of any other employees or directors. The Committee may not delegate any of the substantive authority described in this paragraph related to executive and director compensation to any other persons. In 2018, the Committee met five times for the principal purpose of executing its responsibilities under the Committee’s charter; all five of the meetings included an executive session during which management was not present.

Director Compensation

The Committee periodically conducts a review of our director compensation program. The last comprehensive review took place in 2017. During each comprehensive review, the design and amount of director compensation is considered by management, and any changes are recommended to the Committee, either as a short list of alternatives or as single-item recommendations. In general, management uses a consultant in formulating many of its recommendations, both for advice in designing director compensation and as a source of peer-company data. (Additional information on the use of consultants in compensation matters is provided below.) Management also prepares various presentations, analyses, and other tools for the Committee to use in considering director compensation decisions. As a result of the most recent review process, several changes were made and took effect in April 2017. A complete description of our current director compensation program can be found under the heading “Director Compensation” beginning on page 84 of this proxy statement.

Executive Compensation

The Committee determines the CEO’s salary and bonus in executive session independent of management, generally on an annual basis. That determination is based on a review of the CEO’s personal plan results for the prior year, along with peer CEO salary data provided by management’s compensation consultant as well as input from the Committee’s independent compensation consultant. The CEO participates in establishing his personal plan, but otherwise is not involved in the determination of his own salary.

Our CEO recommends to the Committee salary levels for the executive officers other than himself as well as for members of the CEO’s executive management committee. Other compensation matters (bonus, equity awards, etc.) involving these officers are reviewed by management, including the CEO, which then makes recommendations to the Committee, either as a short list of alternatives or as single-item recommendations. Management uses a consultant in formulating certain of its recommendations, both for advice and as a source of peer-company data. Management also prepares various presentations, analyses, forecasts, and other tools for the Committee to use in considering compensation decisions during the year. The Committee’s independent consultant reviews all proposals and makes recommendations to the Committee.

Benefit Programs and Plans

Management monitors and considers benefit programs used by other companies, or needed within our company, to attract and retain key employees. Recommendations are presented by management to the Committee for review and discussion. The CEO ultimately oversees these management processes. New benefit plans, or significant amendments to existing plans, typically are considered by the full Board based on recommendations from the Committee. Enrollment and other administrative actions associated with the benefit plans are handled mainly through third party vendors in accordance with the terms in the Board-approved plans. If executive-level exceptions are required for administration of the plans, such as approval of an early retirement, management generally reviews the facts of the situation and provides a recommendation to the Committee for approval.

Use of Consultants

Management uses a national compensation consulting firm to provide advice with respect to executive and director compensation matters. Management also uses a number of other specialist firms to provide data relevant to specific needs such as funding for non-qualified deferred compensation and any special compensation arrangements that are unique to specific business units such as the capital markets industry. The

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consultants provide competitive data/trends, keep management informed of best practices and work with management to develop programs that permit the company to attract and retain the talent needed.

In 2018, management continued its engagement of McLagan as its primary advisor for executive and director compensation matters. Among other things, management directed McLagan to provide objective advice to management, the Committee and the Board on executive and director compensation, to provide expertise in executive and director compensation design, market practices in our industry and data to support recommendations, and to ensure timely reports to management and the Committee on all critical accounting, tax, securities law and market developments and trends relating to executive and director compensation. In addition, management engages nationally-recognized law firms as appropriate to provide advice on compliance with new laws, administration of stock plans, and compensation-related agreements and arrangements. Management also engages other advisers from time to time to provide expertise in executive and director compensation matters.

In 2018, the Compensation Committee continued its engagement of Frederic W. Cook & Co., Inc. (“FW Cook”) to provide it with independent analysis and advice on executive compensation-related matters. Among other things, FW Cook assists the Committee in its reviews of compensation program actions recommended by management, reviewing the chosen peer group and survey data for competitive comparisons and advising the Committee on best practices and ideas for board governance of executive compensation. FW Cook was specifically directed to undertake no work on behalf of management, and the firm has no other relationships with the company or management.

The NYSE listing standards require that all compensation consultants, legal counsel or other advisers to the Committee (which we collectively refer to as “advisers”) undergo an assessment of independence from management. The Committee must consider all factors relevant to each adviser’s independence from management, including the following:

•	the provision of other services to the company by the person that employs the adviser;

•	the amount of fees received from the company by the person that employs the adviser, as a percentage of the total revenue of the person that employs the adviser;

•	the policies and procedures of the person that employs the adviser that are designed to prevent conflicts of interest;

•	any business or personal relationship of the adviser with a member of the Committee;

•	any stock of the company owned by the adviser; and

•	any business or personal relationship of the adviser or the person employing the adviser with an executive officer of the company.

The Committee has assessed the independence of FW Cook and all other advisers to the Committee as required by the NYSE listing standards, considering the factors described above, and has determined that FW Cook (and the individual adviser that FW Cook employs with respect to the engagement by the company) is independent of management. The Committee has also considered the factors listed above for determining whether the work performed by FW Cook has raised any conflict of interest and has concluded that no such conflict of interest exists.

Compensation Risk

Management and the Committee seek to balance several competing corporate goals: to motivate employees to achieve key goals through appropriate risk-taking; to avoid incenting inappropriate risk-taking and reinforce risk management practices; to promote retention in the face of efforts by competitors to poach talent; and to comply with regulatory standards concerning compensation and risk management. At least once each year the Committee meets with management to review and assess risks associated with incentive and other compensation plans.

As part of the 2018 review, management conducted a risk and culture assessment of the top three tiers of management. This “tone from the top” assessment evaluated leadership performance and behaviors against risk management expectations. The results of this assessment, which management judged to be satisfactory, were reported to the Committee in 2018.

In 2018 senior management measured achievement using risk-adjusted return on capital and economic profit. These performance measures adjust profit for risk and measure profit net of the cost of capital employed. This approach has been applied to individual business lines and products, among other things, and it discourages business activities which entail risk or capital usage

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disproportionate to expected profit and encourages activities whose profit is at least commensurate with risk and capital usage. Our focus on these metrics is intended to drive capital-efficient, risk-appropriate, and therefore superior performance over the long term. This focus is directly supportive of our risk management goals and practices.

Other risk management features employed in various performance and retention incentives include a qualitative risk assessment used in annual personal plan performance, which can directly impact annual bonus and salary decisions; use of a mandatory deferral feature for many incentives; forfeiture of equity awards for termination for cause and certain misconduct; clawback of previously-paid awards for certain types of misconduct; and corrective clawback for incentive awards if payment is based on erroneous data.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings by reference, including this proxy statement, in whole or in part, the following Compensation Committee Report shall not be incorporated by reference into any such filings.

Compensation Committee Report

The Compensation Committee of our Board of Directors has reviewed and discussed with management, among other things, the section of this proxy statement captioned “Compensation Discussion & Analysis” beginning on page 47. Based on that review and discussion, the Compensation Committee recommended to our Board that the “Compensation Discussion & Analysis” section be included in this proxy statement.

Compensation Committee

Vicki R. Palmer, Chair

Kenneth A. Burdick

John C. Compton

Mark A. Emkes

Colin V. Reed

The Executive & Risk Committee

The Executive & Risk Committee was established by our Board of Directors and operates under a written charter. The charter was last amended and restated in 2018 to make minor clarifying changes and to reflect recent changes to Federal Reserve regulations that previously required the company to have a risk committee that is chaired by a director who is independent as defined in the regulations and that has at least one member with “experience in identifying, assessing and managing risk exposures of large, complex firms.” The regulations were recently amended and no longer require the company to have a risk committee meeting the requirements outlined above. Nevertheless, the company intends to continue voluntarily to comply with those requirements as a matter of prudent risk management, and the Executive & Risk Committee currently meets those requirements. The charter was also amended in 2018 to reflect changes to the Committee’s authority to approve certain acquisitions and divestitures. The Committee met eight times during 2018.

The Board has delegated primary responsibility for enterprise risk management oversight to the

Executive & Risk Committee. In connection with its credit risk responsibilities, the Committee oversees First Horizon’s independent Credit Assurance Services department. Additional information on the Committee’s risk-related duties is available under the heading “Board Role in Risk Oversight—Executive & Risk Committee” beginning on page 17 above. As an executive committee, the Committee is authorized and empowered to exercise during the intervals between meetings of the Board all authority of the Board, except as prohibited by applicable law and provided that it may not approve (1) the acquisition of control of any bank; (2) other acquisitions, divestitures or the entry into definitive agreements (not in the ordinary course of business) where the purchase or sale price or transaction amount exceeds $150 million, or as to which the total assets being acquired are more than $2 billion, or (3) FDIC-assisted transactions where the total assets being offered by the FDIC exceed $2 billion. Also, no authority has been delegated to the Committee in its charter to approve any acquisition involving the issuance of our stock.

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The Information Technology Committee

The Information Technology Committee was established in 2015 and operates under a written charter that was last amended in January 2019 to clarify the Committee’s responsibilities relating to information technology threats and risks and to make other minor clarifying changes. The purposes of the Committee are (1) to assist management in its understanding of information technology trends, its development and maintenance of an information technology strategy, and its management of major information technology investments, and (2) to assist the Board in its oversight of information technology matters.

The Committee met four times in 2018 for the principal purpose of executing its responsibilities under its charter.

The Nominating & Corporate Governance Committee

In General

The Nominating & Corporate Governance Committee operates under a written charter that was last amended in 2018 to make minor clarifying changes. The purposes of the Nominating & Corporate Governance Committee are (1) to identify and recommend to the Board individuals for nomination as members of the Board and its committees, (2) to develop and recommend to the Board a set of corporate governance principles applicable to the company, and (3) to oversee the evaluation of the Board and management. The Committee met four times in 2018 for the principal purpose of executing its responsibilities under its charter.

Beginning in 2016 and continuing through 2018, a director search firm was retained to assist the Committee in assessing Board competencies and identifying potential director candidates.

Nominations of Directors; Director Qualifications; Consideration of Diversity in Identifying Director Nominees

With respect to the nominating process, the Nominating & Corporate Governance Committee discusses and evaluates possible candidates in detail and suggests individuals whose potential membership on the Board could be explored in greater depth. The Committee, with input from the Chairman of the Board and Chief Executive Officer and the Lead Director, recommends new nominees for the position of independent director based on the following criteria:

•	Personal qualities and characteristics, experience, accomplishments and reputation in the business community.

•	Current knowledge and contacts in the communities in which the company does business and in the company’s industry or other industries relevant to the company’s business.

•	Diversity of viewpoints, background, experience and other demographics.

•	Ability and willingness to commit adequate time to Board and committee matters.

•	The fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective and responsive to its duties and responsibilities.

The Nominating & Corporate Governance Committee does not set specific, minimum qualifications that nominees must meet in order for the Committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the company and the composition of the Board of Directors.

As described above and set forth in our Corporate Governance Guidelines, diversity, broadly defined to mean diversity of viewpoints, background, experience and other demographics, is one criterion on which the Committee bases its recommendations of new nominees for director positions. The inclusion of diversity in the listed criteria for director nominees reflects the Board’s belief that diversity is important to the effective functioning of the Board. This belief is expressed in the fact that the director search firm engaged by the Committee was instructed to consider diversity as a factor in seeking director candidates, and the Committee defined the success of the search process to include the presentation of a diverse slate of candidates. More generally, our Board-adopted Code of Business Conduct and Ethics reflects First Horizon’s firm commitment to non-discrimination and equal opportunity for employees, customers and suppliers and to treatment of everyone without discrimination or harassment based on race, color, religion, sex, sexual orientation, gender identity, national origin, age, veteran status or disability. However, neither the Committee nor the

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Board has a formal policy with regard to the consideration of diversity in identifying director nominees.

Once a candidate is identified whom the Committee wants seriously to consider and move toward nomination, the Chairman and CEO and/or other directors as the Committee determines will enter into a discussion with that candidate.

Shareholder Recommendations of Director Nominees; Shareholder Nominations

Committee Consideration of Shareholder Recommendations of Nominees

The Nominating & Corporate Governance Committee will consider individuals recommended by shareholders as director nominees, and any such individual is given appropriate consideration in the same manner as individuals recommended by the Committee, a director or executive officer, or a director search firm.

Shareholders who wish to submit individuals for consideration by the Nominating & Corporate Governance Committee as director nominees may do so by submitting, in compliance with the procedures and along with the other information required by our Bylaws (as described below), a notice in writing that gives such individuals’ names to the Corporate Secretary. A shareholder’s notice must state:

•	The name, age, business address and residence address of the person whom the shareholder recommends; the principal occupation or employment of such person; the class and number of shares of First Horizon that are beneficially owned (as defined in the Bylaws) by such person on the date of the notice;

•	any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

•	The name and address, as they appear on our books, of the shareholder giving the notice and any other shareholders known by such shareholder to be supporting the proposed nominee;

•	The class and number of shares of our stock which are beneficially owned (as defined in the Bylaws) by the shareholder giving the notice on the date of the notice and by any other shareholders known by the shareholder giving the notice to be supporting the proposed nominee on the date of such shareholder’s notice; and

•	Such other information as the company may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director of the company and to comply with applicable law.

Director Nominations for Inclusion in our Proxy Statement (Proxy Access)

First Horizon has adopted a proxy access bylaw that, commencing with the annual meeting of shareholders to be held in 2020, allows a shareholder or group of up to 20 shareholders that has held at least 3% of our common stock for at least three years to nominate up to the greater of two directors or 20% of the Board and have those nominees appear in our proxy statement, subject to notice, eligibility and other specific requirements in our Bylaws. Any shareholder considering a proxy access nomination should carefully review our Bylaws, which are available on our website at www.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”). The deadlines for a proxy access nomination are available on page 46 of this proxy statement.

Other Director Nominations to be Brought before the Annual Meeting

Nominations of persons for election to the Board of Directors may be made at any meeting of shareholders by any shareholder entitled to vote for the election of directors at such meeting who complies with the procedures described in our Bylaws. A shareholder who wishes to nominate an individual in accordance with those procedures must submit a notice in writing to the Corporate Secretary. The notice must provide detailed information about the nominee (including but not limited to information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended) and about the shareholder giving the notice, all as described in detail in the Bylaws. Our Bylaws are available on our website at www.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”). The deadlines for submitting a notice to the Corporate Secretary are available on page 46 of this proxy statement.

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Compensation Committee Interlocks & Insider Participation

Messrs. Compton, Emkes and Reed and Ms. Palmer, all non-employee directors, served as members of the Board of Director’s Compensation Committee during 2018. Refer to the table in “Corporate Governance and Board Matters—

Composition of Board Committees” above for additional committee information. No interlocking relationships existed with respect to any of the members of the Committee.

Board & Committee Meeting Attendance

During 2018, the Board of Directors held four meetings (all of which took place over a period of two days). The Audit Committee held eight meetings and took action by written consent once, the Compensation Committee held five meetings, the Executive & Risk Committee held eight meetings, the Information Technology Committee held four meetings, and the Nominating & Corporate Governance Committee held four meetings. The Trust Committee of the Bank’s Board held three meetings. The average attendance at Board and committee meetings exceeded 97 percent. No incumbent director attended fewer than 75 percent of the meetings of the Board and the committees of the Board on which he or she served during 2018. As set forth in our Corporate Governance Guidelines, our directors are expected to make every effort to attend every meeting of First Horizon’s shareholders. For the last 10 years, all of our directors have been in attendance at every annual meeting of shareholders, except for one director in 2012 and one director in 2014.

Executive Sessions of the Board

To ensure free and open discussion and communication among the non-management directors of the Board and its committees, our Corporate Governance Guidelines provide that the non-management directors will meet in regularly scheduled executive sessions and as often as the Board shall request, with no members of management present, and that if any non-management directors are not independent under the NYSE listing standards, the independent, non-

management directors will meet in executive session at least once a year. During 2018, our non-management directors met four times in executive session and our independent, non-management directors met once in executive session. The Lead Director presides (or, if he cannot be in attendance, designates another independent director to preside) at the executive sessions of the Board.

Communication with the Board of Directors

A shareholder who desires to communicate with the Board of Directors (other than to nominate a director pursuant to our Bylaws or recommend the nomination of a director to the Nominating & Corporate Governance Committee) should submit his or her communication in writing to the Lead Director, c/o Corporate Secretary, First Horizon National Corporation, 165 Madison Avenue,

Memphis, Tennessee 38103, and identify himself or herself as a shareholder. The Corporate Secretary will forward all such communications to the Lead Director for a determination as to how to proceed. Other interested parties desiring to communicate with the Board of Directors should submit their communications in the same manner.

Approval, Monitoring & Ratification Procedures for Related Party Transactions

The Audit Committee of the Board has adopted procedures for the approval, monitoring, and ratification of transactions between First Horizon, on the one hand, and our directors, executive officers or 5% shareholders, their immediate family members, their affiliated entities and their immediate family members’ affiliated entities, on the other hand. A copy of our procedures is

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available on our website at www.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”). Our procedures require management to submit any proposed “related party transaction” (defined as a transaction that is required to be disclosed in our proxy statement pursuant to the requirements of Item 404(a) of Regulation S-K promulgated by the SEC) or amendment to an existing related party transaction to the Audit Committee for approval or ratification. In some cases, the matter may be determined by the chair of the Audit Committee. In considering whether to approve a given transaction, the Audit Committee (or chair) must consider:

•	whether the terms of the related party transaction are fair to First Horizon and on terms at least as favorable as would apply if the other party was not, or did not have an affiliation with, a director or executive officer of First Horizon;
•	whether First Horizon is currently engaged in other related party transactions with the related party at issue or other related parties of the same director or executive officer;

•	whether there are demonstrable business reasons for First Horizon to enter into the related party transaction;

•	whether the related party transaction would impair the independence of a director; and

•	whether the related party transaction would present an improper conflict of interest for any director or executive officer of First Horizon, taking into account the size of the transaction, the overall financial position of the director or executive officer, the direct or indirect nature of the interest of the director or executive officer in the transaction, the ongoing nature of any proposed relationship, and any other factors the Audit Committee deems relevant.

Transactions with Related Persons

First Horizon, the Bank and the subsidiaries of each, as applicable, have entered into lending transactions and/or other banking or financial services transactions in the ordinary course of business with our executive officers, directors, nominees, their immediate family members and affiliated entities, and the persons of which we are aware that beneficially own more than five percent of our common stock, and we expect to have such transactions in the future. Such transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the company, and did not involve more than the normal risk of collectability or present other unfavorable features. We note that as a perquisite we offer all employees discounts on certain financial services (for example, no-fee domestic wire transfers). These discounts are available to our executive officers except in relation to credit extended at the time an executive officer is serving as such.

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STOCK OWNERSHIP INFORMATION

Stock Ownership Information

As of December 31, 2018, there were 8,900 shareholders of record of our common stock. To our knowledge, there were four persons who owned beneficially, as that term is defined by Rule 13d-3 of the Securities Exchange Act of 1934, more than five percent (5%) of our common stock as of December 31, 2018. Certain information concerning beneficial ownership of our common stock by those persons as of December 31, 2018 is set forth in the following table:

Security Ownership of Certain Beneficial Owners

Name and Address of Beneficial Owner*	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.	29,426,776	9.1%
FMR LLC	26,423,349	8.156%
Fuller & Thaler Asset Management, Inc.	17,036,358	5.24%
The Vanguard Group, Inc.	30,926,852	9.54%

*	Addresses appear in the text below.

BlackRock. The information in the table above with respect to BlackRock is based on information set forth in Schedule 13G/A, filed with the Securities and Exchange Commission on February 4, 2019 by BlackRock, Inc. on behalf of its subsidiaries BlackRock (Netherlands) B.V., BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, Blackrock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC, BlackRock Japan Co Ltd and BlackRock Life Limited, BlackRock (Luxembourg) S.A., 55 East 52nd Street, New York, NY 10055. According to this Schedule 13G, BlackRock has sole voting power with respect to 27,970,759 shares of our common stock and sole dispositive power with respect to 29,426,776 shares of our common stock.

FMR. The information in the table above with respect to FMR is based on information set forth in Schedule 13G, filed with the Securities and Exchange Commission on February 13, 2019 by FMR LLC, 245 Summer Street, Boston, MA 02210, on behalf of its subsidiaries and affiliates FIAM LLC, Fidelity Institutional Asset Management Trust Company, FMR CO., Inc., and Strategic Advisers LLC. According to this Schedule 13G, FMR has sole voting power with respect to 1,854,620 shares of our common stock and sole dispositive power with respect to 26,423,349 shares of our common stock. Abigail P. Johnson is also listed as a reporting person in the Schedule 13G. According to the Schedule 13G, Ms. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. The Schedule 13G provides the following additional disclosure: Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

Fuller & Thaler. The information in the table above with respect to Fuller & Thaler is based on information set forth in Schedule 13G, filed with the Securities and Exchange Commission on February 14, 2019 by Fuller & Thaler Asset Management, Inc., 411 Borel Avenue, Suite 300, San Mateo, CA 94402. According to this Schedule 13G, Fuller & Thaler has sole voting power with respect to 16,682,814 shares of our common stock and sole dispositive power with respect to 17,036,358 shares of our common stock.

Vanguard. The information in the table above with respect to The Vanguard Group, Inc. (“Vanguard”) is based on information set forth in Amendment No. 7 to Schedule 13G, filed with the Securities and Exchange Commission on February 11, 2019 by Vanguard, 100 Vanguard Boulevard, Malvern, Pennsylvania 19355, on behalf of itself and its subsidiaries Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd.

30

STOCK OWNERSHIP INFORMATION

According to this Schedule 13G, Vanguard has sole voting power with respect to 152,511 shares of our common stock, shared voting power with respect to 29,942 shares of our common stock,

shared dispositive power with respect to 153,362 shares of our common stock and sole dispositive power with respect to 30,773,490 shares of our common stock.

The table below sets forth certain information concerning beneficial ownership of our common stock by each director and nominee, each executive officer named in the Summary Compensation Table, and the directors and executive officers as a group. The information in the table is as of December 31, 2018 except as otherwise noted in the notes to the table.

Security Ownership of Management

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Kenneth A. Burdick	2,000	(3)	*
John C. Compton	74,477		*
Wendy P. Davidson	150	(3)	*
Mark A. Emkes	51,251		*
Peter N. Foss	38,712		*
Corydon J. Gilchrist	71,331		*
D. Bryan Jordan	1,170,921	(4)	*
Michael E. Kisber(2)	521,005	(4)	*
William C. Losch, III	362,860	(4)	*
Scott M. Niswonger	706,455		*
Vicki R. Palmer	80,546	(3)	*
David T. Popwell	415,489	(4)	*
Colin V. Reed	99,227		*
Cecelia D. Stewart	14,947		*
Rajesh Subramaniam	3,407		*
R. Eugene Taylor	1,222,558	(4)	*
Charles T. Tuggle, Jr.	349,658	(4)	*
Luke Yancy III	50,598	(3)	*
Directors and Executive Officers as a Group (22 persons)	6,023,396	(4)	1.88%

*	No current individual director, nominee or executive officer beneficially owns more than one percent (1%) of our outstanding common stock or depositary shares.

(1)	The respective directors, nominees and officers have sole voting and investment powers with respect to all of such shares except as specified in notes (3) and (4).

The numbers of shares covered by stock options reported in the table have been adjusted proportionately to reflect the effects of dividends paid in common stock from October 1, 2008 through January 1, 2011.

No current director or executive officer beneficially owns any of the depositary shares, each representing a 1/4000th interest in a share of non-cumulative perpetual preferred stock, Series A, issued by First Horizon on January 31, 2013.

(2)	The share balance for Mr. Kisber does not include 27,994 shares deferred prior to January 2005 under our stock option program and our restricted stock incentive plan, which at that time permitted participants to defer receipt of shares upon the exercise of options and receipt of shares prior to the lapsing of restrictions imposed on restricted stock awards, respectively. These shares are not currently issued and are not considered to be beneficially owned for purposes of Rule 13d-3, but are reflected in a deferral account on our books as phantom stock units or restricted stock units.

(3)	Mr. Burdick and Ms. Davidson joined our Board on January 28, 2019, and their beneficial ownership is shown as of that date. Includes the following shares as to which the named non-employee directors have the right to acquire beneficial ownership through the exercise of stock options granted under our director plans, all of which are 100% vested or will have vested within 60 days of December 31, 2018: Ms. Palmer—31,998; and Mr. Yancy—10,048.

(4)	Includes the following shares of restricted stock with respect to which the named person or group has sole voting power but no investment power: Mr. Losch—11,064; Mr. Popwell—14,005; Mr. Taylor—108,303 and the director and executive officer group—170,947. Includes the following shares as to which the named person or group has the right to acquire

31

STOCK OWNERSHIP INFORMATION

beneficial ownership through the exercise of stock options granted under our stock option plans, all of which are 100% vested or will have vested within 60 days of December 31, 2018: Mr. Jordan—506,893; Mr. Kisber—149,740; Mr. Losch—176,271; Mr. Popwell—186,409; Mr. Tuggle—147,562 and the director and executive officer group—1,509,306. Also includes shares held at December 31, 2018 in 401(k) Savings Plan accounts. The group totals include the beneficial ownership of Mr. Burdick and Ms. Davidson as of January 28, 2019, the date they joined our Board.

32

VOTE ITEM 1—ELECTION OF DIRECTORS

Vote Item 1—Election of Directors

Overview. The Board of Directors is proposing for election all fourteen of our current directors: Messrs. Burdick, Compton, Emkes, Foss, Gilchrist, Jordan, Niswonger, Reed, Subramaniam, Taylor and Yancy and Mses. Davidson, Palmer and Stewart, at the 2019 annual meeting, to hold office until the 2020 annual meeting of shareholders and until their successors are duly elected and qualified. Mr. Burdick and Ms. Davidson were elected by the Board of Directors in January 2019; they were recommended for positions on our Board by a third party search firm. If any nominee proposed by the Board of Directors is unable to accept election, which the Board of Directors has no reason to anticipate, the persons named in the enclosed form of proxy will vote for the election of such other persons as directed by the Board, unless the Board decides to reduce the number of directors pursuant to the Bylaws.

Identification and Nomination of Candidates. The Board and the Nominating & Corporate Governance Committee regularly assess the composition of the Board as a whole and the contributions of each director. The Nominating & Corporate Governance Committee’s charter assigns to that Committee the duty to identify individuals believed to be qualified to become Board members and to recommend to the Board the individuals to stand for election or reelection as directors. In nominating candidates, the Committee may take into consideration such factors as it deems appropriate, including personal qualities and characteristics, experience, accomplishments and reputation in the business community; current knowledge and contacts in the communities in which the company does business and in the company’s industry or other industries relevant to the company’s business; diversity of viewpoints, background, experience and other demographics; ability and willingness to commit adequate time to Board and committee matters; and the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective and responsive to its duties and responsibilities and the needs of the company.

Assessment of the Board’s Composition. At each of its regularly scheduled meetings, the Nominating & Corporate Governance Committee reviews the composition of the Board as a whole, considering the mix of skills and experience that directors bring to the Board, and evaluates Board composition in light of the company’s then-current business needs as well as applicable legal, regulatory and NYSE requirements. Among the areas considered by the Committee are each director’s independence under the NYSE listing standards; experience, including experience as a public company officer or director; primary area of business expertise; geographical markets experience; and projected retirement date. In accordance with the requirements of the National Bank Act, the Committee also considers the proportion of directors who reside in states in which the Bank has a main or branch office (or within 100 miles of Memphis). In light of this review, the Committee assesses whether the Board has the necessary tools to perform its oversight functions effectively and recommends, as appropriate, new nominees for consideration by the Board. The Board, with oversight provided by the Committee, also conducts an annual self-evaluation that includes an evaluation of whether Board members have an appropriately broad and diverse range of experience and whether committee members have the right expertise, background and skills to be effective and responsive to their duties and responsibilities as committee members.

Individual Director Evaluations. The Nominating & Corporate Governance Committee also conducts annual individual director evaluations. To facilitate these evaluations, the Board has adopted a Statement of Expectations of Directors. The Statement of Expectations contains specific activities and conduct each director should engage in or adhere to and includes consideration of each director’s background, expertise and skills. The Statement of Expectations is provided to each new director at the time of orientation and to all directors once a year. Each year, the Nominating & Corporate Governance Committee conducts evaluations against the Statement of Expectations of the performance of each non-employee director prior to determining whether to recommend him or her to the Board for renomination. In addition, at least every three years, in lieu of the regular evaluation of individual directors by the Nominating & Corporate Governance Committee, the company engages a third party to conduct individual director assessments and to provide advice and reports on how individual directors and the Board can improve. These assessments may include both director self-assessments and peer assessments.

Board Experiences, Qualifications, Attributes and Skills. Our Board selected our fourteen director nominees based on the belief that each one brings significant experience and expertise that will serve First Horizon well. The breadth of their expertise and their mix of attributes is reflected in the table below. Following the table is a summary for each nominee of the particular experiences,

33

VOTE ITEM 1—ELECTION OF DIRECTORS

qualifications, attributes or skills that led the Board to conclude that he or she should serve as a director of First Horizon, as well as the age, current principal occupation (which has continued for at least five years unless otherwise indicated), name and principal business of the organization in which his or her occupation is carried on, directorships in other reporting companies (including those held in the past but not currently held), and year first elected to our Board. All of our directors are also directors of the Bank.

Committee Appointments. Director committee appointments are disclosed below and in a table on page 19 in the “Corporate Governance and Board Matters—Committee Charters & Committee Composition” section of this proxy statement above.

Our director nominees at a glance

11	5	4	12	6
have experience as	have finance or	have experience	have served as a	have experience
a CEO/President*	accounting	in the banking	director or	in information
	experience**	industry	executive officer of	technology
			another	matters***
public company

1	14	5	10	7
has served in	have strategic	are diverse in	have marketing	joined the Board
government	planning/leadership	terms of race,	and retail	within the last
	experience	gender or	distribution	seven years
		ethnicity	experience

*	CEO or president of a firm or major operating division

**	Audit committee financial expert, CFO, or background in accounting or financial planning and analysis

***	Includes experience managing a business in which information technology plays a significant role
34

VOTE ITEM 1—ELECTION OF DIRECTORS

Kenneth A. Burdick Chief Executive Officer, WellCare Health Plans, Inc. Independent director since 2019 Age 60 Committees: • Audit • Compensation • Bank Trust Audit

Kenneth A. Burdick has been the Chief Executive Officer of WellCare Health Plans, Inc., Tampa, Florida, a managed care company focusing exclusively on providing government-sponsored managed care services, since 2015. He joined WellCare in 2014, serving initially as president, national health plans, and then as president and chief operating officer. Mr. Burdick served as the President and Chief Executive Officer of Blue Cross and Blue Shield of Minnesota from February 2012 to July 2012. From August 2010 to February 2012, he served as Chief Executive Officer of the Medicaid and Behavioral Health businesses of Coventry Health Care, Inc., and from October 1995 to May 2009, Mr. Burdick held a variety of positions with UnitedHealth Group, Inc.

Skills and Expertise:

•  Leadership experience at a public company

•  Experience in finance and accounting, employee matters, mergers and acquisitions, risk assessment, information technology, civic affairs, government relations, corporate governance, securities markets and compliance and similar matters associated with leadership positions at public companies

•  Florida resident with knowledge of the Florida market

Other Current Public Company Board Service: WellCare Health Plans, Inc. (since 2014)

Non-Profit Board Service: Serves on the board of one non-profit organization

John C. Compton Partner at Clayton, Dubilier & Rice Independent director since 2011 Age 57 Committees: • Compensation • Executive & Risk • Nominating & Corporate Governance (chair)

Mr. Compton is a Partner at Clayton, Dubilier & Rice, a New York-based private equity firm. Prior to 2015, he was a private investor and consultant and served as an Operating Advisor to Clayton, Dubilier & Rice. He served as CEO of Pilot Flying J, Knoxville, Tennessee, a national operator of travel centers, until February 2013. Prior to September 2012, he served for twenty-nine years in various senior leadership positions with PepsiCo Inc., a global food, snack and beverage company, including Chief Executive Officer of PepsiCo Americas Foods, President and CEO of Quaker, Tropicana, Gatorade and CEO of PepsiCo North America, culminating in his service as President of PepsiCo.

Skills and Expertise:

•  Leadership experience at a public company

•  Experience in matters affecting public companies, including finance and accounting, employee matters, mergers and acquisitions, risk assessment, civic affairs, government relations, corporate governance, securities markets and compliance and similar matters

•  Extensive experience in sales, marketing, operations and general management

•  Knowledge of public company governance matters due to public company board service

•  East Tennessee resident with knowledge of the east Tennessee market

Prior Public Company Board Service: US Foods Holding Corp. (2015-2018); Pepsi Bottling Group (2008-2010)

Non-Profit Board Service: Serves on the board of two non-profit organizations

35

VOTE ITEM 1—ELECTION OF DIRECTORS

Wendy P. Davidson President, U.S. Specialty Channels, Kellogg Company Independent director since 2019 Age 49 Committees: • Audit • Information Technology • Bank Trust Audit

Wendy P. Davidson has been the President of U.S. Specialty Channels of Kellogg Company, Elmhurst, Illinois, a global food, cereal and snack company, since 2013. She serves as a member of the company’s Global Leadership Team, North American Leadership Team, eighteen94 Venture Capital Fund and Global Strategy Councils. From 2010 to 2013, she served in various senior roles at McCormick & Company, Inc., including as Vice President, Custom Flavor Solutions, U.S. & Latin America, and from 1993 to 2009 she held a variety of executive positions at Tyson Foods, Inc., including Senior Vice President and General Manager – Global Customer and Group Vice President – Foodservice Group, culminating in her service as Senior Vice President and General Manager – Prepared Foods.

Skills and Expertise:

•  Extensive general management experience, including marketing, sales, operations, supply chain, strategic planning, new market development, disruptive business model innovation, crisis management, digital commerce, brand building and commercial execution

•  Senior level policy-making experience at a public company

•  Experience in employee matters, finance and accounting, mergers and acquisitions, government relations, enterprise risk assessment, and similar matters associated with running a large division of a public company

Non-Profit Board Service: Serves on the board of one non-profit organization

Mark A. Emkes

Retired Commissioner, Department of Finance and Administration, State of Tennessee and retired Chairman, Chief Executive Officer and President, Bridgestone Americas, Inc.

Independent director
since 2008

Age 66

Committees:

•  Audit (chair)

•  Compensation

•  Information Technology

•  Bank Trust Audit (chair)

Audit Committee Financial Expert

Mr. Emkes retired in May 2013 as the Commissioner of the Department of Finance and Administration of the State of Tennessee, a position he had served in since January 2011. Prior to his service as Commissioner, he served as the Chairman, Chief Executive Officer and President of Bridgestone Americas, Inc. and as a director of its parent company, Tokyo-based Bridgestone Corporation, a worldwide tire and rubber manufacturer.

Skills and Expertise:

•  Leadership experience at a large subsidiary of a public company

•  Experience in governmental affairs

•  Experience in matters affecting public companies, including finance and accounting, employee matters, mergers and acquisitions, risk assessment, civic affairs, government relations, corporate governance and compliance and similar matters

•  Knowledge of public company executive compensation and governance matters due to public company board service

•  Nashville resident with knowledge of the Nashville market

Other Current Public Company Board Service: CoreCivic, Inc. (since 2014) (Chairman of the Board since 2016) and Greif, Inc. (since 2008)

Prior Public Company Board Service: Bridgestone Corporation (2004-2010) and Clarcor Inc. (2010-2017)

Non-Profit Board Service: Serves on the board of two non-profit organizations

36

VOTE ITEM 1—ELECTION OF DIRECTORS

Peter N. Foss General Manager, GE/NFL Head Health Program Independent director since 2017 Age 75 Committees: • Audit • Nominating & Corporate Governance • Bank Trust Audit

Mr. Foss is currently the general manager of the GE/NFL Head Health Program. Prior to his retirement in 2013, he served for 35 years in various leadership positions with General Electric Company, a global digital industrial company, including most recently as General Manager for Enterprise Selling and as President of the General Electric Company’s Olympic Sponsorship and Corporate Accounts. Mr. Foss became a director of First Horizon and the Bank upon the closing of First Horizon’s acquisition of Capital Bank Financial Corp. in 2017.

Skills and Expertise:

•  Extensive managerial and sales experience

•  Senior level policy-making experience at a public company

•  Knowledge of public company audit, executive compensation and governance matters due to public company board service

•  North Carolina resident with knowledge of the North Carolina market

Other Current Public Company Board Service: Healthcare Trust of America, Inc. (since 2015)

Prior Public Company Board Service: Capital Bank Financial Corp. (2009-2017), Capital Bank Corp. (2011-2012), Green Bankshares, Inc. (2011-2012) and TIB Financial Corp. (2011-2012)

Non-Profit Board Service: Serves on the boards of two non-profit organizations.

Corydon J. Gilchrist Private investor and Chartered Financial Analyst Independent director since 2012 Age 48 Committees: • Executive & Risk • Information Technology • Nominating & Corporate Governance

Mr. Gilchrist is a private investor and a Chartered Financial Analyst. From 2000 to 2011 he was a portfolio manager and partner at Marsico Capital Management. While at Marsico, Mr. Gilchrist was the sole portfolio manager for Marsico’s 21st Century Fund and the lead portfolio manager for Marsico’s Global Fund. Before joining Marsico, he was a senior analyst and portfolio manager covering emerging markets at The Principal Financial Group.

Skills and Expertise:

•  Extensive expertise in macro and micro investment analysis

•  Understanding of business value, business risk and strategic decision-making

•  Experience analyzing various matters, including finance and accounting, securities markets, corporate governance, mergers and acquisitions, and risk assessment, that affect public companies

Non-Profit Board Service: Serves on the boards of two non-profit organizations

37

VOTE ITEM 1—ELECTION OF DIRECTORS

D. Bryan Jordan Chairman of the Board, President and Chief Executive Officer of First Horizon and the Bank Chairman of the Board since 2012; director since 2008 Age 57 Committees: • Executive & Risk

Mr. Jordan is Chairman of the Board, President and Chief Executive Officer of First Horizon and the Bank. He was elected Chairman of the Board of Directors in 2012 and has held the positions of President and Chief Executive Officer and director since 2008. Mr. Jordan was the Chief Financial Officer of First Horizon and the Bank from 2007 to 2008, and prior to that he served in various positions at Regions Financial Corporation and its subsidiary Regions Bank, including (beginning in 2002) as Chief Financial Officer. Prior to 2000, he held various finance and accounting related positions at Wachovia Corporation.

Skills and Expertise:

•  Extensive experience in the banking and financial services industry

•  Experience in finance and accounting, employee matters, mergers and acquisitions, risk assessment, information technology, civic affairs, government relations, corporate governance, securities markets and compliance and similar matters associated with leadership positions at public companies

•  Knowledge of public company audit and governance matters due to public company board service

Other Current Public Company Board Service: AutoZone, Inc. (since 2013)

Non-Profit Board Service: Serves on the boards of several non-profit organizations

Scott M. Niswonger Retired Chairman of Landair Transport, Inc. Independent director since 2011 Age 71 Committees: • Executive & Risk • Nominating & Corporate Governance • Bank Trust Committee

Mr. Niswonger retired as Chairman of Landair Transport, Inc., a time-definite trucking, warehousing, and supply-chain management company, in 2018. He previously served as Chief Executive Officer (until 2003) of Landair and as Chairman of the Board (until 2005) and Chief Executive Officer (until 2003) of Forward Air, Inc., which operated as one company with Landair until the two were separated into two public companies in 1998; Landair thereafter again became a private company.

Skills and Expertise:

•  Leadership experience at two public companies

•  Extensive experience in matters affecting both public and private companies, including sales, marketing and logistics, finance and accounting, employee matters, mergers and acquisitions, risk assessment, civic affairs and government relations, corporate governance and securities markets and compliance

•  East Tennessee resident with knowledge of the east Tennessee market

Prior Public Company Board Service: Landair Transport, Inc. (1998-2003) and Forward Air, Inc. (1998-2005)

Non-Profit Board Service: Serves on the boards of several non-profit organizations

38

VOTE ITEM 1—ELECTION OF DIRECTORS

Vicki R. Palmer President of The Palmer Group, LLC Independent director since 1993 Age 65 Committees: • Compensation (chair) • Executive & Risk

Ms. Palmer is the President of The Palmer Group, LLC, Atlanta, Georgia, a general consulting firm. Between 2004 and 2009, she served as Executive Vice President, Financial Services and Administration, Coca-Cola Enterprises Inc. (“CCE”), Atlanta, Georgia, a bottler of soft drink products. She was responsible for overseeing treasury, pension and retirement benefits, asset management, internal audit and risk management, was a member of CCE’s Risk Committee, served on CCE’s Senior Executive Committee and had oversight responsibility for CCE’s enterprise-wide risk assessment process.

Skills and Expertise:

•  Expertise in public company finance, risk management and administration

•  Senior level policy-making experience at a public company

•  Knowledge of public company audit and governance matters due to public company board service

Other Current Public Company Board Service: Haverty Furniture Companies Inc. (since 2001)

Non-Profit Board Service: Serves on the boards of several non-profit organizations

Colin V. Reed

Chairman of the Board and Chief Executive Officer of Ryman Hospitality Properties, Inc.

Independent director
since 2006

Lead director

Age 71

Committees:

•  Compensation

•  Executive & Risk (chair)

Mr. Reed is the Chairman of the Board and Chief Executive Officer of Ryman Hospitality Properties, Inc. (“Ryman”), Nashville, Tennessee, a real estate investment trust. Ryman is the successor by merger to Gaylord Entertainment Company (“Gaylord”), a diversified hospitality and entertainment company whose conversion to a real estate investment trust and subsequent merger into Ryman was led by Mr. Reed. Mr. Reed was elected Chairman of the Board of Gaylord in 2005 and Chief Executive Officer in 2001.

Skills and Expertise:

•  Leadership experience at a public company

•  Extensive experience in finance and accounting as well as employee matters, mergers and acquisitions, risk assessment, information technology, civic affairs, government relations, corporate governance, securities markets and compliance and similar matters associated with leadership positions at public companies

•  Knowledge of public company matters due to public company board service

•  Nashville resident with knowledge of the Nashville market

Other Current Public Company Board Service: Ryman Hospitality Properties, Inc. (since 2001)

Prior Public Company Board Service: Rite Aid Corporation (2003-2005)

39

VOTE ITEM 1—ELECTION OF DIRECTORS

Cecelia D. Stewart

Retired President of U.S. Consumer and Commercial Banking of Citigroup, Inc.

Independent director
since 2014

Age 60

Committees:

•  Audit

•  Information Technology (chair)

•  Bank Trust

•  Bank Trust Audit

Cecelia D. Stewart retired as the President of U.S. Consumer and Commercial Banking of Citigroup, Inc., a global diversified financial services holding company, in 2014. She had held that position since 2011. From 2009 to 2011, she was President of the retail banking group and CEO of Morgan Stanley Private Bank N.A. Ms. Stewart’s career in banking began at Wachovia Bank N.A. in 1978, where she held a variety of regional banking positions, culminating in her service as Executive Vice President and Head of Retail and Small Business Banking from 2003 to 2008.

Skills and Expertise:

•  Extensive experience in banking and financial services

•  Senior level policy-making experience at a public company

•  Experience in employee matters, finance and accounting, risk assessment, and similar matters associated with running a large division of a public company

•  Knowledge of public company executive compensation, information technology and other matters due to public company board service

Other Current Public Company Board Service: United States Cellular Corporation (since 2013)

Rajesh Subramaniam

President and Chief Operating Officer of FedEx Corporation

Independent director
since 2016

Age 53

Committees:

•  Audit

•  Information Technology

•  Nominating & Corporate Governance

•  Bank Trust Audit

Mr. Subramaniam is President and Chief Operating Officer of FedEx Corporation (“FedEx”), Memphis, Tennessee, a provider of transportation, e-commerce and business services. He is also President and CEO of FedEx Express, Co- President and Co-CEO of FedEx Services, Inc. and a member of FedEx’s Strategic Management Committee. Prior to March 1, 2019, he served as President and CEO of FedEx Express, and prior to January 1, 2019, he served as Executive Vice President and Chief Marketing and Communications Officer of FedEx as well as Chairman of FedEx Trade Networks and Chairman of FedEx Office and Print Services, Inc. He served as Senior Vice President (2006 to 2013) and Executive Vice President (2013 to 2016) of Marketing and Communications, FedEx Services, Inc. From 2003 to 2006, Mr. Subramaniam was the President of FedEx Canada, and from 1999 to 2003, he served as Vice President of Marketing for FedEx’s Asia Pacific business.

Skills and Expertise:

•  Leadership experience at a public company

•  In-depth experience in marketing, public relations, communications, crisis management, corporate strategy, global pricing and revenue management, customer experience, portfolio management and innovation

•  Expertise in information technology, including leadership of digital transformation

•  Memphis resident with knowledge of the Memphis market

Non-Profit Board Service: Serves on the board of one non-profit organization

40

VOTE ITEM 1—ELECTION OF DIRECTORS

R. Eugene Taylor Vice Chairman of the Board of First Horizon and the Bank Director since 2017 Age 71 Committees: • Executive & Risk

Mr. Taylor is the Vice Chairman of the Board of Directors of First Horizon and the Bank, a position he assumed upon the closing of First Horizon’s acquisition of Capital Bank Financial Corp. (“Capital Bank”) in 2017. He served as Chairman of the Board of Directors and Chief Executive Officer of Capital Bank from 2009 until 2017. Prior to 2009, Mr. Taylor spent 38 years at Bank of America Corporation, most recently as the Vice Chairman of the firm and President of Global Corporate & Investment Banking.

Skills and Expertise:

•  Extensive experience in the banking and financial services industry

•  Experience in finance and accounting, employee matters, mergers and acquisitions, risk assessment, information technology, civic affairs, government relations, corporate governance, securities markets and compliance and similar matters associated with leadership positions at public companies

•  Knowledge of public company executive compensation and governance matters due to public company board service

•  North Carolina resident with knowledge of the North Carolina market

Other Current Public Company Board Service: Sonic Automotive, Inc. (since 2015)

Prior Public Company Board Service: Capital Bank Financial Corp. (2009-2017), Capital Bank Corp. (2011-2012), Green Bankshares, Inc. (2011-2012) and TIB Financial Corp. (2011-2012)

Luke Yancy III

President and Chief Executive Officer of Yancy Financial Group, Inc. and retired President and Chief Executive Officer of the MMBC Continuum

Independent director
since 2001

Age 69

Committees:

•  Audit

•  Bank Trust (chair)

•  Bank Trust Audit

Mr. Yancy is the President and Chief Executive Officer of Yancy Financial Group, Inc., a professional consulting firm in the area of economic diversity and inclusion. He retired as the President and Chief Executive Officer of the MMBC Continuum, Memphis, Tennessee, a non-profit organization that promotes minority and women business enterprises, in 2017. Prior to 2000, Mr. Yancy was President, West Region, of AmSouth Bank and, prior to its acquisition by AmSouth in 1999, First American Bank.

Skills and Expertise:

•  Expertise in implementation of diversity and inclusion initiatives in the corporate setting

•  Experience in banking and financial services, including as commercial lending division head, group manager of business lending and consumer lending and senior credit officer

•  Wide-ranging ties in the mid-south community

•  Memphis resident with knowledge of the Memphis market

The Board of Directors unanimously recommends that the shareholders vote for the election of all director nominees as described in vote item 1.

41

VOTE ITEM 2—ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

Vote Item 2—Advisory Resolution to Approve Executive Compensation

2018 Say on Pay Vote, Shareholder Outreach and Responses

At our 2018 annual meeting, vote item 3—Advisory Resolution to Approve Executive Compensation, commonly known as “say on pay”—received a FOR vote of 32% of the shares voted. This contrasts sharply with the vote our say on pay vote item has historically received; in 2017, for instance, our say on pay vote item received the support of 95.2% of our shareholders. Although the say on pay vote is technically advisory, the Committee and the entire Board took the 2018 results very seriously, reached out to our shareholders and listened to their concerns. Our outreach to shareholders is described in detail in the Compensation Discussion & Analysis (CD&A) section of this proxy statement beginning on page 47.

In response to the feedback we received from our shareholders, First Horizon has implemented a number of enhancements to its executive compensation. The table below highlights key outcomes of our 2018 shareholder engagement process, all of which are discussed in more detail in the CD&A.

HIGHLIGHTS OF COMPENSATION COMMITTEE ACTIONS

•	Committee will not create all-or-nothing designs for special awards

•	Committee will not pay off-plan cash bonuses to the CEO

•	FTN Executive pay package for 2018 was changed to be a variable percentage of divisional net profit, starting at 9% and capped at the old fixed rate of 15%; the percentage depends upon divisional return on equity (ROE)

•	Starting in 2019 our traditional PSU goal—ROE ranked against our peers—will be changed to return on tangible common equity (ROTCE), also ranked against our peers, to more closely align with our long-term goals

•	2019 PSUs will also include an adjustment, 25% up or down, based on our total shareholder return (TSR) rank against peers; our TSR ranking will modify the primary outcome which is driven by our ROTCE rank against peers

•	PSUs will comprise 60% of CEO’s 2019 stock awards, up from 50%

2018 Corporate Performance and Compensation Outcomes

Our model for long-term financial performance targets is called the “bonefish.” The bonefish model was first developed in 2009 and is updated as circumstances change. We strive to achieve bonefish targets using organic expansion and improvement coupled with strategic and tactical acquisitions. At the start of 2018, our “head” goal was to achieve return on tangible common equity

(ROTCE) of at least 15%, and a key supporting measure was to achieve return on assets (ROA) of at least 1.10%.

Results for those measures in 2018 are presented below, along with two commonly-followed non-bonefish measures: earnings per share (EPS) and return on equity (ROE).

2018 Financial Highlights

EPS / Adj EPS $1.65 / $1.41	ROA / Adj ROA 1.38% / 1.19% 2018 Bonefish: 1.10% - 1.30%	ROE / Adj ROE 12.1% / 10.5%	ROTCE / Adj ROTCE 20.3% / 17.7% 2018 Bonefish: 15%+
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VOTE ITEM 2—ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

In 2018 we surpassed our goals. Key contributors to this success were the Capital Bank merger in 2017, organic loan and deposit growth, and disciplined lending practices, coupled with improvement in environmental factors, especially corporate tax reform. Increases in short-term interest rates early in the year were beneficial, while continued increases later in the year (coupled with little increase in long-term rates) negatively impacted net interest margins and contributed to a major stock price decline affecting the entire banking sector.

ROTCE and adjusted results differ from results reported using generally accepted accounting principles (GAAP). The impacts of a large capital gain, merger integration expenses, and certain other notable items have been excluded from all adjusted results. Non-GAAP results are reconciled to GAAP results in Appendix B.

The Compensation Committee took these achievements and results into account in executive compensation decisions. Our compensation policies and practices are designed to align the interests of all of our employees, including our executives, with the interests of our shareholders. We seek to attract, retain, incent, and reward individuals who contribute to the long-term success of the company. Key practices linking performance to compensation include significant weighting of pay mix in favor of awards at risk for financial or market performance, meaningful share retention requirements for executives, and correlation of the payouts of financial performance awards with total returns to our shareholders. Details regarding these practices and their effects are discussed throughout the CD&A beginning on page 47.

“Say on Pay” Resolution

Under Section 14A of the Securities Exchange Act, our shareholders are entitled to an advisory vote on the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, compensation tables and the related material. This advisory vote, commonly known as a “say on pay” proposal, gives our shareholders the opportunity to endorse or not endorse our executive pay program. At the 2017 annual meeting, our shareholders had the opportunity to cast an advisory vote on how frequently we should hold a say on pay vote. The Board recommended and the shareholders approved an annual frequency for the say on pay vote, and the Board subsequently determined that we would in fact conduct a say on pay vote at each annual meeting.

We believe that the information we have provided in the Compensation Discussion & Analysis, the executive compensation tables and the related disclosure contained in this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our shareholders’ interests to support the long-term success of First Horizon. Accordingly, the Board of Directors unanimously recommends that you vote in favor of the following resolution:

“RESOLVED, that the holders of the common stock of First Horizon National Corporation (“Company”) approve, on an advisory basis, the compensation of the Company’s executive officers named in the Summary Compensation Table of the Company’s proxy statement for the 2019 annual meeting of shareholders as such compensation is disclosed in such proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, the executive compensation tables and the related disclosure contained in the proxy statement.”

Because your vote is advisory, it will not be binding upon the Board, and the vote on this item will not be construed as overruling a Board decision or as creating or implying any additional fiduciary duty by the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors unanimously recommends that the shareholders vote for vote item 2.

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VOTE ITEM 3—RATIFICATION OF APPOINTMENT OF AUDITORS

Vote Item 3—Ratification of Appointment of Auditors

Appointment of Auditors for 2019

KPMG LLP audited our annual consolidated financial statements for the year 2018. The Audit Committee has appointed KPMG LLP to be our auditors for the year 2019. Although not required by law, regulation or the rules of the New York Stock Exchange, the Board has determined, as a matter of good corporate governance and consistent with past practice, to submit to the shareholders as vote item 3 the ratification of KPMG LLP’s appointment as our auditors for the year 2019, with the recommendation that the shareholders vote for item 3. Representatives of KPMG LLP are expected to be present at the annual meeting of shareholders with the opportunity to make a statement and to respond to appropriate questions. The 2018 engagement letter with KPMG LLP was subject to alternative dispute resolution procedures. If the shareholders do not vote to ratify KPMG LLP’s appointment as our auditors for the year 2019, the Board of Directors will consider what course of action would be appropriate.

Fees Billed to Us by Auditors during 2017 and 2018

The table below and the paragraphs following it provide information regarding the fees billed to us by KPMG LLP during 2017 and 2018 for services rendered in the categories of audit fees, audit-related fees, tax fees and all other fees.

	2017	2018
Audit Fees	$3,308,963	$2,318,500
Audit-Related Fees	110,000	113,500
Tax Fees	190,000	107,585
All Other Fees	0	0
Total	$3,608,963	2,539,585

Audit Fees. Represents the aggregate fees billed to us by KPMG LLP for professional services rendered for the audit of our consolidated financial statements, including the audit of internal controls over financial reporting, and review of our quarterly financial statements or for services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements, including registration statements and offerings, and acquisition-related audit procedures.

Audit-Related Fees. Represents the aggregate fees billed to us by KPMG LLP for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and that are not reported under “Audit Fees” above. The amount for both years consists of fees for attestation and reports on controls placed in operation and tests of operating effectiveness.

Tax Fees. Represents the aggregate fees(if any) billed to us by KPMG LLP for professional services for tax compliance, tax advice, and tax planning. The amounts for 2017 and 2018 consist of fees for assistance with tax research and tax consulting services.

All Other Fees. Represents the aggregate fees (if any) billed to us by KPMG LLP for products and services other than those reported under the three preceding paragraphs.

None of the services provided to us by KPMG LLP and described in the paragraphs entitled “Audit-Related Fees,” “Tax Fees” and “All Other Fees” above were approved pursuant to the de minimis exception of SEC Rule 2-01(c)(7)(i)(C).

Policy on Pre-Approval of Audit & Non-Audit Services

The Audit Committee has adopted a policy providing for pre-approval of all audit and non-audit services to be performed by KPMG LLP, as the registered public accounting firm that performs the

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VOTE ITEM 3—RATIFICATION OF APPOINTMENT OF AUDITORS

audit of our consolidated financial statements that are filed with the SEC. Services either may be approved in advance by the Audit Committee specifically on a case-by-case basis (“specific pre-approval”) or may be approved in advance (“advance pre-approval”). Advance pre-approval requires the Committee to identify in advance the specific types of services that may be provided and the fee limits applicable to such types of services, which limits may be expressed as a limit by type of service or by category of services. All requests to provide services that have been pre-approved in advance must be submitted to the Chief Accounting Officer prior to the provision of such services for a determination that the service to be provided is of the type and within the fee limit that has been pre-approved. Unless the type of service to be provided by KPMG LLP has received advance pre-approval under the policy and the fee for such service is within the limit pre-approved, the service will require specific pre-approval by the Committee.

The terms of and fee for the annual audit engagement must receive the specific pre-approval of the Committee. “Audit,” “Audit-related,” “Tax,” and “All Other” services, as those terms are defined in the policy, have the advance pre-approval of the Committee, but only to the extent those services have been specified by the Committee and only in amounts that do not exceed the fee limits specified by the Committee. Such advance pre-approval shall be for a term of 12 months following the date of pre-approval unless the Committee specifically provides for a different term. Unless the Committee specifically determines otherwise, the aggregate amount of the fees pre-approved for All Other services for the fiscal year must not exceed seventy-five percent (75%) of the aggregate amount of the fees pre-approved for the fiscal year for Audit services, Audit-related services, and those types of Tax services that represent tax compliance or tax return preparation.

The policy delegates the authority to pre-approve services to be provided by KPMG LLP, other than the annual audit engagement and any changes thereto, to the chair of the Committee. The chair may not, however, make a determination that causes the 75% limit described above to be exceeded. Any service pre-approved by the chair will be reported to the Committee at its next regularly scheduled meeting.

The Board of Directors unanimously recommends that the shareholders vote for vote item 3.

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OTHER MATTERS

Other Matters

The Board of Directors, at the time of the preparation and printing of this proxy statement, knew of no other business to be brought before the meeting other than the matters described in this proxy statement. If any other business properly comes before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

Shareholder Proposal & Nomination Deadlines

Rule 14a-8 Proposals. If you intend to submit a shareholder proposal in our 2020 proxy materials for presentation at the 2020 annual meeting in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, it must be received by the Corporate Secretary, First Horizon National Corporation, 165 Madison Avenue, Memphis, Tennessee, 38103, not later than November 11, 2019.

Proxy Access Nominations. If you would like to nominate a director for inclusion in our 2020 proxy materials in accordance with Section 3.16 of our Bylaws (our proxy access bylaw), such nomination must be submitted to the Corporate Secretary, 165 Madison Avenue, Memphis, Tennessee 38103 no earlier than 150 calendar days and no later than 120 calendar days before the anniversary of the date that the company mailed its proxy statement for the prior year’s annual meeting of shareholders. Our mailing date for the 2019 annual meeting is March 11, 2019, so a proxy access nomination would have to be submitted not earlier than October 12, 2019 and not later than November 11, 2019. If our annual meeting is not scheduled to be held within 30 days before or 30 days after the first anniversary date of the previous year’s annual meeting, the nomination must be submitted by the later of the close of business on the date that is 180 days prior to the annual meeting date or the tenth day following the date such annual meeting date is first publicly announced or disclosed.

Other Proposals or Nominations to be Brought before the 2020 Annual Meeting. Sections 2.8 and 3.6 of our Bylaws provide that a shareholder who wishes to bring before a shareholder meeting a director nomination or other proposal, outside the processes that permit them to be included in our proxy statement, must comply with certain procedures. These procedures require written notification to us, generally not less than 90 nor more than 120 days prior to the date of the shareholder meeting. Such shareholder proposals and nominations must be submitted to the Corporate Secretary. Section 2.4 of our Bylaws provides that our annual meeting of shareholders will be held each year on the date and at the time fixed by the Board of Directors. The Board of Directors has determined that our 2020 annual meeting will be held on April 28, 2020. Thus, shareholder proposals and director nominations submitted outside the processes that permit them to be included in our proxy statement must be submitted to the Corporate Secretary between December 30, 2019 and January 29, 2020, or the proposals will be considered untimely. If we give fewer than 100 days’ notice or public disclosure of a shareholder meeting date to shareholders, then we must receive the shareholder notification not later than 10 days after the earlier of the date notice of the shareholders’ meeting was mailed or publicly disclosed. Untimely proposals may be excluded by the Chairman or our proxies may exercise their discretion and vote on these matters in a manner they determine to be appropriate.

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COMPENSATION DISCUSSION & ANALYSIS

Compensation Discussion & Analysis

CD&A CONTENTS

•	CD&A Executive Highlights (this page)

•	Compensation Practices & Philosophies (p. 54)

•	2018 Say on Pay Vote & Our Responses (p. 57)

•	Direct Compensation Components (p. 59)

•	Deferral, Retirement, and Other Benefits (p. 67)

•	Compensation Committee Report (p. 69)

Introduction to CD&A

The Compensation Committee of the Board oversees compensation for executives. (See “The Compensation Committee” beginning on page 22 of this proxy statement.) This CD&A section discusses and analyzes executive compensation decisions made by the Committee during and for 2018. In particular, this section focuses on the compensation of five of those executives, referred to as the “Named Executive Officers” or “NEOs”:

2018 NEO	Position
D. Bryan Jordan	Chairman of the Board, President, and Chief Executive Officer
William C. Losch III	Executive Vice President – Chief Financial Officer
Michael E. Kisber	President – FTN Financial
David T. Popwell	President – Banking
Charles T. Tuggle, Jr.	Executive Vice President – General Counsel

CD&A Executive Highlights

Shareholder Outreach & Outcomes

HIGHLIGHTS OF COMPENSATION COMMITTEE ACTIONS

•	Committee will not create all-or-nothing designs for special awards

•	Committee will not pay off-plan cash bonuses to the CEO

•	FTN Executive pay package for 2018 was changed to be a variable percentage of divisional net profit, starting at 9% and capped at the old fixed rate of 15%; the percentage depends upon divisional return on equity (ROE)

•	Starting in 2019 our traditional PSU goal—ROE ranked against our peers—will be changed to return on tangible common equity (ROTCE), also ranked against our peers, to more closely align with our long-term goals

•	2019 PSUs also will include an adjustment, 25% up or down, based on our total shareholder return (TSR) rank against peers; our TSR ranking will modify the primary outcome which is driven by our ROTCE rank against peers

•	PSUs will comprise 60% of our CEO’s 2019 stock awards, up from 50%
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COMPENSATION DISCUSSION & ANALYSIS

At our 2018 annual meeting, vote item 3—Advisory Resolution to Approve Executive Compensation, commonly known as “say on pay”—received a For vote of 32% of the shares voted. That outcome was highly unusual; typically more than 90% of the vote is For:

Year	FOR Vote	Year	FOR Vote
2009	96%	2014	94%
2010	97%	2015	94%
2011	97%	2016	98%
2012	95%	2017	95%
2013	91%	2018	32%

Although the say on pay vote item is technically advisory, the Committee took the 2018 results very seriously. The 2018 say on pay vote related to 2017 executive compensation reported in our 2018 proxy statement. One key element of 2017 executive compensation differed substantially from earlier years: a special cash bonus paid to our CEO.

Shareholder Outreach

During 2018 the Committee reached out to the holders of over 50% of our outstanding common shares. Two Committee members, Committee Chair Vicki Palmer and Lead Director Colin Reed, spoke with representatives of those shareholders. Ms. Palmer and Mr. Reed solicited and received comments which were discussed with the Committee during 2018 and early 2019.

In addition, during the summer and fall of 2018 we undertook an investor perception survey and held an Investor Day event in Nashville for shareholders and analysts.

What We Heard

These are the key take-aways from the outreach process:

•	Although most shareholders contacted understood the Committee’s rationale for the CEO’s special bonus in 2017, it was the source of most of the criticism and was, by itself, the driver of most of the negative vote results.

•	The all-or-nothing design of a 2012 special CEO performance stock unit (PSU) award created the situation addressed by the 2017 bonus; that design, paying zero for a near-miss, was viewed as a critical mistake.

•	Two other areas were identified by some shareholders for attention:

ο	The Committee should re-examine the compensation package/opportunity of Mr. Kisber in light of changes in the operating environment for the fixed income business that he manages.

ο	If peer-comparison metrics continue to be used for PSUs, a TSR metric should be added.

Several shareholders offered highly specific comments regarding the 2017 special bonus. A recurring comment was that the special bonus should have been structured as an on-plan award with a service vesting requirement, rather than as an off-plan cash bonus with no ongoing service requirement.

The Committee’s Responses

Although most comments surrounded the CEO’s 2017 special bonus, the Committee considered and responded to all areas of significant shareholder feedback.

All-or-Nothing Special Awards

The situation driving the necessity to take some action regarding the CEO was uniquely created by the near-success, but ultimate failure, of the all-or-nothing design of the 2012 PSU award. The 2012 award would have paid nearly $7 million in stock if our stock price more than doubled over five years; our price did more than double, but missed the award’s goal by 12 cents per share.

The Committee recognizes the mistake of designing incentive awards to perform on an all-or-nothing basis. The Committee will not create all-or-nothing designs for executive incentive awards in the future.

Currently, only one award remains outstanding with an all-or-nothing design: a portion of the CEO’s 2016 special retention award requires the TSR value during the award’s term to be at least $11.63 per share. TSR value, as measured per the award, is currently higher than the award’s performance requirement. However, since the award’s measurement period does not begin until near the vesting date in 2023, the final result for this award is unknown.

If the 2016 special award fails to perform, even if only slightly, the Committee will take no action to make up for it.

Off-Plan Discretionary Cash Bonuses

The Committee recognizes that most of our shareholders disagreed with the Committee’s use

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COMPENSATION DISCUSSION & ANALYSIS

of an off-plan, discretionary bonus in 2017 for our CEO. Therefore:

The Committee will not pay our CEO off-plan, discretionary cash bonuses.

Compensation Package of FTN Executive

As explained in “MIP Bonus for FTN Executive” beginning on page 63, Mr. Kisber’s entire pay package, other than salary, depends directly upon the divisional net profit of the FTN Financial business unit he manages. His package for 2017, discussed in our 2018 proxy statement, was a fixed 15% of the FTN managers’ annual incentive pool, capped at $6 million (including salary). His calculated total pay for 2017 was about $3.0 million, and his final total pay (after a discretionary reduction requested by Mr. Kisber) was about $2.7 million, in all cases inclusive of salary. After considering input from several shareholders, the Committee made Mr. Kisber’s total pay significantly more sensitive to changes in FTN’s profitability:

Starting with 2018, Mr. Kisber’s total pay package has been changed to be a variable percentage of the FTN managers’ pool, rather than 15% fixed. The percentage now ranges from 9% to 15%, depending on divisional return on equity (ROE) achieved by FTN.

Performance Metrics for Annual PSUs

For the 2019 awards, executive PSU outcomes will be driven by a peer-rank ROTCE goal (rather than ROE), adjusted by a new peer-rank TSR modifier. The TSR modifier will range from 75% to 125% and be applied to the ROTCE outcome to create a final payout percentage.

Increased Weighting of PSUs for CEO

Starting with 2019, 60% of our CEO’s total annual stock award package will consist of PSUs, up from 50%. His other awards will be restricted stock units (RSUs) and stock options (20% each).

Additional information concerning last year’s vote and our responses is provided in “2018 Say on Pay Vote & Our Responses” beginning on page 57.

Financial & Strategic Overview

2018 Highlights

We Achieved Our Long-Term Bonefish Goals. Our model for long-term financial performance targets is referred to as the “bonefish.” First developed in 2009 and updated as circumstances change, we strive to achieve bonefish targets using organic expansion and improvement coupled with strategic and tactical acquisitions. At the start of 2018 (and for several previous years), our “head” goal was to achieve return on tangible common equity (ROTCE) of at least 15%, and a key supporting measure was to achieve return on assets (ROA) of at least 1.10%.

Results for those measures in 2018 are presented below, along with two commonly-followed non-bonefish measures: earnings per share (EPS) and return on equity (ROE).

2018 Financial Highlights

EPS / Adj EPS $1.65 / $1.41	ROA / Adj ROA 1.38% / 1.19% 2018 Bonefish: 1.10% - 1.30%	ROE / Adj ROE 12.1% / 10.5%	ROTCE / Adj ROTCE 20.3% / 17.7% 2018 Bonefish: 15%+

In 2018 we surpassed our goals. Key contributors to this success were the Capital Bank merger in 2017, organic loan and deposit growth, and disciplined lending practices, coupled with improvement in environmental factors, especially corporate tax reform. Increases in short-term interest rates early in the year were beneficial, while continued increases later in the year (coupled with little increase in long-term rates) negatively impacted net interest margins and contributed to a major stock price decline affecting the entire banking sector.

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COMPENSATION DISCUSSION & ANALYSIS

ROTCE and adjusted results differ from results reported using generally accepted accounting principles (GAAP). The impacts of a large capital gain, merger integration expenses, and certain other notable items have been excluded from all adjusted results. Non-GAAP results are reconciled to GAAP results in Appendix B.

Long-Term Financial Results: 2014-2018

Snapshot of First Horizon at Year-End 2018

Pay and Performance Alignment

Policies and Practices

Our compensation policies and practices are designed to align the interests of our employees with the interests of our shareholders. We seek to attract, retain, incent, and reward individuals who contribute to our long-term success. Key practices linking performance to compensation include:

•	The Committee favors significant weighting of pay mix in favor of awards at risk for financial or market performance. See “CEO Pay and Performance” and “Relative Sizing & Mix” beginning on pages 51 and 59 for details.

•	The Committee imposes a meaningful share retention requirement. Our stock ownership guidelines extend the effective time horizon of

50

COMPENSATION DISCUSSION & ANALYSIS

our stock awards substantially, requiring executives to hold 50% of net after-tax shares realized from stock awards until retirement after multiple-of-salary minimum ownership levels are attained (increasing to a 75% retention requirement if an executive holds less than the minimum ownership level).

•	The Committee strives to achieve correlation of payout with TSR, especially over longer time horizons. Payouts of our financial-performance awards over the past several years have correlated well with total returns to our shareholders over the time periods covered by those awards. TSR did not directly drive payout; instead, this alignment shows that our financial performance metrics are well-linked to the interests of our shareholders. See “Performance Awards and TSR” beginning on page 52 for further details.

2018-19 Actions

Key actions taken recently which implement our pay-for-performance policies and practices were:

•	2018 Bonus Metrics. Early in 2018 the Committee established quantitative grids for pretax earnings (75% weighting) and efficiency (25% weighting), directly tied to budget.

•	2019 Bonus Metrics. For 2019, the Committee increased the weighting of efficiency to 40%, and made half of the efficiency goal specific to each executive’s budgetary responsibilities. Also, “target” efficiency performance requires beating budgeted expense levels by 3%.
•	2018 PSU Metrics. Early in 2018 the Committee granted PSUs which will rank our ROE performance against a broad set of peer banks.

•	2019 PSU Metrics. For the 2019 awards, PSU outcomes will be driven by our ROTCE ranked against peers, adjusted by a new relative TSR modifier. The TSR modifier will range from 75% to 125%.

•	2018 Pay Mix. For 2018, the structure and mix of regular annual pay components for executives remained strongly weighted in favor of at-risk features related to financial performance or our stock’s market value. As discussed below, Mr. Jordan had 80% of his regular 2018 target-level total direct compensation package at-risk.

•	2018 FTN Executive Package. For 2018, the Committee made Mr. Kisber’s overall compensation a variable percentage of the FTN manager pool rather than the fixed 15% rate previously in place. The percentage increases as FTN’s ROE rises, ranging from 9% to 15%. See “MIP Bonus for FTN Executive” beginning on page 63 for further details.

•	2018 NEO Equity Award Mix. For 2018, the Committee increased the mix of PSUs for NEOs other than Mr. Kisber to 50% of total equity awards, matching the level used for the CEO in earlier years. The mix of RSUs correspondingly declined to 25% of the total.

•	2019 CEO Equity Award Mix. For 2019, the Committee increased the CEO’s mix of PSUs to 60% of total equity awards, up from 50% in 2018.

CEO Pay and Performance

Overview

The Compensation Committee considered Mr. Jordan’s significant contributions to our financial results and competitive position when making decisions about his pay for 2018. In each of the past five years, Mr. Jordan has met or exceeded his personal goals. He continues to provide consistent, critical leadership.

Mr. Jordan’s leadership is known throughout the industry. He is a director or executive committee member of the Federal Reserve Bank of St. Louis, American Bankers Association, Tennessee Bankers Association, Tennessee Business Leadership Council, and Operation Hope (which provides banking services to financially or socially disadvantaged persons). He has been named CEO of the year by Inside Memphis Business, has been featured as a top-ten CEO in American Banker, and has been an executive committee member of the Mid-Size Bank Coalition of America. These associations and recognitions reflect well on our company and enhance Mr. Jordan’s connections to the financial services community.

Pay versus Peers

Mr. Jordan’s target-level total direct compensation package in 2018 is positioned at the median—the 50th percentile—within FHN’s peer group. His pay mix—the structure of the various components—is salary-light and stock-heavy compared with peers. In terms of both 2018 dollar levels and the percentage of each component within the overall mix, his salary is below median; his bonus opportunity is roughly median; and his annual long-term incentive package is above median.

51

COMPENSATION DISCUSSION & ANALYSIS

Heavy Performance Risk Weighting

The Committee has weighted the pay mix of Mr. Jordan heavily in favor of incentives tied to the financial performance of our company’s operations and the market performance of our common stock. As illustrated in the following diagram, fully 80% of Mr. Jordan’s regular total direct compensation in

2018, measured at target, was at-risk in one or both of those areas. For 2019, PSUs are 60% (rather than 50%) of total equity awards. That will make PSUs 31% of total pay in 2019, rather than 26%, and will reduce options and RSUs to 10% each.

CEO Pay At Risk for Performance in 2018

Performance Awards and TSR

The chart below compares actual payouts of regular PSU awards and our TSR during the award timeframes. The chart shows the percentage of target earned for those regular PSUs that vested during 2013-2018 alongside the TSR we achieved during each PSU’s three-year performance period. In each case the TSR base level is set at 100%; a positive return is added to 100%, and a negative return is subtracted from that level.

The chart shows that the percentage earned is aligned with the TSR achieved during the same period. Specifically, regular PSU payout percentages have tended to fall and rise in step with the TSR achieved during each PSU’s performance period.

Until the 2019 grants (which will vest in 2022), TSR was not used as a performance goal in our regular annual PSU awards. The alignment of regular PSU outcomes with TSR over corresponding time periods illustrates that the performance goals set by the Committee have, over time, aligned well with significant growth of shareholder value in most years.

Our TSR for full-year 2018 was impacted substantially by the market drop in the banking sector (among others), which accelerated in the fourth quarter of 2018. The TSR column for the 2018 vesting, shown in the PSU chart, shows TSR over the performance period 2015-2017, which ended before the 2018 downturn.

52

COMPENSATION DISCUSSION & ANALYSIS

Alignment with Governance Principles

Our compensation practices embrace many best practice corporate governance principles.

Practices We Employ Include	Practices We Avoid or Prohibit Include

Performance-based (at-risk) and stock-based pay emphasized	Tax gross-up features*

Performance measures drive shareholder value	Stock option repricings

Performance measures emphasize controllable outcomes	Discount-priced stock options

Committee use of independent compensation consultant	Single-trigger change in control payouts

Meaningful share ownership requirements	Employment agreements

Require holding 50% of after-tax vested stock awards during career with the company, rising to 75% if multiple-of-salary minimum stock ownership levels are not met	Hedging transactions in First Horizon stock (e.g., trading derivatives, taking short positions, or hedging long positions)

Double-trigger on change in control features and agreements (CIC event plus qualifying termination)

Clawbacks if financial results relevant to cash or stock performance awards are restated under various circumstances

*	An excise tax gross-up feature is grandfathered in certain older change-in-control severance agreements, but has not been used in new agreements since 2008.

Overview of Direct Compensation Components

The major components of executive compensation in 2018 consisted of cash salary, annual cash bonus under our Management Incentive Plan (MIP), and annual stock awards granted under our Equity Compensation Plan (ECP). NEO stock awards in 2018 consisted of PSUs, stock options, and RSUs.

The key corporate performance measures for 2018 cash bonuses were consolidated pre-tax earnings and noninterest expense (efficiency). The key performance measure for 2018 PSUs was based on ROE for our core segments measured in relation to certain peer banks over three years. The following presents an overview of the direct compensation components for our NEOs.

53

COMPENSATION DISCUSSION & ANALYSIS

Regular Direct Compensation Components in 2018

Component	Primary Purpose	Key Features
Cash salary	To provide competitive baseline compensation to attract and retain executive talent.	Salaries are determined based on prevailing market levels with adjustments for individual factors such as performance, experience, skills, and tenure.
Annual cash bonus under MIP	To create a financial incentive for achieving or exceeding one-year company and/or team goals.	For the NEOs except Mr. Kisber, the key metrics were adjusted pre-tax earnings and efficiency, coupled with several non-numeric factors, including earnings quality and risk management. For Mr. Kisber the key metrics were ROE and adjusted pre-tax earnings for our fixed income segment. See “Annual MIP Bonus” starting on page 61 for details.
Annual stock awards: PSUs, stock options, and RSUs	To provide performance and service-vested equity-based long-term incentives that reward achievement of specific corporate goals, provide a retention incentive, and promote alignment with shareholders’ interests.	PSU payout depends upon our core ROE ranking relative to peers during the performance period 2018-20. After final performance is determined in 2021, PSUs will be paid in stock in 2023, following a mandatory two-year deferral period. Stock options are priced at market, vest annually over four years, and have seven-year terms. RSUs vest after three years and are paid in shares of stock. See “Stock Awards” starting on page 65 for details.

Compensation Practices & Philosophies

Retention and Competition

Our compensation programs are designed to attract and retain a talented workforce. We recruit from a broad talent pool. Our people in turn may be recruited by competitors, other financial services firms, and firms in other industries. The total compensation opportunity we provide at each level is designed to be competitive so that over the long term we reduce the risk of losing our best people.

Use of Peer Bank Data

The Compensation Committee reviews the compensation practices of a peer group of selected U.S. banks of roughly comparable size and business mix (Peer Banks). The peer review helps our programs remain competitive. For many years the Committee has considered specific data from Peer Banks in setting the compensation components for our executives. The Peer Banks used in 2017 were the fourteen regional financial services companies selected by the Committee, shown in the diagram below.

Late in 2017 we acquired Capital Bank, increasing our asset size by roughly one-third. Overall, we have increased our asset size by more than 70% since 2013, and our business mix has shifted toward traditional banking services. For 2018 the Committee fully reconsidered our Peer Bank list, re-evaluating our current size, business mix, and target markets. As a result, for 2018 we removed three banks and added two, for a total of thirteen Peer Banks. The change in Peer Banks used in 2018 versus 2017 is illustrated in this diagram:

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COMPENSATION DISCUSSION & ANALYSIS

Changes to Peer Bank List from 2017 to 2018

*	City National and First Niagara have been acquired. Pre-acquisition compensation data was included in the Peer Bank data we used to create 2017 awards, but these banks were not included in performance determinations.

The Committee uses peer and other market data to help establish the size and terms of the components of direct compensation for executives. Salary is targeted at the median of the market for each position. Actual salaries may be higher or lower than median based on individual factors—performance, experience, skills, and tenure—or retention needs. Bonus opportunities and equity awards are targeted similarly: target compensation is intended to be paid for median performance, and maximum compensation is intended to be paid for top-quartile performance.

For special compensation components, including retention awards and individual retirement and severance arrangements, relevant market data often is not available. In those cases the Committee relies on recommendations from management (for awards other than to the CEO) along with external advice from the Committee’s independent consultant to determine the types, amounts, or terms of such benefits that are reasonable and appropriate for the circumstances.

The Total Shareholder Return Performance Graph (“TSR Graph”) that appears in our annual report to shareholders (on page 182 of that report) uses the published Keefe, Bruyette & Woods regional banking index (ticker symbol KRX) against which to compare our TSR. The KRX index encompasses fifty regional U.S. banks, including us. The annual PSU awards granted to executives in 2018 used the KRX index banks as the group against which our core-segment ROE will be ranked over the three-year performance period of those awards. The Committee believes that, in the context of a multi-year financial performance award, the KRX index provides a larger, and more stable, group representing “the industry” against which to measure our performance, even though many of those banks would not be appropriate for benchmarking compensation practices.

Stock Ownership Guidelines

Under our stock ownership guidelines all NEOs and directors are required to retain 50% of the net after-tax shares received from stock awards. The retention level increases to 75% if the person fails to meet certain minimum stock ownership levels. For each person, the retention requirement applies during the rest of their career with us, although executives who reach age 55 are permitted to sell shares held at least three years to diversify ahead of retirement. Supportive of the guidelines, a separate policy prohibits hedging our stock.

The CEO’s minimum ownership level under the guidelines is six times cash salary. The minimum levels for the other named executives are two or three times their respective cash salaries, depending upon position. For this purpose, fully-owned shares, restricted stock, RSUs paid in shares, and shares held in tax-deferred plans are counted, while PSUs, stock options, and RSUs paid in cash are not counted.

We intend for the combined emphasis on corporate performance in setting executive compensation and meaningful stock retention to strongly link the interests of our executives with those of our shareholders.

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Guideline ownership levels are assessed annually, in the third quarter. In the 2018 assessment, all

NEOs exceeded guideline ownership levels and all complied with the retention requirement.

Clawback Policy & Practices

Performance compensation under the MIP, ECP, or otherwise that is paid based on erroneous financial data is recoverable under our Compensation Recovery Policy if the recipient caused the error or is responsible for the data’s accuracy. Additional clawback provisions apply to most types of stock awards if certain misconduct occurs, such as fraud or solicitation; grant or payment of an award is based on erroneous financial data; or, if employment is terminated for cause. The look-back period for recovery generally is two years after vesting.

Use of Compensation Consultants

The Committee continued its engagement of an independent consulting firm, Frederic W. Cook & Co., Inc. (“FW Cook”), to provide analysis and advice on all executive compensation-related matters (including assessment of peer groups, competitive market data, pay mix, and compensation design). Among other things, FW Cook assists the Committee in its reviews of compensation program actions recommended by management. FW Cook has no other relationships with the company or management. Key engagement items for FW Cook in 2018 were:

•	Review and discuss written Committee materials in preparation for meetings.

•	Confer with the Committee chair and management regarding compensation matters.

•	Annually meet with the Committee; provide observations on current external trends and developments.
•	Advise the Committee regarding executive programs under the ECP and MIP.

•	Assist the Committee in preparing for shareholder outreach and engagement.

•	Assist the Committee in developing responses to 2018’s advisory say on pay vote.

In 2018 management engaged an external compensation consultant, McLagan, mainly to conduct an updated competitive pay assessment for executives and for peer metrics.

Additional information concerning our use of compensation consultants appears under the caption “The Compensation Committee—Use of Consultants” on pages 23-24 of this proxy statement.

Role of Management in Compensation Decisions

Management administers our compensation plans, monitors compensation programs used by other companies, and considers whether new or amended compensation programs are needed to maintain the competitiveness of our executive compensation packages. Management presents recommendations to the Committee for approval. The CEO ultimately oversees the development of recommendations. If executive-level exceptions are appropriate, such as approval of an executive’s early retirement, management generally reviews the facts of the situation and provides a recommendation to the CEO and, ultimately, to the Committee for approval. The CEO does not participate in Committee deliberations concerning his own compensation.

Tax Deductibility

In 2017 and earlier years, section 162(m) of the U.S. Internal Revenue Code generally disallowed a tax deduction to public companies for compensation exceeding $1 million paid during the year to the CEO and the three other highest-paid executive officers at year-end (excluding the Chief Financial Officer). Certain performance-based compensation was not, however, subject to the deduction limit. The Committee considered the implications of these tax rules in making compensation decisions for 2016 and 2017.

Although deductibility was an important consideration, competitive and other factors were also important. As a result, although a substantial majority of NEO compensation was designed to be “performance-based” each year, a portion was not. That portion varied from year to year.

Late in 2017 Congress repealed the performance-based exception, applicable starting with 2018’s

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COMPENSATION DISCUSSION & ANALYSIS

awards. As a result, section 162(m) played no significant role in structuring 2018 executive compensation awards.

Transition provisions apply to qualifying awards that were outstanding when repeal occurred. Deductibility generally is preserved if those awards run their course as granted. When dealing with outstanding awards in the future, the Committee intends to consider preservation of deductibilty as one factor, among many, in making decisions consistent with the objectives of the program in question and our business needs.

2018 Say on Pay Vote & Our Responses

2018 Say on Pay Vote Results

At our 2018 annual meeting, vote item 3—Advisory Resolution to Approve Executive Compensation, commonly known as “say on pay”—received a For vote of 32% of the shares voted. For comparison, since 2009 (the first year for this vote item) say on pay typically received a For vote of over 95%, and until 2018 did not receive a For vote lower than 90%:

Year	FOR Vote	Year	FOR Vote
2009	96%	2014	94%
2010	97%	2015	94%
2011	97%	2016	98%
2012	95%	2017	95%
2013	91%	2018	32%

Compensation Committee Outreach & Assessment

Although the say on pay vote item is technically advisory, the Committee took the 2018 results very seriously. The 2018 say on pay vote related to 2017 executive compensation reported in our 2018 proxy statement. One key element of 2017 executive compensation differed substantially from earlier years: a special cash bonus paid to our CEO.

Shareholder Outreach

During 2018 the Committee reached out to the holders of over 50% of our outstanding common shares. Two Committee members, Committee Chair Vicki Palmer and Lead Director Colin Reed, spoke with representatives of those shareholders. Ms. Palmer and Mr. Reed solicited and received comments which were discussed with the Committee during 2018 and early 2019.

In addition, during the summer and fall of 2018 we undertook an investor perception survey and held an Investor Day event in Nashville for shareholders and analysts. These events had a much broader focus than the shareholder discussions, but allowed the Committee, and the full Board, to receive feedback from shareholders and other interested parties.

What We Heard from Shareholders

Shareholder views varied widely. Many comments were extremely constructive, and the Committee is grateful for the thoughtful input provided by so many shareholder representatives. These are the key take-aways from the outreach process:

•	Although most shareholders contacted understood the Committee’s rationale for the CEO’s special bonus in 2017, it was the source of most of the criticism and was, by itself, the driver of most of the negative vote results.

•	The all-or-nothing design of a 2012 special CEO PSU award created the situation addressed by the 2017 bonus; that design, paying zero for a near-miss, was viewed as a critical mistake.

•	Two other areas were identified by some shareholders for attention:

ο	The Committee should re-examine the compensation package/opportunity of Mr. Kisber in light of changes in the operating environment for the fixed income business that he manages.

ο	If peer-comparison metrics continue to be used for PSUs, a TSR metric should be added.

Several shareholders offered highly specific comments regarding the 2017 special bonus. A recurring comment was that the special bonus should have been structured as an on-plan award with a service vesting requirement, rather than as an off-plan cash bonus with no ongoing service requirement.

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COMPENSATION DISCUSSION & ANALYSIS

Compensation Committee Responses

Although most comments surrounded the CEO’s 2017 special bonus, the Committee considered and responded to all areas of significant shareholder feedback.

All-or-Nothing Special Awards

The situation driving the necessity to take some action regarding the CEO was uniquely created by the near-success, but ultimate failure, of the all-or-nothing design of the 2012 PSU award. The 2012 award would have paid nearly $7 million in stock if our stock price more than doubled over five years. Our price did more than double, but missed the award’s goal by 12 cents per share.

The Committee recognizes the mistake of designing incentive awards to perform on an all-or-nothing basis. The Committee will not create all-or-nothing designs for such awards in the future.

Currently, only one award remains outstanding with an all-or-nothing design: a portion of the CEO’s 2016 special retention award requires the TSR value during the award’s term to be at least $11.63 per share. TSR value, measured as specified by the terms of the award, currently is higher than the award’s performance requirement. However, since the award’s measurement period does not begin until near the vesting date in 2023, the ultimate result for this award is unknown.

If the 2016 special award fails to perform, even if only slightly, the Committee will take no action to make up for it.

Off-Plan Discretionary Cash Bonuses

The Committee recognizes that most of our shareholders disagreed with the Committee’s use of an off-plan discretionary bonus in 2017 for our CEO. Therefore:

The Committee will not pay our CEO off-plan, discretionary cash bonuses.

Compensation Package of FTN Executive

As explained in “MIP Bonus for FTN Executive” beginning on page 63, Mr. Kisber’s entire pay package, other than salary, depends directly upon the divisional net profit of the FTN Financial business unit he manages. His package for 2017, discussed in our 2018 proxy statement, was a fixed 15% of the FTN managers’ annual incentive pool, capped at $6 million (including salary). His calculated total pay for 2017 was about $3.0 million, and his final total pay (after a discretionary reduction requested by Mr. Kisber) was about $2.7 million, in all cases inclusive of salary. After considering input from several shareholders, the Committee made Mr. Kisber’s total pay significantly more sensitive to changes in FTN’s profitability:

Starting with 2018, Mr. Kisber’s total pay package has been changed to a variable percentage of the FTN managers’ pool, rather than 15% fixed. The percentage now ranges from 9% to 15%, depending on divisional return on equity (ROE) achieved by FTN.

Performance Metrics for Annual PSUs

Some shareholders suggested that if PSU performance continued to be based on peer ranking outcomes, a TSR goal should be included. The Committee believes that the peer ranking strategy has been largely successful (see “Performance Awards and TSR” beginning on page 52), but also agrees that adding a TSR adjustment would be a useful improvement. In addition, the Committee decided to switch from ROE to return on tangible common equity (ROTCE), to more closely align with our long-term strategic goals.

For the 2019 awards, executive PSU outcomes will be driven by a peer-rank ROTCE goal (rather than ROE), adjusted by a new peer-rank TSR modifier. The TSR modifier will range from 75% to 125% and be applied to the ROTCE outcome to create a final payout percentage.

Increased Weighting of PSUs for CEO

Some shareholders suggested that a CEO’s pay package should be strongly tied to performance, and that our CEO’s package could be enhanced in that respect. The Committee agrees.

Starting with 2019, 60% of our CEO’s total annual stock award package will consist of PSUs, up from 50%. His other awards will be restricted stock units (RSUs) and stock options (20% each).

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COMPENSATION DISCUSSION & ANALYSIS

Direct Compensation Components

The direct components of NEO compensation in 2018 were cash salary, annual bonus under the MIP, and annual stock awards consisting of RSUs, stock options, and PSUs under our shareholder-

approved Equity Compensation Plan. An overview of these components appears under “Overview of Direct Compensation Components” beginning on page 53 of this proxy statement above.

Relative Sizing & Mix

In setting the size of the direct compensation components for 2018, the Compensation Committee considered the total compensation opportunity at target payout levels for each position. The target total mix of the direct components is summarized in the following chart, which illustrates the regular annual pay packages planned by the Committee early in the year. See “Summary Compensation Table” beginning on page 71 for additional information concerning amounts paid or earned in 2018.

2018 Direct Compensation Mix at Target

*	Mr. Kisber’s compensation package differs from the other NEOs’ and is structured to be competitive within the fixed income industry. The chart shows his potential mix for 2018. His annual bonus opportunity has approximately double the weighting of other NEOs, and the other components are relatively compressed. Also, unlike other NEOs, stock awards actually granted to him in a given year depend upon performance of our fixed income business the previous year. Mr. Kisber’s potential stock award mix reflects his total opportunity for grants early in 2019 based on 2018 performance. See “Annual MIP Bonus—MIP Bonus for FTN Executive,” “Stock Awards—Overview” and “Stock Awards—Fixed Income Award Practices” on pages 63, 65, and 66 below for additional information.

The amount of each component usually is determined in relation to cash salary. Salary levels are based largely on these factors: individual experience, individual performance, level of responsibility, and competitive market levels. A specific need for retention also can play a role. No specific weighting is given to any one factor. The size of each direct component for the named executives as a percentage of cash salary is shown in the chart below.

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COMPENSATION DISCUSSION & ANALYSIS

Sizing of 2018 Direct Compensation Components

As a Percentage of Annual Cash Salary

		2018 Annual Stock Awards
NEO	Annual Bonus (target)	Performance Stock Units (target)	Stock Options	Restricted Stock Units	Total Stock Awards
Mr. Jordan	140%	125%	63%	63%	250%
Mr. Losch	100%	70%	35%	35%	140%
Mr. Kisber*	583%	140%	93%	83%	317%
Mr. Popwell	100%	70%	35%	35%	140%
Mr. Tuggle	90%	55%	28%	28%	110%
*	Mr. Kisber’s compensation package differs from the other NEOs’ to provide a compensation opportunity that is competitive within the fixed income industry. This table shows his potential package for 2018. See “Annual MIP Bonus—MIP Bonus for FTN Executive,” “Stock Awards—Overview” and “Stock Awards—Fixed Income Award Practices” on pages 63, 65, and 66 below for additional information.

Key factors considered when target levels are set include the appropriate mix of base pay (salary) versus pay at risk for corporate performance or stock value performance and the mix between short- and long-term compensation. The chart and table above show that the CEO’s regular compensation package is more heavily weighted in favor of financial performance, and more heavily at-risk overall, than the other NEOs except Mr. Kisber. This practice is consistent with the greater responsibilities of the CEO position, prevalent market practices among our Peer Banks, and our compensation philosophy, which endeavors to link a substantial portion of executive pay to performance.

For 2018, the Committee aligned the mix of equity award components of all executives (other than Mr. Kisber) with that of Mr. Jordan. Accordingly, the 2018 stock awards of all such executives consisted of 50% PSUs (twice the 2017 proportion), 25% RSUs (half the 2017 proportion), and 25% options (unchanged).

Valuation of Stock Awards

The percentages shown for all regular 2018 stock awards in the table above are based upon 2018 salary rates and upon our closing stock price on the grant date, February 8, 2018, which was $18.69 per share.

In 2018, for purposes of converting the percentages mentioned above into specific share or unit numbers the Committee used the following valuation methods: for RSUs, 100% of market value at grant; for stock options, 25%; and for PSUs, 86%, as explained below.

RSUs and PSUs. The valuation methods for RSUs and PSUs are consistent with those used for financial reporting purposes. Neither award type is discounted for the risk of forfeiture due to employment termination or non-performance. PSUs in 2018 were discounted 14% from target levels for the two-year post-vesting holding period imposed on recipients.

Stock Options. The actual value of a service-vested option cannot be determined in any definitive way. Many commonly used estimation methods, including the method used for financial reporting, were developed in connection with ordinary market trading of short-term options. The Committee believes that those methods overstate the value that an executive generally would ascribe to our long-term, unmarketable options with service-vesting requirements. That overstatement is structural, given the original usage of those methods. For those reasons, the Committee believes that the relatively simple and stable 25% method it has used for several years provides a more appropriate approximation of value for our option program.

Tally Sheets

The Committee uses a tally sheet tool in considering annual adjustments to executive pay levels and mix. A sheet for each executive summarizes all major categories of current and recent compensation levels, including the aggregate retention value and duration of unvested awards. Tally sheets are reviewed in conjunction with market data related to each executive position.

Salary

Early in the year, the CEO develops a personal plan that contains financial and strategic goals aligned with the Board-approved company plan for the year. The CEO submits that plan to the Committee for review and approval. The Board of Directors also reviews the plan. The Committee

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reviews the CEO’s achievement of objectives in his personal plan for the preceding year when assessing the CEO’s salary for the coming year. The Committee also weighs competitive practices within the industry as well as corporate initiatives. For other NEOs, the Committee approves salaries each year taking the CEO’s recommendations into account.

Three NEOs received raises in 2018: Mr. Jordan (CEO), 2.9%; Mr. Losch (Chief Financial Officer), 5.3%; and Mr. Popwell (President – Banking), 10%. These actions were informed by peer comparisons for those roles.

Annual MIP Bonus

Under our shareholder-approved Management Incentive Plan (MIP), the annual bonus opportunity offered to each NEO (other than Mr. Kisber, discussed at the end of this section) is based on target amounts and performance goals that are approved by the Committee early in that year.

Ordinary MIP Bonus

Early in 2018 the Committee approved a formulaic structure for 2018 MIP bonuses, subject to certain potential adjustments. Individual bonuses were determined by applying a corporate rating, along with an individual rating, to individual target bonus amounts set for each NEO. The corporate rating, in turn, was determined by adding together an income factor and an efficiency factor; the resulting sum was subjected to several potential company-wide subjective adjustments. These calculation processes are depicted below:

Corporate Rating

The income and efficiency factors each were developed to provide target-level rewards for achieving budget, and superior rewards for exceeding budget, in 2018. The specific goals and drivers, relative to budget, are provided in the two tables that follow.

Calculation of the income factor was set up to be quantitative, without discretionary input from the Committee. Calculation of the efficiency factor was set up in a traditional performance grid for results at or worse than budget. For efficiency results better than budget, however, the Committee wanted to retain full discretionary control over the impact of that factor upon the final bonus.

The two factors were weighted 75% and 25%, respectively. The Committee wanted efficiency outcomes to have a specific and meaningful impact on bonuses, while continuing to emphasize the critical and overall importance of earnings to the company and our shareholders. Specific drivers of the income factor and the efficiency factor are presented in the next two grid tables.

The dollar thresholds in both the income and efficiency factors were raised considerably compared to 2017 due to the Capital Bank merger, corresponding to analogous budgetary increases.

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COMPENSATION DISCUSSION & ANALYSIS

2018 Income Factor Grid (75% Wtg)

Adj’d 2018 Pre- Tax Earnings	Percent of Budget	Income Factor*
$673 million & above	110% & above	110% to max of 150%
$612-673 million	100% - 110%	100% - 110%
$612 million (budget)	100%	100%
$551-612 million	90% - 100%	90% - 100%
$459-550 million	75% - 90%	75% - 90%
$306-458 million	50% - 75%	50% - 75%
Below $306 million	below 50%	0%
*	Income Factor was interpolated within each row.

2018 Efficiency Factor Grid (25% Wtg)

Adj’d 2018 Non- Interest Expense (ex Fixed Income)	Percent of Budget	Efficiency Factor*
Below $925 million	Below 100%*	max of 150%*
$925 million (budget)	100%	100%
$925-943 million	100% - 102%	90% - 100%
$944-962 million	102% - 104%	75% - 90%
Above $962 million	Above 104%	0%

*	Efficiency Factor was interpolated within each row. If performance had been better than budget, the Committee would have determined the Efficiency Factor using discretion.

Required Financial Adjustments

Pre-tax earnings, noninterest expense, and other financial performance measures for 2018 were required to be adjusted for certain specific items, including changes in accounting principles and certain unusual or non-recurring items, such as litigation settlements. The required adjustments are similar to, but not the same as, the notable item adjustments presented in Appendix C.

Subjective Corporate Rating Adjustments

In 2018 the income and efficiency factors were subject to several potential subjective adjustments, some quantitative and some not, to arrive at a final corporate rating. The quantitative adjustments could directly affect the calculation of the income and/or efficiency factors. The non-quantitative adjustments could be applied to the calculated sum of those factors. Overall, the non-quantitative subjective adjustments could have resulted in a change of up to 25%, plus or minus. Potential subjective adjustment categories in 2018 were:

•	Balanced scorecard results

•	Risk management results

•	Quality of earnings assessment

•	Non-strategic outcomes

•	Other adjustments, as determined by the Committee

The balanced scorecard process ranked our company among our peer banks on various financial measures. The scorecard process used quantitative financial measures and peer rankings, but was not used in a quantitative manner to determine a specific numerical rating.

The risk management factor was intended to be used if unusual or exceptional events occurred that tested our level of preparedness, or if events occurred that reflected well or poorly upon our risk management functions.

Under “quality of earnings” the Committee intended, among other things, to take account of unusual shortfalls or windfalls in revenues associated with interest rate movements during the year relative to budgetary expectations.

Our non-strategic segment encompasses several businesses which have been largely discontinued and are being wound down over many years. This segment often has contributed significant expenses to our operating results, and occasionally significant items of income, during the past several years. Although the income and efficiency factors exclude these impacts, the Committee retained the ability to adjust bonuses up or down depending upon the Committee’s subjective assessment of how these legacy businesses are managed to mitigate long-term impacts on the company.

All points in this process were subject to further adjustment up or down by the Committee.

Actual corporate adjustments made using this framework are discussed under “2018 MIP Bonus Outcomes” below.

Individual Rating

In addition to the corporate rating, each NEO’s individual rating could directly impact final bonus results. Each individual rating was to be based on the Committee’s subjective assessment of personal plan results and any other individual factors the Committee chose to consider. Individual ratings could range from 0% to 150%.

In 2018, the CEO’s personal plan included eight major performance areas: strategic, financial (bonefish improvements and revenue growth), merger integration, technology, risk management &

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credit quality, customers, shareholder value, and employees. These areas had no particular weighting. Each NEO’s personal plan substantially overlapped the CEO’s and also was related to operations managed by that NEO.

Actual individual rating impacts are discussed under “2018 MIP Bonus Outcomes” immediately below.

2018 MIP Bonus Outcomes

The outcomes of the MIP bonus process for the NEOs other than Mr. Kisber are summarized in the following table.

2018 MIP Bonus Outcomes

NEO	Income Factor	Efficiency Factor	Overall Impact of NQ Adjustments	Corporate Rating	Individual Rating	Bonus Target ($)	Final Bonus ($)
Mr. Jordan	69.4%	23.6%	0%	93%	100%	1,260,000	1,171,800
Mr. Losch	69.4%	23.6%	0%	93%	97%	500,000	450,000
Mr. Popwell	69.4%	23.6%	0%	93%	98%	550,000	500,000
Mr. Tuggle	69.4%	23.6%	0%	93%	99%	427,500	395,000

The un-weighted income factor was slightly under 93%, while the un-weighted efficiency factor was slightly over, resulting in a corporate rating of 93% before considering non-quantitative adjustments. Specifically:

•	Pre-tax earnings for 2018, after all adjustments were made, totaled about $566 million. The most significant adjustment, which was subjective rather than required, deducted from earnings a $213 million gain on the sale of an investment acquired many years ago. The result was a weighted income factor of 69.4%.

•	Non-interest expense, excluding our fixed income segment and after all adjustments, totaled $935 million in 2018. That was $10 million over budget and resulted in a weighted efficiency factor of 23.6%.

The Committee determined to make no non-quantitative subjective adjustments to the corporate rating. The final corporate rating was 93% (69.4% plus 23.6%).

The Committee made no individual adjustment to Mr. Jordan’s 2018 bonus. For other NEO bonuses, the Committee made very small individual or rounding adjustments ranging from 1 to 3 percentage points.

MIP Bonus for FTN Executive

Mr. Kisber is the president of our fixed income business unit (FTN Financial). His bonus for 2018 was earned under the MIP, but was driven by the overall incentive pool created under the FTN Financial Incentive Compensation Plan to provide a compensation opportunity consistent with that of competitors in that industry. The incentive pool generally is funded as a specified percentage of divisional net profits, as defined, plus an additional percentage if net profits exceed a specified return on expense.

The basic structure of Mr. Kisber’s pay package has not changed in many years. His compensation elements for any given year are paid or granted during that year and the next.

For 2017, Mr. Kisber’s package generally was 15% of the incentive pool, subject to possible reduction approved by the Committee, and subject to a $6 million overall cap on the package. For 2018, however, the percentage driving his total package was made variable, with a 15% cap. Specifically, divisional return on equity (ROE) below 10% results in Mr. Kisber earning 9% of the pool, ROE from 10% to 15% results in 12% of the pool, and ROE above 15% results in Mr. Kisber earning 15% of the pool.

Early in 2019, the fixed income pool for 2018 was to be calculated, and the Committee was to determine Mr. Kisber’s final percentage and dollar amount. That final dollar amount was to be allocated and paid, until the final amount was exhausted, in the following order:

•	Salary, paid during 2018: the first $0.6 million

•	Cash MIP bonus, to be paid in 2019: the next $2.5 million

•	Regular annual stock awards, to be granted in 2019: the next $1.9 million

•	Special MIP-driven RSUs (18-month vesting period, settled in cash), to be granted in 2019: the last $1.0 million.

The first $0.5 million of regular stock awards were to be granted as RSUs, and any remainder (up to $1.4 million) were to be granted 60% in PSUs and 40% in stock options. The Committee retained the discretion under the MIP to reduce any calculated bonus amount for Mr. Kisber, but made no reduction for 2018.

Mr. Kisber’s 2017 package and FTN’s financial performance resulted in the grant to him of no

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stock awards during 2018, for 2017. Similarly, Mr. Kisber’s 2018 package ordinarily would have resulted in no stock award grants during 2019, for 2018. FTN’s business is highly cyclical, benefiting the most from high volatility in the fixed income markets and falling interest rates. The cycle has been “down” for the past two years, with low volatility and rising rates.

Early in 2019, based in part on input from Mr. Kisber and Mr. Jordan, the Committee converted Mr. Kisber’s 2018 earned MIP cash bonus into an award of regular 2019 executive PSUs. The conversion was done in the same manner, using the same valuation method, as for other executives (see “Valuation of Stock Awards” beginning on page 60). The performance period for those PSUs is 2019-2021.

In the chart which follows, Mr. Kisber’s potential total direct compensation package for each of the years 2015 through 2018 (far left column) is compared to his actual compensation earned for each of those years, without regard to the year in which payment or grant occurred. All dollar values of awards are measured at grant using values assigned by the Committee, as discussed in the “Stock Awards” section beginning on page 65. PSU values granted are shown at 100% of target using our stock value at grant; actual vesting of PSUs will depend upon company performance relative to applicable PSU performance goals, and actual value per unit vested will depend on our future stock price.

Mr. Kisber Potential vs Actual Pay Package 2015-2018

($ in thousands)

*	Mr. Kisber’s actual MIP cash bonus earned for 2018 was converted into 2019 PSUs.

Our fixed income segment’s contribution to our pretax earnings in 2018, after deducting all compensation, was $9 million. Mr. Kisber’s earned package for 2018 was $1,300,000. Net of salary, his calculated package resulted in an MIP cash bonus of $700,000, with no stock awards. As mentioned above, in a special action for 2018, his earned MIP bonus was not paid to him in cash. Instead, it was converted into standard 2019 executive PSUs.

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Stock Awards

Overview

In 2018, the annual stock award mix for all NEOs except Mr. Kisber was 50% PSUs, with RSUs and options comprising 25% each. The Committee believes that these mixes provide an appropriate balance between performance and retention.

The dollar amounts and mix of awards granted in 2018 to the NEOs is illustrated in the following table. Dollar amounts are shown using values assigned by the Committee. PSU values are shown at target levels. Further information about each award type is provided in the remainder of this discussion.

2018 Annual Stock Award Grant Mix

($ in thousands)

*	Mr. Kisber’s “potential” column illustrates the maximum potential for annual stock award grants in early 2018 based on 2017 performance, excluding the potential for a special type of RSUs which are treated as part of his MIP bonus. Mr. Kisber’s “actual” column shows that he actually received no awards early in 2018, based on the 2017 performance of his FTN business unit. See “MIP Bonus—MIP Bonus for FTN Executive” above, and “Stock Awards—Fixed Income Award Practices” and “2018 Grants of Plan-Based Awards” below, for additional information.

Restricted Stock Units (RSUs)

Regular RSUs granted to NEOs vest in March three years after grant if the NEO remains employed with the company through the vesting date. They are settled in shares. Dividends accrue during the vesting period and are paid in cash at vesting.

Stock Options

NEO stock option awards in 2018 vest in equal installments in March of the first four years following grant if the NEO remains employed with the company through the vesting dates. There is no accrual of cash dividends on options. Each option has a seven-year term and is priced at market at the time of grant. Options will achieve value only to the extent market value on the exercise date exceeds the option price fixed on the grant date.

A stock option provides a retention incentive over its vesting period directly linked to our stock price growth. Options inherently align compensation with the interests of shareholders.

Performance Stock Units (PSUs)

2018 PSUs

Consistent with competitive practice, the Committee makes annual grants of performance equity awards with a three-year performance period. The financial goals established at the beginning of each performance period are company-wide in focus and are uniform for all executives. Grants are made annually, so financial results in any given year can affect three

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COMPENSATION DISCUSSION & ANALYSIS

outstanding awards. The Committee sets performance goals each year based on the company’s objectives at that time, and may change the types and amounts of awards compared to prior years based on desired managerial focus, competitive pressures, and other factors.

Payout of 2018 PSUs will be based on goal achievement as shown in the following chart. Adjusted ROE of our core business segments, averaged over the three-year period 2018-20, will be ranked against the average ROE results of those banks that, at the end of the performance period, comprise the KBW Regional Bank Index (ticker symbol KRX). Payout can range from 50% to 150% of the target amount granted, or payout can be zero if performance falls below the 50% threshold. Dividends accrue until payment but are paid only to the extent the underlying units vest. Performance will be determined in 2021 but payment will be deferred until 2023.

Only whole-year ROE results count in the rankings. The adjustments to our ROE are the same as the required adjustments associated with the 2018 MIP bonus opportunity, discussed above under “Ordinary MIP Bonus” starting on page 61. The required adjustments are similar to, but not the same as, the notable item adjustments presented in Appendix C.

The KRX banks currently are fifty U.S. regional banks, a wider range of institutions than those in our Peer Bank group used for other purposes. For PSU awards, the Committee believes that an independently-selected basket of competitors like the KRX banks provides a larger, more stable group against which to measure our performance over a three-year period. This rank structure was continued from recent years primarily because the use of a relative-rank goal rather than an absolute measure should provide a better reflection of our results versus competitors. It was chosen in part because of the volatile environment for us and our industry. The awards should self-adapt to industry events that will unfold over a three-year time horizon and cannot be predicted in advance.

Most Recent PSU Performance

As discussed above, PSUs perform based on our ROE performance ranked against KRX peers. Peer data for a given year is not fully available until the following March. The most recent PSUs with final performance determined were granted in 2015 with a 2015-17 performance period. Final performance was determined in 2018, and the PSUs will be paid in stock in 2020, following a mandatory two-year deferral period. Our adjusted ROE over those three performance years ranked in the top half of the KRX peers. The following table shows the payout of the 2015 PSUs in relation to our TSR (base=100%) and stock price.

2015 PSU Statistics

PSU Payout (% of Target)	108%
TSR over PSU Perf. Period	156%
FHN Stock Price at Grant	$14.28/shr
FHN Stock Price at Vesting	$18.90/shr

2019 PSU Changes

As discussed above, starting in 2019 executive PSU awards will be based on return on tangible common equity (ROTCE), rather than ROE, ranked against KRX peers over the performance period. The ROTCE outcome will be modified by our TSR performance, ranked against the same peers. The ROTCE percentage will range from 50% to 150%, TSR will range from 75% to 125%, and the final payout calculation will multiply the two. Both rankings will follow our traditional practice: top-quartile results in maximum payout, bottom-quartile results in zero (ROTCE) or minimum (TSR) payout, and for the middle quartiles the percentages are interpolated.

Fixed Income Award Practices

The overall amount of annual stock awards granted to Mr. Kisber, the head of our fixed income business, is impacted by the previous year’s results. See “MIP Bonus—MIP Bonus for FTN Executive” starting on page 63 above.

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COMPENSATION DISCUSSION & ANALYSIS

2016 CEO Retention Award

In February 2016 the Committee approved a special retention award for our CEO. The award consists of 155,238 seven-year stock units and 411,747 late-vesting stock options.

The units have a 7-year service vesting and financial performance period. The units’ performance goal is met if the TSR value of a share of our stock during the seven-year period is at least $11.63/share, which is slightly higher than market value on the grant date.

The stock options were granted at-market with service vesting in 2020, 2021, and 2022, or four,

five, and six years after grant. The options expire in 2023, seven years after grant.

The Committee wanted this award to have substantial retention value as well as a strong linkage to shareholder value. The entire award continues to be at-risk for the market performance of our common stock during its seven-year duration. In making this award the Committee wanted to close a gap it perceived in the competitiveness of Mr. Jordan’s target compensation and the retention value of his outstanding awards. The Committee believes that Mr. Jordan’s leadership and experience have been critical to our company’s recent successes and will remain crucial in the years to come.

Deferral, Retirement, and Other Benefits

Benefits other than Change in Control

We provide retirement and other post-employment benefits that we believe are customary in our industry. We provide them to remain competitive in retaining and recruiting talent. The table below summarizes the major types of benefits provided to

NEOs. Many of these benefits are broad-based, available to most or all full-time employees, and many others are available generally to employees whose compensation levels exceed certain thresholds, regardless of officer status.

Deferral, Retirement, and Other Benefits Summary

Benefit	Type	Benefit Provided	Further Information
Savings Plan (broad-based)	Tax-qualified defined contribution (retirement savings)	Participants may defer a portion of salary into a fully funded tax-advantaged savings account, up to IRS dollar limits. We provide a 100% match on the first 6% of salary deferred.	Match amounts for the NEOs are included in column (i) of the Summary Compensation Table on page 71, with additional information provided in the table captioned “All Other Compensation (Col (i)) for 2018” on page 73 and its explanatory notes.
Savings Restoration Plan	Non-qualified deferral	Provides a restorative benefit to savings plan participants whose compensation exceeds IRS limits, as if the savings plan were not subject to those limits.	Restoration match amounts for the NEOs are included with savings plan match amounts; see the row above. Match amount and withdrawal information is provided under “Non-Qualified Deferred Compensation Plans” beginning on page 80.
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COMPENSATION DISCUSSION & ANALYSIS

Benefit	Type	Benefit Provided	Further Information
Deferred Compensation Plan	Non-qualified deferral	Participants may defer payment of a portion of salary, bonus, and other cash compensation. Taxation is deferred until paid. There is no company match. The plan pays at-market returns indexed to the performance of certain mutual funds selected by the participant. We hedge this obligation by purchasing those funds.	Deferral and withdrawal information for the NEOs, along with other plan information, is provided under “Non-Qualified Deferred Compensation Plans” beginning on page 80.
Pension Plan (broad-based)	Tax-qualified defined benefit (retirement)	Participants earned a defined retirement benefit dependent mainly on salary level (up to IRS limits) and tenure. The plan was closed to new hires after August 31, 2007; the benefit was frozen at year-end 2012.	Pension benefit information for the NEOs, along with other plan information, is provided under “Pension Plans” beginning on page 79. Any change in pension value for the NEOs is included in column (h) of the Summary Compensation Table on page 71 and the related notes on page 72.
Pension Restoration Plan	Non-qualified defined benefit (retirement)	Provides a restorative benefit to pension plan participants. The two plans work together as if the IRS limits did not exist.	Restoration benefits and value changes are included with those of the pension plan; see the row above.
Health & Welfare programs (broad-based)	Cafeteria benefit program	Employees may elect annually to participate in several programs such as health and dental insurance, vision, dependent care, etc. We provide an allowance for this purpose based on salary, tenure, and certain wellness incentives, subject to IRS limits. A participant may elect to use any leftover allowance for the savings plan.	The amounts of these broad-based benefits for the NEOs are not reported in other tables or charts of this proxy statement, except that any savings plan contributions made by the company are reported as part of the match amounts. See the “Savings Plan” row above.
Survivor Benefit Plan	Death benefit	Provides a benefit of 2.5 times base salary if death occurs during active service, which is reduced to 1.0 times salary if death occurs following departure due to disability or retirement. This executive benefit substitutes for a broad-based survivor benefit.	Cost amounts for the NEOs are included in column (i) of the Summary Compensation Table on page 71, with additional information provided in the table captioned “All Other Compensation (Col (i)) for 2018” on page 73 and its explanatory notes.
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COMPENSATION DISCUSSION & ANALYSIS

Benefit	Type	Benefit Provided	Further Information
Executive disability program	Disability benefit	The executive benefit cap is $25,000 per month. An executive may elect to purchase, with personal funds, an additional disability benefit of up to $5,000 per month. This executive benefit substitutes for a broad-based survivor benefit.	Cost amounts for the NEOs are included in column (i) of the Summary Compensation Table on page 71, with additional information provided in the table captioned “All Other Compensation (Col (i)) for 2018” on page 73 and its explanatory notes.
Other Perquisites	Misc.	We provide a limited range of other executive perquisites that are customary in our industry, including financial counseling, an executive charitable gift match program, imputed income for certain usage of corporate aircraft (for spousal attendance at business events), and executive wellness.	Cost amounts for the NEOs are included in column (i) of the Summary Compensation Table on page 71, with additional information provided in the table captioned “All Other Compensation (Col (i)) for 2018” on page 73 and its explanatory notes.

Change in Control (CIC) Benefits

The financial services industry experiences periods of significant consolidation separated by periods of modest activity. Merger activity abated substantially following the last recession, but (excluding the four largest U.S. banks) resumed several years ago. Although this industry pattern has created substantial business opportunities for us and others, it also has created substantial personal uncertainties for employees. Our CIC severance agreements and CIC plan features were put in place a number of years ago in response to these uncertainties.

We have CIC severance agreements with each NEO. These are not employment agreements. They provide significant benefits if employment is terminated in connection with a CIC event, but otherwise provide no employment protection. Additional information about these contracts is provided under the caption “CIC Severance Agreements” in the “Change in Control (CIC) Arrangements” section beginning on page 82 of this proxy statement.

The primary objectives of our CIC severance agreements are to allow us to compete for executive talent during normal times, mitigating the personal risk that a CIC would present. If a CIC situation were to arise, the agreements also provide an incentive for our executive team to remain with the company, focused on corporate objectives, during the pursuit, closing, and transition periods that accompany CIC transactions in our industry.

Under many of our programs a CIC event can cause awards or benefits to vest, be paid, or be calculated and paid at target payout levels. The main objective of these features is to allow us to offer competitive compensation packages in an industry where robust periods of consolidation occur. Like our CIC severance agreements, these program features have a double trigger, which means that vesting or payment is accelerated only when a CIC event occurs resulting in termination of employment.

Compensation Committee Report

The Compensation Committee Report is located on page 25 of this proxy statement under the caption “The Compensation Committee.”

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Recent Compensation

This Recent Compensation section provides detailed information about the compensation paid to our named executive officers in 2018. This section should be read in conjunction with the immediately preceding Compensation Discussion & Analysis section.

2018 Direct Compensation Earned

A comprehensive Summary Compensation Table, along with detailed footnotes and commentary, is presented in the next several sections. To provide context for that information, the following chart shows direct compensation amounts earned in 2018 by our named executive officers. The 2018 MIP bonus (which was paid early in 2019) is included. Direct compensation components include salary, bonus earned in relation to 2018, and stock awards vested during 2018. For this purpose, amounts are considered “earned” if they were paid or deferred on a fully-vested basis. Mr. Kisber’s MIP bonus for 2018 is included as “earned” even though it was converted into a 2019 grant of PSUs which have a service vesting requirement as well as a performance requirement. All amounts are shown before reduction for withholding taxes and other payroll deductions.

2018 Direct Compensation Earned

($ in millions)

Key details regarding the segments in this chart follow:

•	MIP Bonus. Each annual bonus award under the MIP for 2018 was paid early in 2019 except Mr. Kisber’s which was converted into 2019 PSUs.

•	Stock Awards Vested. Awards vested in 2018 consisted of PSUs, restricted stock shares (RS),

RSUs, and stock options. Values are based on the market price of our stock on the vesting date. Stock options are valued based on the “spread” at vesting, which is the difference between market price at that time and the option price; any negative spreads at vesting are ignored.

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Summary Compensation & Award Grant Tables

Summary Compensation Table

The amounts shown in the Summary Compensation Table include all compensation earned for 2018, including amounts deferred by those persons, for all services rendered in all capacities to us and our subsidiaries. Compensation amounts from the past two years are also included. Additional compensation information is provided in the remainder of this section. No named executive officer who served as a director was separately compensated as a director.

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus* ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa- tion ($)	Change in Pension Value & NonQualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
D.B. Jordan	2018	$896,827	—	$1,687,490	$468,249	$1,171,800	$—	$120,931	$4,345,297
Chairman,	2017	875,000	$5,500,000	1,640,822	520,273	1,225,000	479,791	92,879	10,333,765
President, & CEO	2016	868,654	—	2,736,995	1,768,560	1,323,000	225,014	88,227	7,010,450

W.C. Losch	2018	$496,827	—	$524,983	$145,677	$450,000	$—	$70,408	$1,687,894
EVP & CFO	2017	475,000	—	498,769	158,164	525,000	—	43,885	1,700,818
	2016	468,654	—	498,804	168,685	513,000	—	42,329	1,691,472

M.E. Kisber	2018	$600,000	—	$—	$—	$700,000	$—	$49,632	$1,349,632
President–	2017	600,000	—	954,879	288,449	2,099,000	121,354	49,632	4,113,314
FTN Financial	2016	600,000	—	352,992	—	2,500,000	65,990	50,347	3,569,329

D.T. Popwell	2018	$543,654	—	$577,477	$160,244	$500,000	$—	$89,815	$1,871,190
President–	2017	500,000	—	525,026	166,484	575,000	86,332	62,223	1,915,065
Banking	2016	493,654	—	525,050	177,563	540,000	49,306	59,959	1,845,532

C.T. Tuggle	2018	$475,000	—	$391,874	$108,738	$395,000	$—	$57,086	$1,427,698
EVP & General	2017	$475,000	—	391,882	124,269	427,500	82,935	41,172	1,542,758
Counsel	2016	475,000	—	391,905	132,539	461,700	9,750	40,883	1,511,777

*	In October 2017 Mr. Jordan received a special cash bonus in recognition of outstanding performance over the previous six years. See “Compensation Committee Outreach and Assessment” and “Compensation Committee Responses” on pages 57 and 58.

Explanations of certain columns follow:

Col (c) Salary. Annual cash salary is shown.

Col (d) Bonus. Column (g) shows the annual MIP bonus awards earned. Mr. Jordan was paid a discretionary special bonus in October 2017 to recognize outstanding performance over the past six years, as discussed in “2018 Say on Pay Vote & Our Responses” beginning on page 57.

Cols (e)-(f) Accounting Values. Columns (e) and (f) show the grant date fair value of the awards using the accounting method applicable to our financial statements. The accounting valuation method makes assumptions about growth and volatility of our stock value, expected duration in the case of options, vesting, forfeiture, future company performance, and other matters. A discussion of those assumptions appears in note 19 to our 2018 annual report to shareholders. Actual future events may be substantially inconsistent with the assumptions. Accordingly, the actual values realized by an award holder are likely to differ substantially from these accounting values.

Col (e) Stock Awards. Column (e) includes the accounting values of RSU, PSU, and retention RS awards granted during each year. These do not represent amounts paid or earned; they are the values attributed to awards under applicable accounting rules.

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Col (e) Regular PSUs. PSUs are performance-based, using a three-year performance period. Eventual payout may be higher or lower than the accounting values used in column (e) and may be zero. PSUs also have a service-vesting requirement. PSUs also have a mandatory two-year deferral period after vesting. Generally, PSU performance depends upon our adjusted core-segment ROE ranking relative to certain peer banks during the performance period. Each year, a percentage of PSUs (50% to 150%) will vest if threshold or higher performance goals are achieved during the performance period and if the holder remains employed with the company through the vesting date. PSUs settle with shares rather than cash. In column (e) PSU amounts are shown at their original accounting values assigned at grant. Those accounting values are less than the possible payouts if all performance conditions are maximally achieved. The following table provides a summary of the maximum payouts of the PSU awards for each named executive, based on our stock values on the respective grant dates. For three NEOs the values increased in 2018 because the Compensation Committee doubled the weighting of PSUs to 50% of total equity awards, and cut RSUs in half to 25%.

Maximum Dollar Values* of PSUs

(Based on Share Price at Grant Date)

Name	2016	2017	2018
Mr. Jordan	$1,641,213	$1,640,956	$1,687,495
Mr. Losch	249,465	249,427	524,991
Mr. Kisber	—	682,322	—
Mr. Popwell	262,584	262,554	577,492
Mr. Tuggle	196,000	195,964	391,883

*	Maximum dollar values = 150% of target unit levels for all years presented valued at grant date fair value. Actual maximum values depend upon our actual stock price when paid.

Col (e) Regular RSUs. The annual equity award package includes RSUs which vest in three years and settle in shares.

Col (e)-(f) Retention Awards. On occasion special retention awards are made to selected individuals. No retention awards were granted to the NEOs in 2018 or 2017.

In 2016, retention stock units (col (e)) and stock options (col (f)) were granted to Mr. Jordan. The stock units have a seven-year service-vesting and performance period. The option price was set at our market price on the grant date. The retention options have a seven-year term and vest in equal parts four, five, and six years after grant.

Col (f) Stock Options. Column (f) includes the accounting values of stock options granted.

Col (g) Annual MIP Bonus Awards. This column shows the annual bonus earned for each year under our MIP. For all three years, MIP bonuses (except for Mr. Kisber) were based upon achievement in the following areas: pre-set levels of adjusted annual pre-tax earnings; execution of personal plan goals; individual contribution to risk management, quality of earnings, and objectives for our non-strategic business segment; and the results of a balanced scorecard process ranking us among selected peer banks on a matrix of balance sheet, capital, expense, earnings, and other measures. Mr. Kisber’s bonuses were based on the net profits of our FTN Financial division, of which he is the President and, for 2018, on divisional return on equity. FTN net profits (and ROE, for 2018) each year also drove stock awards granted to Mr. Kisber the following year. For his 2018 MIP bonus, the entire cash amount earned ($700,000) was converted into an award of PSUs using standard executive terms and conditions (service and performance requirements), and using the standard valuation method (the risk of forfeiture is ignored).

Col (h) Pension & Deferred Compensation. Column (h) includes changes in defined benefit pension actuarial values, which are the aggregate increase during the year in actuarial value of both pension plans (qualified and restoration). Our pension plans were closed to new employees in 2007. Mr. Losch does not participate. Pension benefits were frozen in 2012. Incremental changes in actuarial pension values occur after 2012 mainly due to changes in discount rates used, changes in mortality tables, and changes to life expectancy due to the passage of time. No above-market earnings on deferred compensation were accrued during the year for any of the named executives.

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Col (i) All Other. Elements of “All Other Compensation” for 2018 consist of the following:

All Other Compensation (Col (i)) for 2018

(i)(a)	(i)(b)	(i)(c)	(i)(d)
Name	Perquisites & Other Personal Benefits	401(k) Match	Life Insur. Prems.	Total Col (i)
Mr. Jordan	$58,276	$53,810	$8,846	$120,931
Mr. Losch	34,646	29,810	5,952	70,408
Mr. Kisber	6,120	36,000	7,512	49,632
Mr. Popwell	50,464	32,619	6,732	89,815
Mr. Tuggle	23,021	28,500	5,565	57,086

Explanations of certain columns in the Col (i) table follow:

Col (i)(b) “Perquisites and Other Personal Benefits” includes the following types of benefits: Flexible Dollars, Financial Counseling, Disability Insurance, Charitable Match, and Aircraft Usage. Benefits are valued at the incremental cost to us. “Flexible Dollars” represents our contribution to our broad-based benefits plan, a qualified cafeteria-type benefit plan. “Financial Counseling” represents payments for the preparation of income tax returns and related financial counseling. “Disability Insurance” represents insurance premiums with respect to our disability program. “Charitable Match” includes gifts made by First Horizon Foundation to match qualifying gifts made by an executive under our executive gift match program. “Aircraft Usage” represents imputed income to the executives when their spouses accompany them on business trips using non-commercial aircraft. This column also includes imputed taxable income from our company-wide wellness program, and (for Mr. Jordan) the cost of traveling to participate in the Mayo Clinic Executive Health Program. The Board of Directors requires Mr. Jordan to participate in the Mayo program.

Col (i)(c) “401(k) Match” represents our matching contribution to our 401(k) savings plan and to the related savings restoration plan. Any flexible benefits plan contributions to the savings plan are included in column (i)(b).

Col(i)(d) “Life Insurance Premiums” represents supplemental life insurance premiums. Under our survivor benefits plan a benefit of 2.5 times annual base salary is paid upon the participant’s death prior to retirement, or one times final salary upon death after retirement.

2018 Grants of Plan-Based Awards

The following table provides information about the MIP bonus opportunity established for, and the grants of PSUs, stock options, RSUs, and retention awards during, 2018. In this table the MIP bonus opportunity is considered a “Non-Equity Incentive Plan Award,” PSUs are considered to be

“Equity Incentive Plan Awards,” while RSUs are considered to be “All Other Stock Awards.” In the table each row represents a separate award grant; a column for a row is blank if it does not apply to the type of award listed in that row or if the dollar amount is $0.

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Awards Granted in 2018

(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
			Estimated Possible Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise Price of Option	Grant Date Fair Value of Stock
Name	Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options (#)	Awards ($/sh)	and Option Awards($)
Mr. Jordan	MIP	2-08	$630,000	$1,260,000	$1,890,000							NA
	Opt	2-08								120,385	$18.69	$468,249
	PSU	2-08				35,003	70,006	105,009				1,124,996
	RSU	2-08							30,096			562,494
Mr. Losch	MIP	2-08	$250,000	$500,000	$750,000							NA
	Opt	2-08								37,453	$18.69	$145,677
	PSU	2-08				10,890	21,779	32,669				349,989
	RSU	2-08							9,363			174,994
Mr. Kisber	MIP	2-08	NA	NA	$3,500,000							NA
	Opt											$—
	PSU											—
	RSU											—
Mr. Popwell	MIP	2-08	$275,000	$550,000	$825,000							NA
	Opt	2-08								41,198	$18.69	$160,244
	PSU	2-08				11,979	23,957	35,936				384,989
	RSU	2-08							10,299			192,488
Mr. Tuggle	MIP	2-08	$213,750	$427,500	$641,250							NA
	Opt	2-08								27,956	$18.69	$108,738
	PSU	2-08				8,129	16,257	24,386				261,250
	RSU	2-08							6,989			130,624

Explanations of certain columns follow:

Col (b). An award is effective for legal and accounting purposes on its grant date. For each award shown, the Compensation Committee took final action to grant each award on that date.

Cols (c)-(e) MIP Bonus Opportunities. The Committee established performance criteria and set target amounts early in 2018 for MIP bonus opportunities. Details about the opportunities, their goals, and their limitations are discussed in “Annual MIP Bonus” beginning on page 61.

Mr. Kisber’s compensation package, including annual MIP bonus, is based on a percentage of net profits generated by the FTN Financial fixed income division, without any threshold or target levels. The Compensation Committee established an overall maximum of $6 million for Mr. Kisber’s 2018 package, payable in this order if earned: first, $600,000 of salary; second, $2.5 million of MIP cash bonus; third, $1.9 million of regular annual stock awards (RSUs, PSUs, and options) to be granted in 2019; and fourth, $1 million in cash-paid MIP-driven RSUs, also to be granted in 2019. His entire MIP bonus opportunity was, therefore, $3.5 million. Correspondingly, if stock awards had been granted to Mr. Kisber in 2018, whether or not connected to the MIP, they would have related back to FTN Financial’s net profits in 2017.

The information in columns (c)-(e) shows 2018 MIP bonus opportunities. Information concerning MIP bonuses actually earned for 2018 is shown in column (g) of the Summary Compensation Table and under the caption “Annual MIP Bonus” beginning on pages 71 and 61, respectively.

Cols (f)-(h) Stock Incentives. The performance requirements for the 2018 PSU awards are discussed in the notes for column (e) of the Summary Compensation Table above. Performance below the threshold level will result in 0% payout. Performance above threshold will result in payouts ranging from 50% (col (f)) to 100% (col (g)) to 150% (col (h)) of target levels. See “Performance Stock Units” beginning on page 65 for additional information. The 2018 PSUs will vest on May 12, 2021 if threshold performance is achieved, but payment will be deferred for two years.

Also included in these columns is Mr. Jordan’s special retention stock unit award. These units have a performance goal based on total shareholder return for a seven-year performance period. If the performance goal and the seven-year service requirements are met, payout is 100%; if not, payout is zero. There are no lesser or greater payment levels for varying degrees of performance.

Col (i) Other Stock Awards. Column (i) includes RSUs granted in 2018.

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Cols (j)-(k) Stock Options. Column (j) shows the number of shares granted under options to the named executives in 2018, and column (k) shows the exercise price per share of those options. The exercise price was the market price of our stock on the grant date. Mr. Jordan received two option grants, a regular annual award and a special retention award, which are shown in separate rows in the table. For additional information regarding option awards see the discussion of column (f) of the Summary Compensation Table beginning on page 71 of this proxy statement.

Col (l) Grant date fair values. Column (l) reflects the accounting value of the awards shown in columns (g), (i) and (j). Our stock price on the grant date, February 8, 2018, was $18.69 per share. For stock options, the grant date fair value is based on the Black Scholes value on the grant date, which was $3.8896 per share. For additional information see the discussion of columns (e) and (f) of the Summary Compensation Table beginning on page 71.

Supplemental Disclosures for Summary Compensation and Grant Tables

For information about the rationale behind, sizing of, and other aspects concerning the major compensation elements, see “Overview of Direct Compensation Components,” “Relative Sizing & Mix,” and “Salary” beginning on pages 53, 59, and 60, respectively.

The vesting and expiration schedules of equity-based awards granted in 2018 are as follows:

•	Regular stock options vest in equal parts on March 2 of the first four years after grant, and expire on March 2 seven years after grant.

•	PSUs vest on May 12 three years after grant if goals are achieved at the 50% payout level or greater.

•	RSUs vest on March 2 three years after grant.

Vesting information related to all equity awards held by the named executives at year-end appears under the heading “Outstanding Equity Awards at Fiscal Year-End” beginning on page 76, especially in the notes to the table in that section. For all awards, vesting will or may be accelerated or pro-rated in the cases of death, disability, retirement, and qualifying termination after a change in control. For performance awards, service-vesting may be waived, but performance goals generally are not waived, following retirement, and awards may be pro-rated. Additional information concerning the acceleration features of awards is set forth under the caption “Change in Control (CIC) Arrangements” on page 82.

Dividends or dividend equivalents accrue at normal declared rates on stock awards other than options. Accrued dividends and equivalents are paid at vesting, or forfeit if the award is forfeited.

The Compensation Committee has approved a mandatory tax withholding feature under which vested shares are automatically withheld in an amount necessary to cover minimum required withholding taxes. A supplemental feature allows the holder to elect withholding at the maximum tax rate instead. Options have no mandatory or supplemental tax feature. Under our Equity Compensation Plan we do not re-use, in new grants, shares withheld to cover taxes.

The Compensation Committee generally has the power to impose deferral of payment as a term or condition of an award. The 2018 PSUs have a mandatory two-year payment deferral after vesting.

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Outstanding Equity Awards at Fiscal Year-End

The following table provides information about stock options, all types of restricted stock and stock units, and all performance stock awards (at target levels) held at December 31, 2018 by the named executive officers.

Outstanding Equity Awards at Fiscal Year-End 2018

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options(#)	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock Held that Have Not Vested(#)	Market Value of Shares or Units of Stock that Have Not Vested($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested($)
Mr. Jordan	185,434	—	—	$10.82	2/12/2020
	119,456	—	—	11.77	2/12/2021
	80,160	26,720	—	14.28	3/2/2022
	94,126	94,127	—	11.62	3/2/2023
	—	411,747	—	11.62	3/2/2023
	27,717	83,154	—	19.73	3/2/2024
	—	120,385	—	18.69	3/2/2025
						104,876	$1,380,168	403,423	$5,309,047
Mr. Losch	62,846	—	—	10.82	2/12/2020
	45,136	—	—	11.77	2/12/2021
	31,249	10,417	—	14.28	3/2/2022
	28,614	28,614	—	11.62	3/2/2023
	8,426	25,279	—	19.73	3/2/2024
	—	37,453	—	18.69	3/2/2025
						65,893	$867,152	48,862	$643,024
Mr. Kisber	10,312	—	—	27.46	7/1/2019
	115,548	—	—	11.77	2/12/2021
	8,513	—	—	23.49	7/2/2021
	15,367	46,102	—	19.73	3/2/2024
						55,720	$733,275	26,648	$350,688
Mr. Popwell	66,543	—	—	$10.82	2/12/2020
	47,790	—	—	11.77	2/12/2021
	33,087	11,030	—	14.28	3/2/2022
	30,120	30,120	—	11.62	3/2/2023
	8,869	26,609	—	19.73	3/2/2024
	—	41,198	—	18.69	3/2/2025
						72,163	$949,665	52,465	$690,439
Mr. Tuggle	52,680	—	—	$10.82	2/12/2020
	38,339	—	—	11.77	2/12/2021
	27,441	9,148	—	14.28	3/2/2022
	22,482	22,483	—	11.62	3/2/2023
	6,620	19,862	—	19.73	3/2/2024
	—	27,956	—	18.69	3/2/2025
						42,712	$562,090	37,535	$493,961
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RECENT COMPENSATION

Explanations of certain columns in the table follow:

Col (c) Unvested Options. The vesting dates of options reported in column (c) are:

Stock Options Unvested at Year-End

Grant Date	Vesting Date	Mr. Jordan	Mr. Losch	Mr. Kisber	Mr. Popwell	Mr. Tuggle
2/12/2015	3/2/2019	26,720	10,417	—	11,030	9,148
2/12/2016	3/2/2019	47,063	14,307	—	15,060	11,241
(regular)	3/2/2020	47,064	14,307	—	15,060	11,242
2/11/2016	3/2/2020	137,249	—	—	—	—
(retention)	3/2/2021	137,249	—	—	—	—
	3/2/2022	137,249	—	—	—	—
2/10/2017	3/2/2019	27,718	8,426	15,367	8,869	6,620
	3/2/2020	27,718	8,426	15,367	8,870	6,621
	3/2/2021	27,718	8,427	15,368	8,870	6,621
2/8/2018	3/2/2019	30,096	9,363	—	10,299	6,989
	3/2/2020	30,096	9,363	—	10,299	6,989
	3/2/2021	30,096	9,363	—	10,300	6,989
	3/2/2022	30,097	9,364	—	10,300	6,989

Col (g) Unvested Non-Performance Shares & Units. Column (g) includes unvested RSUs and RS, specifically regular annual RSUs and special retention RS awards. The vesting dates of those awards are shown in the following table:

RS & RSU Awards Unvested at Year-End

Grant Date	Award Type	Vesting Date	Mr. Jordan	Mr. Losch	Mr. Kisber	Mr. Popwell	Mr. Tuggle
2/12/2015	Ret RS	3/2/2020	—	11,064	—	14,005	—
2/11/2016	RSU	3/2/2019	47,063	28,614	30,378	30,120	22,482
2/10/2017	RSU	3/2/2020	27,717	16,852	25,342	17,739	13,241
2/08/2018	RSU	3/2/2021	30,096	9,363	—	10,299	6,989

Col (i) Performance Equity Awards. Column (i) reports PSU awards, and a special retention stock unit award, granted from 2016 through 2018 that are outstanding at year-end. For three NEOs the number granted in 2018 increased because the Compensation Committee doubled the weighting of PSUs to 50% of total equity awards and cut RSUs in half to 25%. The performance periods and target numbers of units for those awards are shown below. The performance period for the regular 2016 PSU awards has ended, but performance (relative to peers) cannot be determined until all peer companies have reported 2018 earnings.

Awards are reported in units at target levels. In all but one case, the maximum is 150% of target. For the retention award in 2016, the maximum is 100%. This award is a special incentive/retention award for the CEO that pays if the total shareholder return value of a share of stock is at least $11.63 on the 7th anniversary of grant. The special award requires continuous employment with the company during the performance period.

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RECENT COMPENSATION

Performance Equity Awards Unvested at Year-End

(Stock Units at Target Level)

Grant Date	Performance Period	Mr. Jordan	Mr. Losch	Mr. Kisber	Mr. Popwell	Mr. Tuggle
2/11/2016	2016-18	114,092	17,342	—	18,254	13,625
2/11/2016*	2/2016-2/2023	155,238	—	—	—	—
2/10/2017	2017-19	64,087	9,741	26,648	10,254	7,653
2/08/2018	2018-20	70,006	21,779	—	23,957	16,257

* Special CEO retention award in 2016 pays all-or-none rather than on a scale.

Cols (h) & (j) Values. Columns (h) and (j) reflect year-end market values ($13.16/share) of the awards reported in columns (g) and (i),

respectively, with no discount for risk of forfeiture or time delay until vesting. The values reported are not based on financial accounting methods.

Options Exercised and Stock Vested

The following table shows stock options exercised by the NEOs along with other stock awards that vested during 2018. The value realized on exercise of options is the pre-tax difference between the market value on the exercise date and the (lower) option price, multiplied by the number of options exercised. Option awards have no dividend feature. The stock awards in column (d) consist of regular RSUs and PSUs granted in 2015. The RSUs vested and were paid in stock in 2018. The PSUs vested in 2018 and will be settled with shares of common stock when paid in 2020 after a two-year deferral period. The dollar values shown for the stock awards are based on market prices of our stock on the respective vesting dates plus accrued cash dividend equivalents, before withholding taxes.

Options Exercised and Stock Awards Vested During 2018

(a)	(b)	(c)	(d)	(e)
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired or Units Paid on Vesting(#)	Value Realized on Vesting($)
Mr. Jordan	—	—	95,230	$1,821,223
Mr. Losch	—	—	34,187	662,801
Mr. Kisber	224,967	$2,064,807	—	—
Mr. Popwell	—	—	36,197	701,770
Mr. Tuggle	—	—	30,021	582,032
78

POST-EMPLOYMENT COMPENSATION

Post-Employment Compensation

Overview & Common Terms

We offer programs providing benefits after retirement and for certain other terminations. Other programs have features that enhance, accelerate, reduce, shorten, or forfeit benefits if employment terminates in various ways. Those programs and features are discussed in this section.

Common post-employment terms include:

•	Discharge or Resignation. A termination of employment by First Horizon or by the executive, respectively, other than disability or retirement.

•	Disability. A permanent inability to work.
•	Retirement. A termination of employment after meeting certain age and service requirements specified in the applicable program. Some programs specify early and normal retirement requirements; others specify only normal retirement or make no provision for retirement.

•	Change in Control, or CIC. A corporate change in control of First Horizon as defined in the applicable program. The definition used in active programs is discussed in “CIC Definition” on page 82.

Pension Plans

We operate two defined benefit retirement plans: a broad-based tax-qualified pension plan and an unfunded non-qualified pension restoration plan limited to employees for whom the qualified benefit is limited by tax law. The restoration plan extends the benefit beyond that tax law limit. The two plans effectively provide a single pension benefit.

The plans were closed to new hires in 2007, and benefits were frozen at year-end 2012. Credited service years do not increase after 2012, and changes in compensation are ignored.

Pension benefits are based on average compensation for the highest 60 consecutive months of the last 120 months of service prior to 2013, length of service prior to 2013, and social security benefits. Covered compensation includes cash salary reportable to the IRS plus pre-tax contributions under the savings plan and employee contributions under the flexible benefits plan, and excludes bonuses, commissions, other deferred compensation, and incentives.

A “normal” pension benefit provides a monthly payment to the employee for life beginning at retirement at age 65. Participants under age 65 who are at least age 55 with 15 years of service may retire early with a reduced pension benefit. The reduction varies based on age at retirement. Similarly, a delay in retirement will increase benefits. A participant may make other elections which change the benefit. Those include a spousal benefit election, a minimum (certain) payment term, and a lump sum benefit (restoration plan only). Married participants often choose a qualified joint and survivor annuity with a surviving spouse receiving 50 percent of the participant’s benefit.

The following table shows estimated normal retirement benefits under the pension plans as of December 31, 2018. Mr. Losch does not participate in these plans.

Pension Benefits at Year-End 2018

(a)	(b)	(c)	(d)	(e)
Name	Plan	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Mr. Jordan	Qualified	6 yrs	$263,241	—
	Restoration	6 yrs	784,568	—
Mr. Kisber	Qualified	20 yrs	$889,734	—
	Restoration	NA	NA	NA
Mr. Popwell	Qualified	6 yrs	$285,801	—
	Restoration	6 yrs	371,245	—
Mr. Tuggle	Qualified	9 yrs	$535,334	—
	Restoration	9 yrs	893,238	—

Explanations of certain columns follow:

Col (c). This column shows full years of credited service, unchanged since 2012.

Col (d). Column (d) reflects the actuarial present value of each named executive’s accumulated benefit, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to 2018 except that retirement age is assumed to be the normal retirement age of 65. Column (d) amounts were calculated by the pension plan actuary using the projected unit credit cost method. This method

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POST-EMPLOYMENT COMPENSATION

recognizes cost in an increasing pattern as a participant approaches retirement. The 2018 discount rates are 4.43% for the pension plan and 4.26% for the pension restoration plan and reflect the expected average term until settlement of each of these plans. The assumptions on which the amounts presented in the table are based are discussed in note 18 to our financial statements.

Col (e). No pension benefit amounts were paid during 2018 to any named executive officer.

Non-Qualified Deferred Compensation Plans

We provide a traditional deferral plan for executives, not qualified under tax rules, which allows executives to defer receipt and taxation of cash salary and bonus. Deferred amounts are credited to accounts and earnings accrue according to the provisions of the plan. Participants have some discretion regarding the length of the deferral period, the investment criteria upon which earnings are based, and whether payout will be lump sum or an annuity. A commonly selected deferral period lasts until employment terminates.

Our qualified savings deferral plan allows an employee to make contributions of salary into a plan account, subject to limits imposed by tax laws. We provide a 100% match under the qualified savings plan for the first 6% of salary each eligible participant (having at least one year of service) elects to defer into the plan.

We have adopted a nonqualified savings restoration plan for those employees, including executives, whose base salary exceeds the tax limits imposed on the qualified savings plan. The restoration plan provides a nonqualified vehicle for employees to participate in a savings plan beyond the tax law limits. Unlike the qualified plan, the restoration plan is unfunded. The restoration plan offers many of the same investment options as the qualified plan, but our stock is not among those.

Our nonqualified plans are unfunded, meaning that no trust holds funds or investments for any of the accounts. Legally, each plan account is an unsecured debt we owe the participant. Each account is fully vested and non-forfeitable. Except for the timing of payments, plan accounts are not reduced or enhanced by termination of employment, change in control, or other event.

We reduce the risk of our obligations under our nonqualified deferred compensation plans by purchasing investments designed to track the performance of the investment elections made by participants. The qualified savings plan has no risk to us because all accounts are fully funded with the plan’s trust holding the investments selected by each participant.

Information concerning account activities and balances of the named executive officers with respect to nonqualified deferred compensation plans, including the savings restoration plan, is presented in the table below.

In addition, starting with the 2018 vesting, our executive PSUs are subject to a mandatory two-year payment deferral. The values of the deferred units are included in the table as Company contributions.

Nonqualified Deferred Compensation During 2018 and at Year-End

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Mr. Jordan	$380,869	$1,400,659	$(521,625)	—	$3,770,521
Mr. Losch	26,619	279,055	(79,832)	—	378,564
Mr. Kisber	39,000	19,500	(22,285)	—	1,218,368
Mr. Popwell	32,238	297,485	(83,232)	—	407,723
Mr. Tuggle	24,000	245,367	(92,907)	—	725,259

Explanations of certain columns follow:

Col (b). Traditional nonqualified deferred compensation plan. Currently up to 80% of cash salary and 80% of annual cash bonus may be deferred in our traditional nonqualified deferred compensation plan for executives.

Col (b). Savings restoration plan. Column (b) also includes executive salary contributions to our savings restoration plan.

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POST-EMPLOYMENT COMPENSATION

Col (c). Includes company matching contributions under the savings restoration plan, and PSUs that vested during the year (valued at vesting). We make no company contributions to the traditional nonqualified deferred compensation plan.

Col (d). Earnings reflect interest for those accounts that earn interest. For accounts that hold phantom shares of stock or mutual funds, earnings reflect increases and decreases of account value throughout the year or, in the case of deferred PSUs that vested during the year, changes in value since vesting. Those amounts are netted as applicable to the individual.

Col (e). Hardship withdrawals are allowed under certain plans. In our traditional plan, an in-service distribution date may be selected when the deferral election is made.

Col (f). Certain plan accounts are denominated as numbers of shares of stock or mutual funds. All such accounts are valued based on the fair market value of those shares at year-end.

The information above excludes our tax-qualified savings plan. For additional information concerning deferred compensation plans see “Deferral, Retirement, and Other Benefits” beginning on page 67.

Employment & Termination Arrangements

We have no employment agreement with any NEO. Many plans and programs contain special provisions regarding termination of employment in various common situations, including in connection with retirement or a change in control. We also have certain other arrangements that deal primarily with retirement and change in control situations. This section provides information concerning those provisions and arrangements.

Termination Unrelated to Change in Control

The table below summarizes the impact upon the amounts of various items of compensation of a termination of employment under certain circumstances, other than termination related to a change in control event. Change in control situations are discussed in the following section. In addition to forfeiture of unpaid benefits, many awards provide for clawback of paid benefits if discharge “for cause,” as defined in the applicable program, occurs within two years of payment.

Impact of Termination Events on Unpaid Compensation Items

	Resignation/Discharge	Death/Disability	Retirement	Key Facts
MIP Bonus Opportunity	Forfeit	Generally forfeit, but discretionary payment is possible	Generally forfeit, but discretionary payment is possible	Committee can pro-rate or fully waive service requirement, still subject to performance conditions
PSUs	Forfeit	Pro-rated waiver of service requirement, no waiver of performance	For approved retirement, pro-rated waiver of service requirement, no waiver of performance	Committee may require covenants such as non-competes as a condition for retirement approval
Exercisable Stock Options	Expire 3 months after termination	Expire 3 years after termination	Expire 3 years after termination	Option term is shortened to new expiration date, cannot be extended
Unexercisable Stock Options	Forfeit	Expire 3 years after termination	Expire 3 years after termination	Option term is shortened to new expiration date, cannot be extended
Restricted Stock & RSUs	Forfeit	Pro-rated	Discretionary payment is possible, usually pro-rated if approved	Committee may accelerate vesting in normal retirement situations subject to compliance with covenants such as non-competes
Pension Plans, Qual’d Savings Plan, NQ Def’d Comp Plans	No impact	No impact	No impact	Contributions, accounts, and benefits are fully vested
Savings Restoration Plan	Lump sum payment	Lump sum payment	Lump sum payment	Benefits are fully vested; any termination triggers payment
81

POST-EMPLOYMENT COMPENSATION

Change in Control (CIC) Arrangements

Special change in control (CIC) severance agreements are in place with each named executive officer. In addition, many of our compensation programs have special provisions that apply if we experience a CIC event. This section provides information concerning arrangements and benefits that would apply if a CIC occurs.

CIC Definition

In our plans and programs, the term “change in control” includes the following events:

•	A majority of the members of our Board of Directors changes, with certain exceptions.

•	A person or other entity becomes the beneficial owner of 20 percent or more of our outstanding voting stock, with certain exceptions.

•	Our shareholders approve, and there is a consummation of, a merger or other business combination, unless (i) more than 50% (60% in the CIC severance agreements) of the voting power resulting from the business combination is represented by voting securities outstanding immediately prior thereto, (ii) no person or other entity beneficially owns 20% or more of the resulting corporation, and (iii) at least a majority (a two-thirds majority in the CIC severance agreements) of the members of the board of directors of the resulting corporation were our directors at the time of board approval of the transaction.

•	Our shareholders’ approve a plan of complete liquidation or dissolution or a sale of substantially all of our assets. Two major plans—the Equity Compensation Plan and Management Incentive Plan—provide that consummation of an asset sale, rather than mere approval, is a CIC event.

Summary of CIC Effects

The following table summarizes the impacts of a CIC event on various items of compensation. Details about current dollar amounts of many of these items are provided in the “CIC Potential Payout” section below.

Impact of CIC on Unpaid Compensation Items

Item	Impact	Key Factors
MIP Bonus Opportunity	Pro-rate target amount of bonus if employment terminates	Performance at target is presumed; pro-rating is based on % of performance period elapsed
PSUs	Award is paid at target if employment terminates; award may be adjusted, or converted to non-performance RSUs, if employment continues	Committee has discretion to adjust or convert awards depending on the CIC context
Exercisable Stock Options	No impact
Restricted Stock, RSUs, Unexercisable Stock Options	Accelerate if employment terminates; otherwise no impact	Awards have a double-trigger feature
Qualified Pension Plan	Limited impact	Any excess funding is allocated to all plan participants
Pension Restoration Plan	Lump sum payment	See details below
Qualified Savings Plan	No impact
Savings Restoration Plan	No impact	Any separation results in lump sum payment; CIC itself has no effect on amount or timing of payment
NQ Deferred Compensation	Limited impact	Accounts are paid into rabbi trusts, inaccessible to First Horizon’s successor
CIC Severance Agreements	Cash payment & other benefits if employment terminates	CIC benefits are discussed in the next section

Under the pension restoration plan, a lump sum payment is made to participants representing the present value, using a discount rate of 4.2%, of the participant’s scheduled projected benefits actuarially adjusted based on the participant’s age at the time of the CIC event. For participants under age 55, the CIC calculation is made assuming age 55 has been reached.

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POST-EMPLOYMENT COMPENSATION

CIC Severance Agreements

We have CIC severance agreements with all of the named executives. The agreements provide a payment equal to three times annual base salary plus three times a “bonus amount” if we discharge the officer other than for disability, retirement, or cause, or if the officer resigns for a predefined good reason, in either case within 36 months after a CIC event. The “bonus amount” is the average actual annual cash bonus paid over the preceding five years, excluding the years with the highest and lowest bonuses. Older agreements (Messrs. Jordan and Tuggle) provide generally for a federal excise tax gross-up; newer agreements (Messrs. Losch, Kisber, and Popwell) have no such provision. Severance payments are to be reduced if a small reduction in benefit (up to 5% or $50,000) would avoid the excise tax. The agreements provide for continued healthcare and life insurance benefits for an 18-month period as allowed by tax laws. Non-disparagement, cooperation, and non-solicitation covenants are included in the agreements. These agreements do not guarantee employment for any term or period; they only apply if loss of employment occurs following a CIC event. Each agreement can be terminated unilaterally upon three years’ prior notice.

CIC Potential Payout

The table below shows potential amounts payable to the named executive officers if a CIC occurred and employment with us terminated on December 31, 2018. The closing stock price on December 31, 2018 of $13.16 per share is used when valuing stock based items. For purposes of the table, the following assumptions and adjustments have been made: (1) the present value of future health and welfare and other non-cash benefits is calculated by using current costs; (2) the value of non-forfeited stock options is based solely on the spread between the option price and our actual year-end stock value; and (3) no forfeiture factors exist. Many of the amounts shown in the table accelerate the timing of payment of an amount that would have been paid eventually without increasing the amount paid. The table shows all payment amounts, whether or not increased by the CIC and termination, whether or not increased by the CIC, for the sake of completeness.

Potential Dollar Value of Payments Upon An Assumed
Termination of Employment at Year-End 2018 Related to a CIC Event

Name	Cash Severance	Pro Rata Bonus*	Stock Awards	Pension Restoration**	Savings Restoration	Health & Welfare	Other	Tax Gross-up Payments***	Total
Mr. Jordan	$5,984,400	$1,094,800	$7,991,122	$737,239	$468,108	$28,413	$25,000	$4,791,901	$21,120,983
Mr. Losch	2,799,250	433,083	1,666,492	NA	184,664	24,072	25,000	NA	5,132,561
Mr. Kisber	8,523,000	2,241,000	1,161,658	NA	443,907	26,412	25,000	NA	12,420,977
Mr. Popwell	3,040,000	463,333	1,808,615	347,341	202,425	25,242	25,000	NA	5,911,956
Mr. Tuggle	2,643,000	406,000	1,167,241	NA	218,430	19,818	25,000	NA	4,479,490

*	The amounts in this column reflect “the bonus amount” defined in each CIC severance agreement as discussed above.

**	Absent a CIC event, a participant in the pension restoration plan can elect, at termination of employment, to receive a lump sum payment based on the present actuarial value of the expected pension payment stream. In a CIC context, participants will receive a lump sum payment in lieu of the payment stream. If a participant terminated in relation to a CIC is under age 55 or has less than 15 years of service, the CIC lump-sum payment would be enhanced to reflect that age and those service years. The amounts in the Pension Restoration column of the table for Messrs. Jordan and Popwell reflect an estimate of that enhancement measured at year-end. Due to his age and length of service, Mr. Tuggle would receive no such enhancement. Messrs. Losch and Kisber are not participants.

***	Messrs. Jordan and Tuggle have the right to receive an excise tax gross-up payment, an estimate of which is included in the table. Based on the assumptions of his hypothetical termination at year-end, Mr. Tuggle’s estimated gross-up amount would be zero. For Messrs. Losch, Kisber, and Popwell, who have agreements entered into after 2008, no gross-up would be paid.
83

DIRECTOR COMPENSATION

Director Compensation

Directors in 2018

During 2018 and at year-end we had twelve directors:

John C. Compton	Vicki R. Palmer
Mark A. Emkes	Colin V. Reed
Peter M. Foss	Cecelia D. Stewart
Corydon J. Gilchrist	Rajesh Subramaniam
D. Bryan Jordan (Chairman)	R. Eugene Taylor (Vice Chairman)
Scott M. Niswonger	Luke Yancy III

Messrs. Jordan and Taylor serve on our Board but, because they are also employees, they are not paid for Board service. No director program discussed in this section applies to either of them. No other director is an employee of ours. For information concerning Mr. Jordan, see “Compensation Discussion & Analysis,” “Recent Compensation,” and “Post-Employment Compensation” beginning on pages 47, 70, and 79, respectively. Information concerning Mr. Taylor is provided in this section. Kenneth A. Burdick and Wendy P. Davidson were elected to our Board early in 2019 and will participate in the non-employee director compensation programs on the same terms as the other non-employee directors.

Non-Employee Director Compensation Programs

Non-employee director compensation falls into two categories: base retainer and additional retainers. For each director the base retainer is $130,000, paid half in cash and half in RSUs. Additional retainers are paid in cash for particular assignments, such as lead director or Audit Committee chair. Audit Committee members who also serve on the Trust Audit Committee of the Bank are not separately compensated for Trust Audit service. The pay year for our directors starts April 1 and ends March 31, roughly synchronous with our annual meeting.

Director pay is summarized in this table:

Director Compensation 2018-19

Item	Annual Amt ($)
Base Retainer – cash portion:	$65,000
Base Retainer – RSU portion:	65,000
Additional Retainers (all cash):
Lead director	25,000
Chairman – Audit	32,000
Chairman – Executive & Risk	28,000
Chairman – Compensation	17,500
Chairman – other committees	10,000
Non-chair service – Audit	8,000
Non-chair service – Exec & Risk	8,000

RSUs are granted under our Equity Compensation Plan following election at the annual meeting. RSUs vest in the year following grant, accrue dividends while unvested, and are paid in stock. Payment is required to be deferred for two years after vesting; the dollar value at grant is discounted to reflect that deferral. Compensation is pro-rated for anyone elected to the Board after the annual meeting.

Other Non-Employee Director Programs

Non-employee directors may serve as members of our Bank’s regional boards and may be paid, as additional Board compensation, cash attendance fees up to $500 per regional board meeting. In addition, directors may receive the following benefits: a personal account executive, a no fee personal checking account for the director and his or her spouse, a debit card, a no-fee VISA card, no fee for a safe deposit box, no fee for traveler’s checks and cashier’s checks, use of tickets for marketing and other business events up to $5,000 in value, and, subject to certain restrictions and limitations, the repurchase of shares of our common stock under a Board-approved repurchase program with no payment of any fees or commissions. Directors may participate in a charitable gift matching program up to $25,000 per year.

Many directors have nonqualified deferred compensation accounts that earn interest or returns indexed to the performance of certain mutual funds selected by the director.

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DIRECTOR COMPENSATION

Prior to 2006, directors could receive stock options in lieu of fees under certain deferral plans, some of which remain outstanding.

From 1985 to 1995, directors could defer fees and receive an accrual of interest at rates ranging from 17-22 percent annually. Although new deferrals under that old plan have not been permitted since 1995, interest continues to accrue on outstanding accounts. The rate is re-set annually. For many years, the rate has been set at 7 percentage points above a benchmark rate. For the 2018 plan year, the interest rate was 10.12% for all active participants, including Ms. Palmer. For 2019, the rate has increased to 10.63%, corresponding to an increase in the benchmark rate. The plan continues to provide a retention tool for us since the above-market rates of return can be largely forfeited in a case of early departure from Board service.

Stock Ownership Guidelines

Our stock ownership guidelines set a stock ownership benchmark for non-employee directors of $325,000, or five times the cash portion of the base retainer. For this purpose, fully-owned shares, RSUs, and any shares held in tax-deferred plans are counted, but stock options are not counted. If the ownership guideline is satisfied, 50% of the net after-tax shares received from stock awards must be retained. If the guideline is not satisfied, 75% must be retained. The retention requirement applies during a director’s tenure on our Board, except that after age 60 directors are permitted to sell shares held at least three years to diversify in preparation for retirement. As Vice Chairman who is also an employee, Mr. Taylor’s ownership benchmark is six times his cash salary.

Director Compensation Table

The following table shows compensation earned last year by directors other than Mr. Jordan, whether or not deferred.

Director Compensation 2018

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mr. Compton	$85,000	$73,643	—	—	—	$—	$158,643
Mr. Emkes	97,000	73,643	—	—	—	25,000	195,643
Mr. Foss	73,000	73,643	—	—	—	6,750	153,393
Mr. Gilchrist	75,000	73,643	—	—	—	25,000	173,643
Mr. Niswonger	73,000	73,643	—	—	—	25,000	171,643
Ms. Palmer	90,500	73,643	—	—	10,433	25,000	199,576
Mr. Reed	118,000	73,643	—	—	—	24,000	215,643
Ms. Stewart	83,000	73,643	—	—	—	—	156,643
Mr. Subramaniam	73,000	73,643	—	—	—	11,500	158,143
Mr. Yancy	83,000	73,643	—	—	—	500	157,143
Mr. Taylor*	—	—	—	$700,000	—	718,725	1,418,725

*	As an employee Mr. Taylor does not participate in any non-employee director program. His compensation is governed largely by his employment agreement. See “Taylor Arrangements” below.

Explanations of certain columns follow:

Col (c) Stock Awards. Includes RSUs granted to non-employee directors during calendar 2018. Amounts shown are the grant date fair values of awards using the accounting method applicable to our financial statements. For additional information about valuation see the note for columns (e)-(f) to the Summary Compensation Table on page 71. Additional information about outstanding awards appears under the caption “Outstanding Director Equity Awards at Year-End” below. Mr. Taylor did

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DIRECTOR COMPENSATION

not receive any stock awards in 2018. See “Taylor Arrangements” below for additional information.

Col (e) Incentive Plan Compensation. Non-employee directors do not receive cash incentives. Mr. Taylor received a bonus under a management incentive plan in accordance with his employment agreement. See “Taylor Arrangements” below for additional information.

Col (f) Deferred Compensation. Amounts consist of above-market interest accrued during the year under a plan discontinued in 1995.

Col (g) All Other Compensation. For non-employee directors, amounts in this column consist of matching donations to eligible charitable organizations by First Horizon Foundation and cash attendance fees from regional board meetings. For Mr. Taylor, this column includes cash salary ($700,000) and the value of perquisites and other personal benefits ($18,725) paid during 2018. See “Taylor Arrangements” below for additional information.

Taylor Arrangements

Mr. Taylor signed an employment agreement with us in anticipation of our merger with Capital Bank Financial Corp. (“CBF”), of which he was Chief Executive Officer. His agreement provides a framework for his salary, bonus opportunity, a special stock-based award, and other employment matters during the agreement’s two-year term.

Mr. Taylor’s employment agreement provides for an annual base salary floor of $700,000 and an annual incentive payment of no less than 100% of base salary. He is also entitled to the continuation of certain welfare benefits which had been provided to him by CBF.

At the closing of the merger he received a special award of 108,303 shares of restricted stock. The award had a grant date value of $2.1 million and will vest on its second anniversary, subject to

Mr. Taylor’s continued employment. Vesting of the award is required to accelerate if his employment is terminated without cause, he resigns with good reason, or his death or disability occurs, all as provided in the agreement.

Mr. Taylor’s agreement has specific provisions for compensation if his employment with us terminates under various circumstances:

•	During the agreement’s term, if Mr. Taylor’s employment is terminated without cause or he resigns with good reason, he would be entitled to receive a lump sum cash payment equal to his base salary and the minimum annual incentive payment he would have received through the second anniversary of the merger closing, a pro-rated bonus for the year of termination (based on target performance), continued benefits for 36 months, and accelerated vesting of his special award mentioned above.

•	Upon Mr. Taylor’s death or disability during the agreement’s term, he would be entitled to receive a pro-rated bonus for the year of termination (based on target performance), accelerated vesting of the special award, and continued welfare benefits as described above.

•	If Mr. Taylor’s employment terminates at or after expiration of his agreement, he would be entitled to receive a pro-rated bonus for the year of termination (based on target performance) and continued welfare benefits as described above.

If Mr. Taylor resigns without good reason or is terminated with cause during the term of the agreement, he would be entitled to continued welfare benefits as described above.

As an employee, Mr. Taylor generally is eligible to participate in plans and programs applicable to our other employees, subject to the terms of his employment agreement.

Outstanding Director Equity Awards at Year-End

Directors receive annual RSU awards, and hold option awards from an old deferral program, as presented in the following table. All options are vested. All other awards were unvested at year-

end. Awards held by Mr. Jordan are omitted from the table; see “Outstanding Equity Awards at Fiscal Year-End” beginning on page 76 for additional information.

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DIRECTOR COMPENSATION

Outstanding Equity Awards at Year-End 2018
Held by Directors

(a)	(b)	(c)	(d)	(e)	(f)
	Stock Options			Restricted Stock or Unit Awards
Name	Number of Securities Underlying Unexercised Options(#)	Option Exercise Price($/sh)	Option Expiration Date	Number of Shares or Units of Stock Held that Have Not Vested(#)	Market Value of Shares or Units of Stock that Have Not Vested($)
Mr. Compton	—	—	—	3,936	$51,798
Mr. Emkes	—	—	—	3,936	$51,798
Mr. Foss	—	—	—	3,936	$51,798
Mr. Gilchrist	—	—	—	3,936	$51,798
Mr. Niswonger	—	—	—	3,936	$51,798
Ms. Palmer				3,936	$51,798
	3,848	27.22	6/30/2019
	4,584	20.40	12/31/2019
	5,226	11.85	7/3/2020
	3,518	18.85	1/2/2021
	3,107	23.49	7/2/2021
	3,093	23.91	1/2/2022
	2,764	25.34	7/1/2022
	2,709	24.36	1/2/2023
	1,121	18.28	7/1/2023
	2,028	18.24	1/2/2024
Mr. Reed	—	—	—	3,936	$51,798
Ms. Stewart	—	—	—	3,936	$51,798
Mr. Subramaniam	—	—	—	3,936	$51,798
Mr. Yancy				3,936	$51,798
	1,379	$23.91	1/2/2022
	2,921	25.34	7/1/2022
	3,202	24.36	1/2/2023
	1,011	18.28	7/1/2023
	1,535	18.24	1/2/2024
Mr. Taylor*	—	—	—	108,303	$1,425,267

*	As an employee Mr. Taylor does not participate in any non-employee director program. His stock award was required by his employment agreement. See “Taylor Arrangements” above.

Explanations of certain columns follow:

Cols (b)/(c). Stock options include adjustments for stock dividends distributed 2008-2011, the cumulative compound rate of which was 20.0380%.

Col (e). Awards held by non-employee directors are RSUs that will vest on April 2, 2019. Mr. Taylor’s award consists of restricted stock scheduled to vest on November 30, 2019.

Col (f). Values reflect the year-end market value of our common stock ($13.16/share) with no discount for the risk that the award might be forfeited or for the time remaining before vesting. Values shown here are not based on financial accounting assumptions or methods.

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DIRECTOR COMPENSATION

Details concerning the awards outstanding at year-end are provided in the following table.

Details Concerning Director Full-Value Stock Awards

Outstanding at Year-End 2018

Name	Grant Date	Vesting Date	Units/Shrs Vesting (#)
Mr. Compton	4/24/2018	4/2/2019	3,936
Mr. Emkes	4/24/2018	4/2/2019	3,936
Mr. Foss	4/24/2018	4/2/2019	3,936
Mr. Gilchrist	4/24/2018	4/2/2019	3,936
Mr. Niswonger	4/24/2018	4/2/2019	3,936
Ms. Palmer	4/24/2018	4/2/2019	3,936
Mr. Reed	4/24/2018	4/2/2019	3,936
Ms. Stewart	4/24/2018	4/2/2019	3,936
Mr. Subramaniam	4/24/2018	4/2/2019	3,936
Mr. Yancy	4/24/2018	4/2/2019	3,936
Mr. Taylor	11/30/2017	11/30/2019	108,303

Director Options Exercised and Stock Vested

The following table provides information about stock options exercised during 2018 by our directors as well as stock units that vested during 2018. Amounts in columns (c) and (e) represent the market values of shares on the exercise or vesting dates. The stock awards in column (d) consist of RSUs that vested in 2018 that will be settled with shares of common stock when paid in 2020 after a two-year deferral period. Mr. Taylor holds no stock options and had no vestings in 2018, and so is omitted from this table. Information for Mr. Jordan also is omitted from the table; see “Options Exercised and Stock Vested” beginning on page 78 for his information.

Director Options Exercised and Stock Vested During 2018

(a)	(b)	(c)	(d)	(e)
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized Upon Exercise ($)	Number of Shares Acquired or Units Paid Upon Vesting(#)	Value Realized Upon Vesting ($)
Mr. Compton	—	—	4,059	$75,132
Mr. Emkes	—	—	4,059	75,132
Mr. Foss	—	—	977	18,084
Mr. Gilchrist	—	—	4,059	75,132
Mr. Niswonger	—	—	4,059	75,132
Ms. Palmer	—	—	4,059	75,132
Mr. Reed	—	—	4,059	75,132
Ms. Stewart	—	—	4,059	75,132
Mr. Subramaniam	—	—	4,059	75,132
Mr. Yancy	—	—	4,059	75,132
88

LEGAL MATTERS

Legal Matters

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers to file with the SEC initial reports of ownership and reports of changes in ownership of our stock and to furnish us with copies of all forms filed.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the past fiscal year our officers and directors complied with all applicable Section 16(a) filing requirements, except as noted below.

Several of our executive officers inadvertently failed timely to file one required Form 4 each to report the approval by the Compensation Committee of the achievement of the performance criteria for performance stock units granted to them. Such approval is treated as a grant event under the applicable Section 16(a) filing requirements. The required forms were filed two days after the filing deadline. The failure to file in a timely manner did not give rise to liability for short-swing profits. The affected officers were John M. Daniel, Susan L. Springfield, Yousef A. Valine, and Messrs. Jordan, Losch, Popwell and Tuggle.

Availability of Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K, including the financial statements and schedules thereto, which is filed with the SEC, is available free of charge to each shareholder of record upon written request to the Treasurer, First Horizon National Corporation, P. O. Box 84, Memphis, Tennessee, 38101. Each such written request must set forth a good faith representation that as of the record date specified in the notice of annual shareholders’ meeting the person making the request was a beneficial owner of a security entitled to vote at the annual meeting of shareholders. The exhibits to the Annual Report on Form 10-K will also be supplied upon written request to the Treasurer and payment to us of the cost of furnishing the requested exhibit or exhibits. A document containing a list of the exhibits to Form 10-K, as well as a brief description and the cost of furnishing each such exhibit, will accompany the Annual Report on Form 10-K.

Other Legal Disclosures

We are required to disclose a comparison of the 2018 total compensation of our CEO with that of our median-paid employee. For that purpose, we selected the median employee using total federally taxable income reported by us for 2017 to the U.S. Internal Revenue Service. The median employee was that person, employed by us at year-end 2018, whose 2017 taxable income ranked at the fiftieth percentile of all our employees other than the CEO. For this purpose, all employees included part-time and seasonal personnel as well as persons who joined us during the year.

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LEGAL MATTERS

Total compensation for our CEO in 2018, calculated using the methodology reported on pages 71–73, was $4,345,297. Total compensation for our median employee for 2018, calculated using the same methodology, was $63,520. The ratio of 2018 total compensation for the CEO in relation to that for the median employee is 68 to one.

The information disclosed in this section was developed and is provided solely to comply with specific legal requirements. We do not use any of this information in managing our company. We do not believe this information provides shareholders with a useful mechanism for evaluating our management’s effectiveness, operating results, or business prospects, nor for comparing our company with any other in any meaningful respect.

BY ORDER OF THE BOARD OF DIRECTORS

Clyde A. Billings, Jr.

Senior Vice President,

Assistant General Counsel and

Corporate Secretary

March 11, 2019

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APPENDIX A—COMPENSATION COMMITTEE CHARTER

COMPENSATION COMMITTEE CHARTER

FIRST HORIZON NATIONAL CORPORATION

(As Amended and Restated as of July 24, 2018)

Acting pursuant to Tennessee Code Annotated Section 48-18-206, Article 11(a) of the Corporation’s restated charter, as amended, and Section 3.5 of the Corporation’s bylaws, as amended, the Board of Directors of First Horizon National Corporation has established and hereby maintains the Compensation Committee (the “Committee”) of the Board of Directors, with such specific authority as is herein provided.

Purposes of the Committee

The purposes of the Committee are (1) to discharge the Board’s responsibilities relating to the compensation of those officers designated as “Executive Officers” by the Board of Directors, including the Corporation’s Chief Executive Officer (“CEO”), and of those other officers who are members of the CEO’s Executive Management Committee or its successor senior management group (“EMC”), (2) to produce an annual report on executive compensation for inclusion in the Corporation’s proxy statement, in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”), (3) to identify and recommend to the Board individuals for appointment as officers, (4) to evaluate the Executive Officers, including the CEO, and the other EMC members, and (5) to carry out certain other duties set forth herein.

Qualifications of Committee Members

The Committee shall be appointed annually by a majority of the entire Board, upon recommendation of the Nominating and Corporate Governance Committee, and shall consist of at least three members of the Board, each of whom is “independent” under the rules of the New York Stock Exchange (“NYSE”). In addition, at least two members of the Committee must be directors of the Corporation who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended prior to December 2017 (“Section 162(m)”), and at least two members of the Committee must be directors of the Corporation who are “non-employee directors” for purposes of Section 16 of the Securities Exchange Act of 1934. Regarding any action taken with respect to any award or opportunity granted or established prior to 2018, only Committee members who meet the Section 162(m) test may participate in decisions required to be made by “outside directors” under Section 162(m), and any other member of the Committee must recuse himself or herself with respect to those issues. Only members who meet the Section 16 test may participate in decisions required to be made by “non-employee directors” under Section 16, and any other member of the Committee must recuse himself or herself with respect to those issues. Any member may volunteer to recuse himself or herself if he or she believes his or her qualification under Section 162(m) or Section 16 may be in doubt. In the event of any recusal for any of those reasons, the remaining members of the Committee would constitute “the Committee” for the action in question for purposes of both this Charter and any applicable plan administered by the Committee, provided that the Committee as so constituted for such action shall have at least two members. If a quorum of the Committee is present in accordance with the requirements of the “Operation of the Committee” section of this Charter, then the action taken by at least two “outside directors” (with respect to matters required to be acted upon by “outside directors”) and the action taken by at least two “non-employee directors” (with respect to matters required to be acted upon by “non-employee directors”) each shall be the valid action of this Committee and is fully authorized by the Board of Directors, as long as such action is taken by a majority of the “outside directors” or a majority of the “non-employee directors,” as applicable. Members of the Committee may be replaced by the Board.

Operation of the Committee

Meetings shall be held at least four times yearly. Any meeting scheduled on the Committee’s meeting calendar (approved by the Board of Directors or the Committee in advance of that meeting) need have no call or notice given other than the listing on the calendar. Any non-scheduled meeting may be called at any time by the Committee Chair or by any two members of the Committee upon written or oral notice to a majority of the Committee prior to the meeting. A quorum shall consist of a majority of the members, and the vote of the majority of the members present at a meeting at which a quorum is present shall be the act of the Committee. Proceedings of the Committee over the signature of a member in attendance shall be recorded in a minute book and reflect the names of those in attendance. The Chair of the Committee, or acting Chair of the meeting, will present a report of the Committee activities to the full Board of Directors at the Board’s next regularly scheduled meeting or otherwise as

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APPENDIX A—COMPENSATION COMMITTEE CHARTER

determined by the Board. The Secretary of the Board will permanently maintain the minutes of Committee meetings. Meetings may be held jointly with a similar committee of First Tennessee Bank National Association (“Bank”) if (i) the members of the Bank’s committee and the members of this Committee are identical or (ii) all of the members of the Bank’s committee meet the independence requirements of the NYSE. The Committee may invite to its meetings such members of management as it may deem desirable or appropriate, consistent with the maintenance of the confidentiality of compensation discussions. The Corporation’s CEO should not attend the portion of any meeting where the CEO’s performance or compensation is discussed, unless specifically invited by the Committee. It will be the responsibility of the Committee to maintain free and open means of communication on human resources matters between the directors and management of the Corporation.

The Committee shall have unrestricted access to Corporation personnel and documents and shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management. The Committee shall have the authorities enumerated below to fulfill the foregoing. The Committee may, in its discretion, delegate all or a portion of its duties, responsibilities, and authorities to a subcommittee of the Committee.

Duties, Responsibilities, and Authorities of the Committee

The Committee is hereby delegated full authority of the Board of Directors with respect to the following matters and such additional matters as may be provided in the bylaws of the Corporation or as the Board of Directors may specify from time to time by resolution adopted by a majority of the entire Board.

1.	To adopt and amend, and to recommend to the Board as appropriate, major corporate policies and objectives with respect to the compensation and management of the Corporation’s human resources.

2.	To make regular reports to the Board and to provide a periodic review, evaluation, and reporting link between management and the Board with respect to the Corporation’s compensation and management of its human resources.

3.	To review periodically management’s human resources policies, guidelines, procedures, and practices for conformity with corporate objectives and policies concerning the compensation and management of the Corporation’s human resources, including a periodic review of compensation structures for EMC members who are not Executive Officers and any other employees desired by the Committee.

4.	To review and approve corporate goals and objectives relevant to the compensation of the CEO, evaluate the performance of the CEO in light of those goals and objectives, and set the CEO’s compensation level based on this evaluation.

5.	To make recommendations to the Board concerning compensation for directors.

6.	To fix the compensation—including salary, bonus, benefits, and other current, deferred, or retirement compensation including any severance or similar termination payments—of Executive Officers and other EMC members, and to oversee the operation of the Corporation’s compensation plans, programs, policies, procedures, and practices (collectively, “plans”) for employees and directors.

7.	To adopt and amend benefit plans and compensation plans, including incentive compensation plans, applicable to Executive Officers, other EMC members, and other officers, but excluding the plans listed in 9 below.

8.	To adopt and amend other employee benefit plans and compensation plans but excluding the plans listed in 9 below, provided that the Committee’s authority hereunder is not exclusive so that such plans may be adopted or amended by management consistent with explicit delegation or general Committee policy or practice.

9.	To make recommendations to the Board concerning the adoption or amendment of the following plans: the Pension Plan; the Pension Restoration Plan; the Savings Plan; the Savings Restoration Plan; the Directors & Executives Deferred Compensation Plan; the First Horizon National Corporation Deferred Compensation Plan; the First Horizon Deferred Compensation Plan; all pension, retirement, savings, and other similar plans (whether or not “qualified” under tax or labor laws or regulations) operated by companies acquired by or merged with the Corporation or the Bank; the terms and conditions of the change in control severance agreements offered to Executive Officers, EMC
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APPENDIX A—COMPENSATION COMMITTEE CHARTER

members, and other officers from time to time; any plan originally adopted by the Board which expressly provides for amendment or administration solely by the Board; and any current or future plan which authorizes or involves the issuance of Corporation stock. The exclusion of change in control severance agreements applies only to the terms and conditions of such agreements; the Committee is delegated authority to select recipients and fix payment levels. The delegations in 7 and 8 are not exclusive and do not prevent the Board from acting upon the matters covered therein; no such action by the Board shall diminish those delegations unless explicitly so provided by the Board.

10.	To serve as the Board committee, however named in the applicable plan, required:

a.	by the terms of the 1997 Employee Stock Option Plan;

b.	by terms of the Directors & Executives Deferred Compensation Plan;

c.	to resolve questions of interpretation arising under the [1995] Non-Employee Directors’ Deferred Compensation Stock Option Plan and the 2000 Non-Employee Directors’ Deferred Compensation Stock Option Plan;

d.	by the terms of the Management Incentive Plan and any successor thereto;

e.	to review the appropriateness of the issuance of Corporation common stock under the terms of the Savings Plan as required by resolutions of the Board as adopted from time to time;

f.	to designate those eligible to participate in the Savings Restoration Plan and the Survivor Benefit Plan and any successor to either of them;

g.	by the terms of the 2002 Bank Director and Advisory Board Member Deferral Plan and the [1996] Bank Director and Advisory Board Member Deferral Plan;

h.	by the terms of the Capital Bank Financial Corp. 2013 Omnibus Compensation Plan, the North American Financial Holdings 2010 Equity Incentive Plan, the FNB United Corp. 2012 Incentive Plan, the FNB United Corp. 2003 Stock Incentive Plan, and any other compensatory plan which the Corporation or the Bank sponsors following a merger or other corporate acquisition under which common stock of the Corporation is or may become issued;

i.	by the terms of the Equity Compensation Plan and any successor thereto; and

j.	by the terms of the First Horizon National Corporation Deferred Compensation Plan and any successor thereto, and of the First Horizon Deferred Compensation Plan.

11.	In consultation with management, to oversee regulatory compliance with respect to compensation matters, including (a) overseeing the Corporation’s policies on structuring compensation programs to maximize tax deductibility while retaining the discretion deemed necessary to compensate Executive Officers and other EMC members in a manner commensurate with performance and the competitive market for executive talent, and (b) as and when required, establishing performance goals and certifying that performance goals have been attained for purposes of Section 162(m) of the Internal Revenue Code.

12.	To produce annually a report of the Committee for inclusion in the Corporation’s proxy statement in accordance with applicable SEC rules and regulations, or as required by NYSE rule or any other applicable law or regulation; to approve or recommend to the Board, as appropriate, other disclosures or vote items in the proxy statement as desired by the Committee or as required by such rules, regulations, or laws; to approve (if so required) or review all other substantial proxy statement disclosures relating to or involving executive compensation and human resource management; to review the shareholder vote outcomes of advisory or other voting on compensation or human resources vote items; to solicit (as determined by the Committee) and to consider shareholder ideas and concerns related to compensation and human resources matters; and to approve or recommend to the Board, as appropriate, actions desired by the Committee that are responsive to such vote outcomes or shareholder input.

13.	To assess recommendations from management and make recommendations to the Board regarding the creation of executive corporate offices, regarding how to define the authority and responsibility of such offices, and concerning nominees to fill such offices; to create non-executive corporate offices and define the authority and responsibility of such offices, except to the extent such authority or
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APPENDIX A—COMPENSATION COMMITTEE CHARTER

responsibility would not be consistent with the law, the charter, or the bylaws; to appoint persons to any office of the Corporation except Chairman of the Board, Chief Executive Officer, President, Chief Audit Executive, Secretary, and any office the incumbent in which is an Executive Officer; and, to remove from office any person that was, or could have been, so appointed by the Committee.

14.	To review and approve recommendations from management and to recommend Board approval regarding the appointment of incumbent officers, including consideration of their performance in determining whether to nominate them for reelection, and to review succession plans for Executive Officers, including the CEO, and for other EMC members.

15.	To review, monitor, and make recommendations to the Board or management, as appropriate, with respect to any communications directed to the Corporation or one or more of the directors relating to performance, nomination, or removal of officers.

16.	To establish, amend, rescind, and oversee the administration of stock ownership guidelines applicable to the Corporation’s officers, including Executive Officers and other EMC members, and its directors, and, to operate any such guidelines in conjunction with any or all compensatory plans and programs involving the award or issuance of Corporation stock.

17.	To establish, amend, rescind, and oversee the administration of compensation forfeiture and recovery features, policies, procedures, and practices which are applicable to the Corporation’s officers, employees, and directors; and, to operate any such features, policies, procedures, and practices in conjunction with any or all compensatory plans and programs and in conjunction with any or all similar features, policies, procedures, or practices established and operated by management.

18.	To evaluate performance of the Corporation’s Executive Officers and review that performance with the Board, and to evaluate performance of any other EMC members or other officers that the Committee may choose.

19.	To prepare and provide to the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this Charter. As part of this performance evaluation, the Committee shall review and reassess the adequacy of this Charter and shall recommend to the Board any improvements to this Charter deemed necessary or desirable. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the Chair of the Committee or any other member of the Committee designated by the Committee to make this report.

20.	To serve as the Board committee required by the Bylaws and resolutions of the Board to be responsible for and with authority to make and record all requests of directors, officers, and employees of the Corporation, or any of its subsidiaries, to serve other business entities at the Corporation’s request and to be indemnified against liability arising from such service.

21.	To review compliance with the Management Interlocks Acts and approve indemnification for officers and directors.

22.	To retain or obtain, in its sole discretion, the advice of a compensation consultant, legal counsel, or other adviser (collectively, “adviser”), which adviser may but need not be independent of management, to assist the Committee in any respect that the Committee determines to be appropriate.

23.	To be directly responsible for the appointment, compensation and oversight of the work of any adviser retained by the Committee.

24.	To require and obtain from the Corporation appropriate funding, as determined by the Committee, for payment of reasonable compensation to and expenses of any adviser retained by the Committee.

25.	To select an adviser to the Committee only after taking into consideration all factors relevant to that person’s independence from management, including the following:

a.	the provision of other services to the Corporation by the person that employs the adviser (the “adviser’s firm”);

b.	the amount of fees received from the Corporation by the adviser’s firm, as a percentage of the total revenue of the adviser’s firm;
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APPENDIX A—COMPENSATION COMMITTEE CHARTER

c.	the policies and procedures of the adviser’s firm that are designed to prevent conflicts of interest;

d.	any business or personal relationship of the adviser with a member of the Committee;

e.	any stock of the Corporation owned by the adviser; and

f.	any business or personal relationship of the adviser or the adviser’s firm with an executive officer of the Corporation.

26.	To oversee the Corporation’s compliance with all applicable laws and regulations relating to (i) appropriate management of the risks associated with incentive compensation programs or arrangements or (ii) public, regulatory, or other reporting associated with such risks, programs, or arrangements.

27.	To oversee the Corporation’s compliance with all applicable laws, regulations, and listing standards relating to the compensation of the Corporation’s Executive Officers, or relating to public, regulatory, or other reporting associated with such compensation.

28.	To oversee the Corporation’s compliance with those laws, regulations, and listing standards relating to public reporting associated with compensation of the Corporation’s EMC members, other officers, other employees, and directors.
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APPENDIX B—RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL INFORMATION

RECONCILIATION OF NON-GAAP TO GAAP

FINANCIAL INFORMATION

Portions of this Proxy Statement show financial measures that are not presented according to generally accepted accounting principles (GAAP). Non-GAAP financial measures are noted in this Proxy Statement when used. A reconciliation of those non-GAAP measures to comparable GAAP measures is provided in this appendix.

Although non-GAAP measures have no standard definition, our management believes the measures presented in this Proxy Statement are useful for understanding our financial results. Non-GAAP measures are reported to our management and Board of Directors through various internal reports.

The non-GAAP financial measures used in this Proxy Statement are: adjusted earnings per share (EPS), adjusted return on assets (ROA), adjusted return on equity (ROE), return on tangible common equity (ROTCE), and adjusted ROTCE, in each case for the fiscal years 2018 and 2014. All adjusted measures exclude from GAAP measures certain “notable items” which are listed in the tables below. The amount of each notable item is listed to show relative size. Except for the tax-related adjustments, amounts shown are pretax, and do not flow directly into adjustment calculations. Certain calculated amounts do not add, subtract, or divide precisely as shown due to rounding.

2018 NOTABLE ITEMS

Item	Amount	*
Acquisition expenses & adjustments (negative)	$99.4
Return of excess debit card fees related to Capital Bank (negative)	8.7
Gain from disposition of Visa Class B shares (positive)	212.9
Expense associated with Visa shares before disposition (negative)	4.1
Gain on property sale (positive)	3.3
	* $ in millions

2018 ADJUSTED EPS

Item	Amount	*
Net Income available to common shareholders (NIAC) (GAAP)	$539
Average Common Diluted Shares (GAAP)	327		shares
EPS (NIAC/Avg Shares) (GAAP)	$1.65		per share
NIAC (GAAP)	$539
Exclude notable items from NIAC[1]	– 78
Adjusted NIAC (non-GAAP)	461
Average Common Diluted Shares (GAAP)	327		shares
Adjusted EPS (Adj NIAC/Avg Shares) (non-GAAP)	$1.41		per share

	* $ & shrs in millions, except EPS

2018 ADJUSTED ROA

Item	Amount	*
Net Income (NI) (GAAP)	$557
Average Assets (GAAP)	40,225
ROA (NI/Avg Assets) (GAAP)	1.38%
NI (GAAP)	$557
Exclude notable items from NI1	– 78
Adjusted NI (non-GAAP)	478
Average Assets (GAAP)	40,225
Adjusted ROA (Adj NI/Avg Assets) (non-GAAP)	1.19%
	* $ in millions
B-1

APPENDIX B—RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL INFORMATION

2018 ADJUSTED ROE

Item	Amount	*
Net Income (NI) (GAAP)	$557
Average Equity (E) (GAAP)	4,618
ROE (NI/E) (GAAP)	12.1%
NI (GAAP)	$557
Exclude notable items from NI1	– 78
Adjusted NI (non-GAAP)	478
E (GAAP)	4,618
Exclude impact on E of notable items[2]	– 46
Adjusted E (non-GAAP)	4,571
Adjusted ROE (Adj NI/Adj E) (non-GAAP)	10.5%
	* $ in millions

2018 ROTCE and ADJUSTED ROTCE

Item	Amount	*
Net Income available to common shareholders (NIAC) (GAAP)	$539
Average Common Equity (CE) (GAAP)	4,226
Return on Common Equity (ROCE) (NIAC/CE) (GAAP)	12.7%
CE (GAAP)	4,226
Exclude Average Intangible Assets (GAAP)	– 1,570
Average Tangible Common Equity (TCE) (non-GAAP)	2,656
ROTCE (NIAC/TCE) (non-GAAP)	20.3%
NIAC (GAAP)	$539
Exclude notable items from NIAC[1]	– 78
Adjusted NIAC (non-GAAP)	461
TCE (non-GAAP)	2,656
Exclude impact on TCE of notable items[2]	– 46
Adjusted TCE (non-GAAP)	2,610
Adjusted ROTCE (Adj NIAC/Adj TCE) (non-GAAP)	17.7%

	* $ in millions

2014 NOTABLE ITEMS

Item	Amount	*
Fees related to sold mortgage servicing rights (positive)	$20.0
Loan sale gains (non-strategic) (positive)	39.7
Loan valuation adjustment (positive)	8.2
Securities gains (positive)	5.6
Restructuring expenses (negative)	5.7
Net impact of securitization resolutions (negative)	6.4
Net legal matter accruals (litigation) (positive)	12.1
	* $ in millions
B-2

APPENDIX B—RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL INFORMATION

2014 ADJUSTED EPS

Item	Amount	*
Net Income available to common shareholders (NIAC) (GAAP)	$216
Average Common Diluted Shares (GAAP)	237		shares
EPS (NIAC/Avg Shares) (GAAP)	$0.91		per share
NIAC (GAAP)	$216
Exclude notable items from NIAC[1]	– 48
Adjusted NIAC (non-GAAP)	168
Average Common Diluted Shares (GAAP)	237		shares
Adjusted EPS (Adj NIAC/Avg Shares) (non-GAAP)	$0.71		per share
	* $ & shrs in millions, except EPS

2014 ADJUSTED ROA

Item	Amount	*
Net Income (NI) (GAAP)	$234
Average Assets (GAAP)	23,993
ROA (NI/Avg Assets) (GAAP)	0.98%
NI (GAAP)	$234
Exclude notable items from NI1	– 48
Adjusted NI (non-GAAP)	186
Average Assets (GAAP)	23,993
Adjusted ROA (Adj NI/Avg Assets) (non-GAAP)	0.77%
	* $ in millions

2014 ADJUSTED ROE

Item	Amount	*
Net Income (NI) (GAAP)	$234
Average Equity (E) (GAAP)	2,592
ROE (NI/E) (GAAP)	9.0%
NI (GAAP)	$234
Exclude notable items from NI1	– 48
Adjusted NI (non-GAAP)	186
E (GAAP)	2,592
Exclude impact on E of notable items[2]	– 26
Adjusted E (non-GAAP)	2,566
Adjusted ROE (Adj NI/Adj E) (non-GAAP)	7.2%
	* $ in millions
B-3

APPENDIX B—RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL INFORMATION

2014 ROTCE and ADJUSTED ROTCE

Item	Amount	*
Net Income available to common shareholders (NIAC) (GAAP)	$216
Average Common Equity (CE) (GAAP)	2,201
Return on Common Equity (ROCE) (NIAC/CE) (GAAP)	9.8%
CE (GAAP)	2,201
Exclude Average Intangible Assets (GAAP)	– 163
Average Tangible Common Equity (TCE) (non-GAAP)	2,038
ROTCE (NIAC/TCE) (non-GAAP)	10.6%
NIAC (GAAP)	$216
Exclude notable items from NIAC[1]	– 48
Adjusted NIAC (non-GAAP)	168
TCE (non-GAAP)	2,038
Exclude impact on TCE of notable items[2]	– 26
Adjusted TCE (non-GAAP)	2,012
Adjusted ROTCE (Adj NIAC/Adj TCE) (non-GAAP)	8.3%

	* $ in millions

2014-2018 RATIO CHANGES

Item	Amount	*
2018 EPS (GAAP)	$1.65		per share
2014 EPS (GAAP)	0.91		per share
EPS Growth 2014 to 2018 (GAAP)	81%
2018 Adjusted EPS (non-GAAP)	$1.41		per share
2014 Adjusted EPS (non-GAAP)	0.71		per share
Adjusted EPS Growth 2014 to 2018 (non-GAAP)	99%
2018 ROE (GAAP)	12.1%
2014 ROE (GAAP)	9.0%
Increase in ROE 2014 to 2018 (GAAP)	3.1%
2018 Adjusted ROE (non-GAAP)	10.5%
2014 Adjusted ROE (non-GAAP)	7.2%
Increase in Adjusted ROE 2014 to 2018 (non-GAAP)	3.3%
2018 ROTCE (non-GAAP)	20.3%
2014 ROTCE (non-GAAP)	10.6%
Increase in ROTCE 2014 to 2018 (non-GAAP)	9.7%
2018 Adjusted ROTCE (non-GAAP)	17.7%
2014 Adjusted ROTCE (non-GAAP)	8.3%
Increase in Adjusted ROTCE 2014 to 2018 (non-GAAP)	9.4%
2018 ROA (GAAP)	1.38%
2014 ROA (GAAP)	0.98%
Increase in ROA 2014 to 2018 (GAAP)	0.40%
2018 Adjusted ROA (non-GAAP)	1.19%
2014 Adjusted ROA (non-GAAP)	0.77%
Increase in Adjusted ROA 2014 to 2018 (non-GAAP)	0.42%
	* $ & shrs in millions, except EPS

1.	Tax affected notable items assume an effective tax rate of ~24% in 2018 and ~34% in 2014.

2.	Includes the after-tax impact of $78.2 million of notable items recognized in 2018 and $48.4 million recognized in 2014.
B-4

ANNUAL MEETING

April 23, 2019
10:00 a.m. Central time

First Tennessee Building
M-Level Auditorium
165 Madison Avenue
Memphis, TN 38103

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND VOTING INSTRUCTION CARD FOR FIRST HORIZON NATIONAL CORPORATION SAVINGS PLAN (“Plan”)

Shareholders of Record: The undersigned appoints George P. Lewis and Ben C. Adams, Jr., or any one or both of them with full power of substitution, as proxy or proxies, to represent and vote all shares of stock standing in my name on the books of the corporation at the close of business on February 22, 2019, which I would be entitled to vote if personally present at the annual meeting of shareholders of First Horizon National Corporation, to be held in the M-Level Auditorium at the First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee 38103, at 10 a.m. Central time, or any adjournments thereof, upon the matters set forth in the notice of said meeting as stated on the reverse side. The proxies are further authorized to vote in their discretion as to any other matters which may properly come before the meeting. The board of directors, at the time of preparation of the proxy statement, knows of no business to come before the meeting other than that referred to in the proxy statement.

Plan Shareholders: Under the terms of the Plan, each participant having funds allocated to the FHNC Stock Fund is entitled to instruct State Street Bank and Trust Company, plan trustee (“Plan Trustee”), as to the manner in which to vote the shares of First Horizon common stock held in the FHNC Stock Fund represented by the participant’s interest therein as of the close of business on February 22, 2019 (the record date for the annual meeting of shareholders). The purpose of this instruction card is for the participant to give instructions to the Plan Trustee as to how to vote such shares in connection with the annual meeting of shareholders of First Horizon National Corporation to be held in the M-Level Auditorium at the First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee 38103, on April 23, 2019, at 10 a.m. Central time, or any adjournments thereof, upon the matters set forth in the notice of said meeting as stated on the reverse side and also on any other matters that may properly come before the meeting. The undersigned hereby directs the Plan Trustee to vote the shares of FHNC common stock in the FHNC Stock Fund represented by the undersigned’s interest therein as specified on the reverse side.

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

YOU CAN VOTE BY TELEPHONE, OVER THE INTERNET, OR BY SIGNING AND RETURNING THIS CARD AS DIRECTED ON THE REVERSE SIDE.

Vote by Internet, Telephone, or Mail

There are three ways to vote. Internet or telephone voting is available 24 hours a day, 7 days a week.

Your phone or Internet vote authorizes the named proxies and/or the Plan Trustee to vote your shares in the same manner as if you had marked, signed and returned this card.

You will need the last four digits of your Social Security or Tax ID number to vote your shares on the Internet or by phone.

INTERNET/MOBILE www.proxypush.com/fhn Use the Internet to vote your shares until 11:59 p.m. (CT) on April 18, 2019 (for Plan shares) or April 22, 2019 (for all other shares).	TELEPHONE 1-866-883-3382 Use any touch-tone telephone to vote your shares until 11:59 p.m. (CT) on April 18, 2019 (for Plan shares) or April 22, 2019 (for all other shares).	MAIL Mark, sign, and date this card and return it in the postage-paid envelope provided or mail to Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Internet or by telephone, you do NOT need to mail back this card.

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

The Board of Directors unanimously recommends a vote FOR Items 1, 2 and 3.

1.	Election of fourteen directors to serve until the 2020 Annual Meeting of Shareholders:
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

01 Kenneth A. Burdick	☐	☐	☐	08 Scott M. Niswonger	☐	☐	☐

02 John C. Compton	☐	☐	☐	09 Vicki R. Palmer	☐	☐	☐

Please fold here — Do not separate.

03 Wendy P. Davidson	☐	☐	☐	10 Colin V. Reed	☐	☐	☐

04 Mark A. Emkes	☐	☐	☐	11 Cecelia D. Stewart	☐	☐	☐

05 Peter N. Foss	☐	☐	☐	12 Rajesh Subramaniam	☐	☐	☐

06 Corydon J. Gilchrist	☐	☐	☐	13 R. Eugene Taylor	☐	☐	☐

07 D. Bryan Jordan	☐	☐	☐	14 Luke Yancy III	☐	☐	☐

2.	Approval of an advisory resolution to approve executive compensation	☐	For	☐	Against	☐	Abstain

3.	Ratification of appointment of KPMG LLP as auditors	☐	For	☐	Against	☐	Abstain

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF NOTICE OF SAID MEETING AND THE RELATED PROXY STATEMENT.

Date	, 2019
Signature(s) in Box
Shareholders sign here exactly as shown on the imprint on this card. When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give full name. If more than one Trustee, all should sign. All Joint Owners should sign.